Filed Pursuant to Rule 433
                                                             File No. <        >


                            BCAP LLC TRUST 2008-IND1
                             FREE WRITING PROSPECTUS

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 1337454/000091412107001762/by9476025-posam.txt

           IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL
                                   DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and subject to completion or change prior to the time of your commitment to purchase. The information in this free writing prospectus supersedes information contained in any prior free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

       THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED
                                FEBRUARY 5, 2008

PROSPECTUS SUPPLEMENT DATED February [__], 2008

                                             (To Prospectus dated July 20, 2007)

                            BCAP LLC Trust 2008-IND1
                                (Issuing Entity)

                                    BCAP LLC
                                   (Depositor)

                                Barclays Bank PLC
                                    (Sponsor)

                           $362,249,100 (Approximate)

              Mortgage Pass-Through Certificates, Series 2008-IND1

                   Expected
                 Initial Class
                  Certificate
                  Balance or
                   Notional                           Expected Ratings
         Class     Amount(1)     Pass-Through Rate      (S&P/Fitch)
         -----   -------------   ------------------   ----------------
          A-1    $ 192,144,000   LIBOR + 1.2000%(3)       AAA/AAA
          A-2    $  69,229,000    MTA + 1.5000%(4)         AAA/NR
          A-3    $  69,229,000    MTA + 1.5000%(4)         AAA/NR
          A-X    $ 376,754,797          (7)                AAA/NR
          A-R    $         100          (5)                AAA/NR
          B-1    $  17,519,000    MTA + 1.5000%(4)         AA/NR
          B-2    $   8,477,000    MTA + 1.5000%(4)          A/NR
          B-3    $   5,651,000    MTA + 1.5000%(4)         BBB/NR

----------

Footnotes appear on page S-4 and S-5 of this free writing prospectus.

Each class of certificates will be entitled to receive monthly distributions of interest and principal, beginning on February 25, 2008.

Assets of the issuing entity will consist primarily of--

o Closed-end, pay option, adjustable-rate alternative-A, negative amortization mortgage loans secured by first-lien residential mortgage loans.

Credit enhancement will consist of--

o Subordination of the subordinate certificates to the senior certificates and to those classes of subordinate certificates higher in order of payment priority as described in this free writing prospectus under "Description of the Certificates--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates"; and

o Shifting interest in prepayments through the allocation generally of most principal collections to the senior certificates for a specified period and a lesser, but still disproportionately large, allocation of these collections to the senior certificates during a specified period as described in this free writing prospectus under "Description of the Certificates--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates."

--------------------------------------------------------------------------------

      You should consider carefully the risk factors beginning on page S-23 of this free writing prospectus and page 16 in the prospectus.

      The certificates will not represent obligations of BCAP LLC or any of its affiliates. Neither the depositor, the sponsor, nor any of their respective affiliates, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

      You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

                                Barclays Capital

                                Table of Contents

Free Writing Prospectus                                                     Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS
     AND THE ACCOMPANYING PROSPECTUS.........................................S-6
EUROPEAN ECONOMIC AREA.......................................................S-7
UNITED KINGDOM...............................................................S-7
SUMMARY......................................................................S-9
RISK FACTORS................................................................S-23
THE MORTGAGE LOAN POOL......................................................S-39
     General................................................................S-39
     Prepayment Premiums....................................................S-40
     Adjustable-Rate, Negative Amortization Mortgage Loans..................S-40
     The Index..............................................................S-41
     The Aggregate Mortgage Loans...........................................S-42
     Credit Scores..........................................................S-43
THE SPONSOR.................................................................S-43
     Barclays Bank PLC......................................................S-43
STATIC POOL INFORMATION.....................................................S-44
THE DEPOSITOR...............................................................S-45
THE ISSUING ENTITY..........................................................S-45
THE ORIGINAL LOAN SELLER....................................................S-45
     General................................................................S-45
     Origination Process....................................................S-46
     Mortgage Loan Underwriting Standards...................................S-46
THE SERVICER................................................................S-49
THE MASTER SERVICER.........................................................S-50
THE SECURITIES ADMINISTRATOR................................................S-50
THE CUSTODIAN...............................................................S-51
THE TRUSTEE.................................................................S-51
DESCRIPTION OF THE CERTIFICATES.............................................S-52
     General................................................................S-52
     Book-Entry Registration................................................S-53
     Definitive Certificates................................................S-57
     Assignment of the Mortgage Loans.......................................S-57
     Delivery of Mortgage Loan Documents....................................S-58
     Representations and Warranties Relating to the Mortgage Loans..........S-59
     Payments on the Mortgage Loans.........................................S-61
     Distributions..........................................................S-63
     Administration Fees....................................................S-63
     Allocation of Available Funds to the Certificates......................S-64
     Distributions of Interest on the Certificates..........................S-65
     Carryover Shortfall Reserve Fund.......................................S-67
     Distributions of Principal of the Certificates.........................S-67
     Component Class........................................................S-68
     Allocation of Net Deferred Interest....................................S-68
     Subsequent Recoveries on Mortgage Loans................................S-69
     Allocation of Losses on the Certificates...............................S-69
     Subordination of Subordinate Certificates..............................S-71
     Class A-R Certificates.................................................S-72
     Calculation of One-Month LIBOR and One-Year MTA........................S-73
     Restrictions on Transfer of the Class A-R Certificates.................S-73
     Reports to Certificateholders..........................................S-75
SERVICING OF THE MORTGAGE LOANS.............................................S-76
     Subservicers...........................................................S-77
     Servicing Fees and Other Compensation and Payment of Expenses..........S-77
     P&I Advances and Servicing Advances....................................S-78
     Prepayment Interest Shortfalls.........................................S-79
     Servicer Reports.......................................................S-79
     Collection and Other Servicing Procedures..............................S-80
     Hazard Insurance.......................................................S-81
     Realization Upon Defaulted Mortgage Loans..............................S-82
     Removal and Resignation of the Servicer................................S-82
     Eligibility Requirements for Trustee and Securities Administrator;
     Resignation and Removal of Trustee and Securities Administrator........S-84
     Indemnification and Third Party Claims.................................S-84
     Limitation on Liability of the Master Servicer.........................S-85
     Assignment or Delegation of Duties by the Master Servicer; Resignation.S-86
     Master Servicer Events of Default; Waiver; Termination.................S-86
     Assumption of Master Servicing by Trustee..............................S-87
     Termination; Optional Clean-up Call....................................S-88
     Certain Matters Regarding the Depositor, the Servicer, the Master
     Servicer, the Securities Administrator, the Custodian and the Trustee..S-89
     Amendment..............................................................S-90

PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-91
     The Certificates.......................................................S-91
     Defaults...............................................................S-91
     Prepayment Considerations and Risks....................................S-91
     The Subordinate Certificates...........................................S-94
     Structuring Assumptions................................................S-95
     Sensitivity of the Class A-X Certificates..............................S-98
     Weighted Average Lives of the Offered Certificates.....................S-99
     Decrement Tables.......................................................S-99
     Final Scheduled Distribution Date.....................................S-102
FEDERAL INCOME TAX CONSIDERATIONS..........................................S-102
     General...............................................................S-102
     Taxation of Regular Interests.........................................S-103
     Status of the Offered Certificates....................................S-103
     Taxation of the Basis Risk Certificates...............................S-103
     The Basis Risk Contract Component.....................................S-103
     Taxation of the Class A-X Certificates................................S-105
     Class A-R Certificates................................................S-105
     Other Matters.........................................................S-106
STATE AND LOCAL TAXES......................................................S-106
ERISA CONSIDERATIONS.......................................................S-106
LEGAL INVESTMENT...........................................................S-108
LEGAL MATTERS..............................................................S-109
REPORTS TO CERTIFICATEHOLDERS..............................................S-109
RATINGS....................................................................S-110
GLOSSARY...................................................................S-111
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS.........I-1
SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION...........................A-1

Offered Certificates

         Expected Initial
         Class Certificate
        Balance or Notional   Expected Ratings
Class        Amount(1)          (S&P/Fitch)      Pass-Through Rate    Principal Types
-----   -------------------   ----------------   ------------------   ---------------
A-1     $       192,144,000       AAA/AAA        LIBOR + 1.2000%(3)    Super Senior
A-2     $        69,229,000        AAA/NR         MTA + 1.5000%(4)    Senior Support
A-3     $        69,229,000        AAA/NR         MTA + 1.5000%(4)    Senior Support
A-X     $       376,754,797        AAA/NR            (6)(7)(8)        Notional Amount

A-R     $               100        AAA/NR               (5)              Residual
B-1     $        17,519,000        AA/NR          MTA + 1.5000%(4)      Subordinate
B-2     $         8,477,000         A/NR          MTA + 1.5000%(4)      Subordinate
B-3     $         5,651,000        BBB/NR         MTA + 1.5000%(4)      Subordinate
        Non-Offered Certificates
B-4     $         5,463,000        BB/NR          MTA + 1.5000%(4)      Subordinate
B-5     $         4,521,000         B/NR          MTA + 1.5000%(4)      Subordinate
B-6     $         4,521,697        NR/NR          MTA + 1.5000%(4)      Subordinate
                              Weighted Average
                                  Life to
            Interest       Call(2)/Maturity(2)(9)   Principal Payment Window to
Class        Types                (years)             Call(2)/Maturity(2)(9)
-----   ----------------   ----------------------   ---------------------------
A-1      Variable Rate           2.91/3.18           02/08-01/16 - 02/08-07/47
A-2      Variable Rate           2.91/3.18           02/08-01/16 - 02/08-07/47
A-3      Variable Rate           2.91/3.18           02/08-01/16 - 02/08-07/47
A-X      Variable Rate,          3.22/3.54                      N/A
        Interest Only(7)
A-R      Variable Rate           0.03/0.03           02/08-02/08 - 02/08-02/08
B-1      Variable Rate           5.45/6.14           02/08-01/16 - 02/08-07/47
B-2      Variable Rate           5.45/6.14           02/08-01/16 - 02/08-07/47
B-3      Variable Rate           5.45/6.14           02/08-01/16 - 02/08-07/47

B-4      Variable Rate                        -                             -
B-5      Variable Rate                        -                             -
B-6      Variable Rate                        -                             -

----------

(1)   Subject to a variance of plus or minus 5%.

(2)   Based on 100% of the applicable prepayment assumption.

(3) The pass-through rate for the Class A-1 certificates will be a per annum rate equal to the sum of one-month LIBOR plus a fixed margin and will increase after the first distribution date on which the optional clean-up call is exercisable (subject to a maximum rate equal to the Loan Cap on that pass-through rate), as described in this free writing prospectus under "Description of the Certificates--Distributions of Interest on the Certificates."

(4) The pass-through rate for the Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates will be a per annum rate equal to the sum of one-year MTA plus a fixed margin and will increase after the first distribution date on which the optional clean-up call is exercisable (subject to a maximum rate equal to the related Loan Cap on that pass-through rate), as described in this free writing prospectus under "Description of the Certificates--Distributions of Interest on the Certificates."

(5) The pass-through rate for the Class A-R certificates will be a per annum rate equal to the related Loan Cap.

(6) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class A-X Certificates are comprised of four components that are not separately transferable: two interest-only components (the Class A-X-IO-1 and Class A-X-IO-2 Components) and two principal-only components (the Class A-X-PO-1 and Class A-X-PO-2 Components). The interest-only and principal-only components of the Class A-X Certificates are sometimes referred to as IO Components and PO Components, respectively. The IO Components are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance (initially zero).

      The notional amount of the Class A-X Certificates will equal the aggregate component notional amount of its IO Components. The class certificate balance of the Class A-X Certificates will equal the aggregate component principal balance of its PO Components.

      IO Components. The "component notional amount" of the Class A-X-IO-1 Component for the interest accrual period related to any distribution date will equal the sum of (1) the aggregate class certificate balance of the Class A Certificates (other than the Class A-X certificates) and (2) the component principal balance of the Class A-X-PO-1 Component immediately prior to such distribution date. The "component notional amount" of the Class A-X-IO-2 Component for the interest accrual period related to any distribution date will equal the sum of (1) the excess, if any, of the aggregate stated principal balance of the mortgage loans as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period preceding that due period) over the aggregate class certificate balance of the Class A certificates (other than the Class A-X certificates but including the Class A-X-PO-1 Component) immediately prior to such distribution date and (2) the component principal balance of the Class A-X-PO-2 Component immediately prior to such distribution date.

      PO Components. The "component principal balance" of each PO Component will initially be zero and will increase based on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under "Description of the Certificates--Allocation of Net Deferred Interest" in this free writing prospectus. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under "Description of the Certificates--Allocation of Losses on the Certificates" in this free writing prospectus.

(7) The Class A-X Certificates will be entitled to receive on each distribution date the sum of the interest accrued on its IO Components (based upon the component notional amount of each IO Component) during the related interest accrual period at their respective pass-through rates for that distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described in this free writing prospectus. The PO Components of the Class A-X Certificates have a pass-through rate of 0.000% per annum.

(8) The pass-through rate for the Class A-X-IO-1 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the Loan Cap for that distribution date (expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the Class A Certificates and the Class A-X-PO-1 Component for that interest accrual period (weighted on the basis of their respective class certificate balances or component principal balance, as applicable, and each expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class A-X-IO-2 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the Loan Cap applicable to the subordinate certificates for that distribution date over (2) the weighted average of the pass-through rates of the subordinate certificates and the Class A-X-PO-2 Component for that interest accrual period (weighted on the basis of their respective class certificate balances or component principal balance, as applicable).

(9)   Based on the clean-up call not being exercised.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

      We provide information about the offered certificates described in this free writing prospectus for the series 2008-IND1 in three separate documents that progressively include more detail:

            o the accompanying prospectus dated July 20, 2007, which provides general information, some of which may not apply to the series 2008-IND1 certificates;

            o this free writing prospectus, which describes the specific terms of the series 2008-IND1 certificates; and

            o     the prospectus supplement.

      Sales of the offered certificates may not be completed unless you have been given the opportunity to receive this free writing prospectus, the prospectus supplement and the prospectus. You are urged to read this free writing prospectus and the prospectus in full.

      Cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The preceding table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      In this free writing prospectus, the terms "depositor," "we," "us" and "our" refer to BCAP LLC.

      All annexes and schedules to this free writing prospectus are a part of this free writing prospectus.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (g) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (h) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (i) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      The underwriter has represented and agreed that:

      (g) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA");

      (h) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (i) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this free writing prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

      This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision. You should read this entire free writing prospectus and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Issuing Entity............... BCAP LLC Trust 2008-IND1, a trust that will be formed pursuant to a pooling and servicing agreement, dated as of January 1, 2008, by and among the depositor, the master servicer, the securities administrator, the trustee and the custodian.

Sponsor...................... Barclays Bank PLC is a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority. The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC maintains a branch office at 200 Park Avenue, New York, New York 10166. For further information regarding Barclays Bank PLC, see "The Sponsor" in this free writing prospectus.

Depositor.................... BCAP LLC, the depositor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC. For further information regarding the depositor, see "The Depositor" in this free writing prospectus.

Original Loan Seller......... IndyMac Bank, F.S.B., a federal savings bank, with its principal executive office located at 888 East Walnut Street, Pasadena, California 91101. For further information regarding the original loan seller, see "The Original Loan Seller" in this free writing prospectus.

Master Servicer and
  Securities Administrator... Wells Fargo Bank, N.A., a national banking association. The corporate trust office of the securities administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, and its telephone number is (410) 884-2000, Attn: Client Manager: BCAP 2008-IND1.

Custodian.................... Deutsche Bank National Trust Company, a national banking association. The office of the custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody-BC081C, and its telephone number is (714)

                              247-6000. For a description of the custodian, see "The Custodian" in this free writing prospectus.

Servicer..................... IndyMac Bank, F.S.B., a federal savings bank, with its principal executive office located at 888 East Walnut Street, Pasadena, California 91101.

                              The servicer will:

                              (1) provide customary servicing functions with respect to the mortgage loans pursuant to a servicing agreement;

                              (2)   provide certain reports to the trustee; and

                              (3)   make certain advances.

                              For further information regarding the servicer, see "The Servicer" in this free writing prospectus.

Trustee...................... HSBC Bank USA, National Association, a national banking association. The corporate trust office of the trustee is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is 212-525-1367. For further information regarding the trustee, see "The Trustee" in this free writing prospectus.

Rating Agencies.............. Standard & Poor's Ratings Services, a division of
                              The McGraw-Hill Companies, Inc. and Fitch, Inc. will issue ratings with respect to the certificates.

                              The following diagram illustrates the various parties involved in the transaction and their functions:

-------------------------
   IndyMac Bank, F.S.B.
  (Original Loan Seller)
-------------------------
            |
            | Loans
            v
-------------------------
    Barclays Bank PLC
        (Sponsor)
-------------------------
            |
            | Loans
            v
-------------------------                      -------------------------
         BCAP LLC                  |----------    HSBC Bank USA, N.A.
       (Depositor)                 |                   (Trustee)
-------------------------          |           -------------------------
            |                      |
            | Loans                |           -------------------------
            v                      |              IndyMac Bank, F.S.B.
-------------------------          |----------         (Servicer)
         BCAP LLC                  |           -------------------------
     Trust 2008-IND1      -------- |
     (Issuing Entity)              |           -------------------------
-------------------------          |             Wells Fargo Bank, N.A.
                                   |----------     (Master Servicer,
                                   |           Securities Administrator)
                                   |           -------------------------
                                   |
                                   |           -------------------------
                                   |             Deutsche Bank National
                                   |----------       Trust Company
                                                      (Custodian)
                                               -------------------------

Relevant Dates

Cut-off Date................. January 1, 2008.

Statistical Calculation
  Date....................... All statistical information regarding the mortgage loans in this free writing prospectus is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date of December 31, 2007, unless otherwise specified in this free writing prospectus.

Closing Date................. On or about February 13, 2008.

Final Scheduled Distribution
  Date....................... The distribution date occurring in October 2047.

Distribution Date............ Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in February 2008, to the holders of record on the preceding record date.

                              The record date for the certificates will be the business day preceding the related distribution date, unless any of the certificates are issued in definitive form, in which case the record date for such certificates will be the last business day of the month immediately preceding the related distribution date.

Assets of the Pool

The Mortgage Loans........... The mortgage loans to be included in the issuing entity will primarily be closed-end, adjustable rate, pay option, alternative-A, negative amortization mortgage loans, secured by first-lien mortgages or deeds of trust on residential real properties. The mortgage loans will be purchased by the sponsor from the original loan seller. The original loan seller will make certain representations and warranties relating to the mortgage loans.

                              On the closing date, the sponsor will sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the issuing entity. The aggregate scheduled principal balance of the mortgage loans as of the statistical calculation date was approximately $376,754,797.

                              The information regarding the mortgage loans set forth in this free writing prospectus that is based on the principal balance of the mortgage loans as of the statistical calculation date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the statistical calculation date.

                              The interest rate on each mortgage loan is indexed to one-year MTA and will adjust monthly on each adjustment date to equal the sum of one-year MTA and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. The interest rate will adjust more frequently (monthly) than the minimum monthly payment adjusts, which could result in deferred interest and negative amortization. See "The Mortgage Loan Pool--The Index" in this free writing prospectus.

                                     Selected Data for the Mortgage Loans

                              All of the mortgage loans have original terms to maturity of not greater than 480 months and have the following approximate characteristics as of the statistical calculation date (or, if otherwise specifically indicated, the cut-off date):

                              Weighted average
                                remaining term to
                                scheduled maturity as
                                of the cut-off date:         374 months
                              Range of mortgage rates:    6.538% to 9.125%
                              Weighted average
                                mortgage rate:                 7.993%
                              Range of gross margins
                                of mortgage loans:        1.750% to 4.500%
                              Weighted average gross
                                margin of mortgage
                                loans:                         3.217%
                              Range of minimum
                                mortgage rates of
                                mortgage loans:           1.750% to 4.500%
                              Weighted average
                                minimum mortgage rate
                                of mortgage loans:             3.217%
                              Range of maximum
                                mortgage rates of
                                mortgage loans:           8.000% to 18.000%
                              Weighted average
                                maximum mortgage rate
                                of mortgage loans:             10.060%
                              Range of principal
                                balances:               $49,561 to $3,704,413
                              Average principal
                                balance:                      $390,824
                              Geographic
                                concentration in
                                excess of 5%:          California:     57.16%
                                                       Florida:         9.11%

Description of the Certificates

Offered Certificates......... The BCAP LLC Trust 2008-IND1 will issue the
                              Mortgage Pass-Through Certificates, Series
                              2008-IND1, which will represent beneficial ownership interests in the assets of the issuing entity.

                              The offered certificates of the issuing entity will consist of:

                              o Five classes of senior Class A certificates, referred to in this free writing prospectus as the "Class A certificates" or as "senior certificates"; and

                              o     Three classes of subordinate Class B
                                    certificates - the Class B-1, Class B-2, and
                                    Class B-3 certificates, together with the Class B-4, Class B-5 and Class B-6 certificates, are referred to as the "Class B certificates." These certificates are subordinate to, and provide credit enhancement for, the Class A certificates. Each class of Class B certificates is also subordinated to each class of Class B certificates, if any, with a lower numerical designation. The Class B-4, Class B-5 and Class B-6 certificates are not offered by this free writing prospectus and are further described below under "--Other Certificates."

Other Certificates........... The issuing entity will also issue five classes of certificates related to the mortgage loans that are not offered by this free writing prospectus - the Class B-4, Class B-5, Class B-6, Class P and Class L certificates.

                              The Class B-4, Class B-5 and Class B-6
                              certificates will have the initial principal balances and characteristics set forth on page S-4 and page S-5 of this free writing prospectus and represent subordinate interests in the mortgage loans.

                              The Class P certificates will not have a class certificate balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums received in respect of the mortgage loans.

                              The Class L certificates will not have a class certificate balance and will not be entitled to distributions in respect of principal or interest. The Class L certificates will be entitled to all late payment charges received in respect of the mortgage loans.

                              The certificates will represent undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

Structure.................... Distributions on the senior certificates and the subordinate certificates will be made on each distribution date from the collections on the mortgage loans less certain expenses (such as any fees and expenses of the servicer, the master servicer, the securities administrator, the trustee and the custodian, reimbursements for advances and any lender-paid primary mortgage insurance premiums). The distribution priorities and the subordination features applicable to the certificates are set forth below under "--Allocation of Available Funds of the Certificates."

Pass-Through Rates........... The pass-through rates for the Class A-1 certificates will be a per annum rate equal to the sum of one-month LIBOR plus a fixed margin. The pass-through rates for the other classes of certificates (except for the Class A-X, Class A-R, Class P and Class L certificates) will be a per annum rate equal to the sum of one-year MTA plus a fixed margin. See "--Allocation of Available Funds of the Certificates" for further description. The pass-through rate for the Class A-R certificates will be a per annum rate equal to the related Loan Cap.

                              Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class A-X Certificates are comprised of four components that are not separately transferable: two interest-only components (the Class A-X-IO-1 and Class A-X-IO-2 Components) and two principal-only components (the Class A-X-PO-1 and Class A-X-PO-2 Components). The pass-through rate for the Class A-X-IO-1 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the Loan Cap for that distribution date (expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the Class A Certificates (other than the Class A-X certificates) and the Class A-X-PO-1 Component for that interest accrual period (weighted on the basis of their respective class certificate balances or component principal balance, as applicable, and each expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months). The pass-through rate for the Class A-X-IO-2 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the Loan Cap applicable to the subordinate certificates for that distribution date over (2) the weighted average of the pass-through rates of the subordinate certificates and the Class A-X-PO-2 Component for that interest accrual period (weighted on the basis of their respective class certificate balances or component principal balance, as applicable). The principal-only components have a pass-through rate of 0.000% per annum.

Interest Accrual Period...... The interest accrual period with respect to the
                              Class A-1 certificates will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date. Interest will accrue on the Class A-1 certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for the other classes of certificates, for any distribution date, will be the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest will accrue on such other classes of offered certificates on the basis of a 360-day year consisting of twelve 30-day months.

Interest Distributions....... The pass-through rate for the Class A-1 certificates will change generally due to changes in the one-month LIBOR index and for the Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates will change generally due to changes in the one-year MTA index.

                              In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans and on account of the other assets of the issuing entity will be distributed in respect of interest as follows:

                              First, pro rata, to pay interest on the Class A certificates, in the amounts, from the sources and to the extent described under "Description of the Certificates - Distributions of Interest on the

                              Certificates" and "Description of the
                              Certificates- Distributions of Principal of the Certificates"; and

                              Second, to pay interest on the Class B
                              certificates, but only in the order of priority, in the amounts, from the sources and to the extent described under "Description of the Certificates - Distributions of Interest on the Certificates" and "Description of the Certificates- Distributions of Principal of the Certificates."

Principal Distributions...... The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments due and received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers (net of any deferred interest), liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus.

                              On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in "Description of the Certificates--Allocation of Available Funds to the Certificates" in this free writing prospectus and based on principal collections from the mortgage loans for the related due period. See "Description of the Certificates--Distributions of Principal of the Certificates" in this free writing prospectus and "Description of the Securities--Distributions" in the prospectus for more information.

Carryover Shortfall Reserve
  Fund....................... On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

                              o from amounts otherwise distributable to the Class A-X-IO-1 Component, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, as described under "Description of the Certificates--Carryover Shortfall Reserve Fund," to pay carryover shortfall amounts of those classes of certificates,

                              o from amounts otherwise distributable to the Class A-X-IO-2 Component, concurrently, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, pro rata, as described under "Description of the Certificates--Carryover Shortfall
                                    Reserve Fund," to pay carryover shortfall amounts of those classes of certificates.

                              Any amounts that are distributable to an IO
                              Component but are not used to pay carryover shortfall amounts as described above will be distributed to the Class A-X certificates.

                              Holders of the Class A-X certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to an IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Registration and
  Denominations of the
  Certificates............... The offered certificates initially will be issued in book-entry form, in minimum denominations of $25,000 and integral multiples of $1 in excess of that amount. However, one certificate of each class may be issued in a greater or lesser amount. The offered certificates (other than the Class A-R certificates, which will be issued only in definitive form) are sometimes referred to as book-entry certificates. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person's interest in the issuing entity, except under limited circumstances as described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Certificates--Book-Entry Registration" in this free writing prospectus.

Net Deferred Interest........ For any distribution date, the amount of the net deferred interest that will be allocated to the classes of the Class A Certificates (other than the Class A-R certificates) and Class B Certificates will equal the excess, if any, of:

                              o the interest deferred on the mortgage loans as a result of negative amortization from the previous due date to the due date related to that distribution date, over;

                              o the amount of partial and full principal prepayment collections received on the mortgage loans during the prepayment period and due period related to that distribution date. This amount is referred to as the "net deferred interest."

                              For any distribution date, the amount of net deferred interest on the mortgage loans will be allocated to the senior certificates, the IO Components and the subordinate certificates.

                              Among the senior certificates or subordinate certificates, as applicable, the net deferred interest allocated to a class of certificates or an IO Component will generally be an amount (not to exceed the interest entitlement for that class or component for that distribution date) equal to the excess, if any, of:

                              o the amount of interest accrued on that class of certificates or IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

                              o     the amount of interest that would have
                                    accrued if the pass-through rate for that class of certificates or IO Component was equal to the Adjusted Loan Cap for that class or IO Component and distribution date as further described in this free writing prospectus.

                              The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation. See "Description of the Certificates--Allocation of Net Deferred Interest" in this free writing prospectus for additional information.

Credit Enhancement........... The credit enhancement provided for the benefit of the holders of the certificates consists solely of the following:

                              o The distributions on the more subordinate classes of certificates and Class A-3 certificates will be subordinated to the required distributions on the more senior classes of certificates, and the losses on the mortgage loans will generally be allocated to the most subordinate classes of certificates before they are allocated to the more senior classes of certificates. Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this free writing prospectus, are generally allocated pro rata to each affected class of certificates instead of first being allocated to the subordinate certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates;

                              o In addition, after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Certificates" in this free writing prospectus, losses allocated to the Class A-1 and Class A-2 certificates will be borne by the Class A-3 certificates (in addition to other losses allocated to the Class A-3 certificates) so long as the principal balance of the Class A-3 certificates is greater than zero; and after the principal balance of the Class A-3 certificates is reduced to zero, losses allocated to the Class A-1 certificates will be borne by the Class A-2 certificates (in addition to other losses allocated to the Class A-2 certificates) so long as the principal balance of the Class A-2 certificates is greater than zero; and

                              o In order to increase the period during which the principal balances of the subordinate classes of certificates remain available as credit enhancement to the senior classes of certificates, a disproportionate amount of prepayments and unscheduled principal receipts with respect to the mortgage loans (in excess of deferred interest) will be allocated to the senior classes of certificates in the aggregate. This allocation will accelerate the amortization of such senior classes of certificates while increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinate classes of certificates. This disproportionate allocation of prepayments and unscheduled principal receipts (in excess of deferred interest) will "step down" over time unless specified delinquency and loss tests are not met. See "Description of the Certificates-- Distributions of Interest on the Certificates" "-- Distributions of Principal of the Certificates" and "Prepayment and Yield Considerations" in this free writing prospectus.


Servicing Standard;
  Advances................... The servicer will be obligated to service and administer the mortgage loans on behalf of the issuing entity. The servicer has agreed to service the mortgage loans on a "scheduled/scheduled" basis. This means the servicer is responsible for advancing scheduled payments of the minimum monthly payment in accordance with the servicing agreement. The servicer has also agreed to cause the mortgage loans to be serviced in accordance with customary and usual mortgage servicing practices of prudent lending institutions.

                              The servicer will be required to advance delinquent payments of the minimum monthly payment on the mortgage loans and advance any property protection expenses relating to the mortgage loans. The master servicer solely in its capacity as successor servicer will advance its own funds to make advances on or prior to the applicable distribution date if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the master servicer as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls. See "The Servicer" in this free writing prospectus.

Master Servicer and
  Securities Administrator... Wells Fargo Bank, N.A. will act as master servicer and will be required to monitor the performance of the servicer pursuant to the pooling and servicing agreement. Wells Fargo Bank, N.A., acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this free writing prospectus. See "The Master Servicer" and "The Securities Administrator" in this free writing prospectus.

Servicer, Master Servicer and
  Securities Administrator
  Fees....................... The servicer is entitled, with respect to each mortgage loan it services, to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. For each distribution date and each mortgage loan, the servicing fee will be an amount equal to one twelfth of 0.375% multiplied by the stated principal balance of that mortgage loan. The servicer will also be entitled to the benefit of earnings on deposit in the collection account and certain of the earnings on deposit in the distribution account.

                              The master servicer and securities administrator are not entitled to fees. As compensation for their activities under the pooling and servicing agreement, the master servicer and securities administrator will be entitled to the benefit of certain of the earnings on deposit in the distribution account. The master servicer will pay the trustee fee and the custodian fee from its compensation.

Optional Termination
  of the Trust............... Subject to the satisfaction of the conditions described under "Servicing of the Mortgage
                              Loans--Termination; Optional Clean-up Call" in this free writing prospectus, IndyMac Bank, F.S.B. may, at its option, purchase the mortgage loans and terminate the certificates representing beneficial ownership on any distribution date when the aggregate stated principal balance, as further described in this free writing prospectus, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This optional purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

Required Repurchase or
  Substitution of Mortgage
  Loans...................... The original loan seller will make certain representations regarding the mortgage loans. If with respect to any mortgage loan any of the representations and warranties made by the original loan seller is breached in any material respect as of the date made, or there exists any uncured material document defect, the original loan seller will be obligated to repurchase, or substitute for, the mortgage loan as further described under "Description of the Certificates--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to Mortgage Loans" in this free writing prospectus.

Federal Tax Aspects.......... Cadwalader, Wickersham & Taft LLP is acting as tax counsel to the depositor and is of the opinion that:

                              o     portions of the issuing entity will be
                                    treated as multiple real estate mortgage investment conduits (the "Trust REMICs"), for federal income tax purposes;

                              o the offered certificates (other than Class A-R certificates) will represent regular interests in a Trust REMIC, which will be treated as debt instruments for federal income tax purposes;

                              o the offered certificates (other than the Class A-R certificates) also will represent the right to receive (or, in the case of the Class A-X certificates, the obligation to pay) certain carryover shortfall amounts, which will be treated as payments under a notional principal contract; and

                              o the residual certificates will represent the sole "residual interest" in the Trust REMICs.

                              Certain classes of regular interests may be issued with "original issue discount." If your class of certificates is issued with original issue discount, you must report original issue discount income over the life of your certificate, often well before such income is distributed in cash to you. See "Federal Income Tax Considerations" in this free writing prospectus.

                              The Class A-R certificates will not be treated as debt instruments for federal income tax purposes. Instead, if you are a holder of a Class A-R certificate, you must include the taxable income or loss of each Trust REMIC in determining your federal taxable income. You may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a Class A-R certificate.

                              In addition, certain transfers of the Class A-R certificates may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates" and "Federal Income Tax Considerations" in this free writing prospectus and see "Federal Income Tax Consequences-- REMICs" in the prospectus.

ERISA Considerations......... Subject to the conditions described under "ERISA
                              Considerations" in this free writing prospectus, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

                              The Class A-R certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificates" and "ERISA Considerations" in this free writing prospectus.

Legal Investment............. The Class A-1, Class A-2, Class A-3, Class A-R,
                              Class A-X and Class B-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Fitch, Inc., or another nationally recognized statistical rating organization. Any other class of certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors--Your investment may not be liquid" in this free writing prospectus and "Legal Investment" in this free writing prospectus and in the prospectus.

Ratings...................... In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

                                  Class         S&P        Fitch
                                  -----         ---        -----
                                   A-1          AAA         AAA
                                   A-2          AAA          NR
                                   A-3          AAA          NR
                                   A-X          AAA          NR
                                   A-R          AAA          NR
                                   B-1          AA           NR
                                   B-2           A           NR
                                   B-3          BBB          NR

                              A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

      In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is December 31, 2007. Unless otherwise indicated in this free writing prospectus, the information regarding the mortgage loans set forth in this free writing prospectus that is based on the principal balance of the mortgage loans as of the statistical calculation date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

      The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of the mortgage loans to be held by the issuing entity are generally less stringent than those of prime mortgage loans with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans to be purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner that is more similar to prime mortgage loans.

The mortgage loan market, particularly for subprime mortgage loans, is experiencing increasing levels of delinquencies and defaults; increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products including negative amortization loans, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the mortgage loan that can increase (in some cases, significantly) over the mortgage loan term. There is little historical data with respect to the performance of these new mortgage loan products especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you. In that event, the offered certificates, and your investment in the offered certificates, may perform worse than you anticipate.

      The mortgage loan market, particularly for subprime mortgage loans, is experiencing increasing levels of delinquencies and defaults. We cannot assure you that this will not continue or that recent trends affecting subprime mortgage loans will not affect alternative-A or other types of mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature that reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, the increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to a deterioration in the financial performance of many loan originators, and in some cases, has caused certain loan originators to cease operations. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans. In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

Risks relating to mortgage loan modification plan

      On December 6, 2007, President Bush announced a plan aimed at helping certain subprime mortgage loan borrowers avoid losing their homes through foreclosure. Although adoption of the plan guidelines, which were established by securitization industry groups including issuers and investors, is voluntary, the Bush Administration did express hope that these guidelines will be adopted as reasonable and customary standard practice across the entire servicing industry. The plan covers borrowers that took out subprime adjustable rate mortgage loans with an initial fixed rate period of 36 months or less that were originated between January 1, 2005 and July 31, 2007, and whose interest rate will reset for the first time between January 1, 2008 and July 31, 2010, and which mortgage loans were securitized.

      Under the plan, certain borrowers will be eligible for a streamlined loan modification without income analysis under which the initial fixed interest rate will be frozen, generally for 5 years following the initial interest rate adjustment date. To qualify for this streamlined loan modification, a borrower must (i) be unlikely to be able to refinance into any readily available mortgage product, (ii) be not more than 30 days delinquent, and must not have been more than one time 60 days delinquent in the last 12 months, in each case under the OTS method, (iii) currently occupy the property as his or her primary residence and (iv) meet certain FICO tests. In addition, the servicer must determine that, at the upcoming initial interest rate adjustment date, the borrower's monthly payment amount would go up by more than 10%. Failure of a borrower to qualify for a streamlined loan modification will not preclude a servicer from otherwise offering a loan modification (including an interest rate freeze) as a loss mitigation strategy if the servicer otherwise concludes that it is in the best interest of certificateholders.

      To the extent any mortgage loan is modified pursuant to the streamlined plan or otherwise, if the related borrower continues to make payments and does not default subsequent to the modification, aggregate losses to the holders of the certificates may be reduced. If a borrower were to default on any such modified loan, the aggregate losses on the offered certificates may be greater than the losses that would have occurred had such modification not been made.

      In addition, the use of loan modifications contemplated by the plan may further limit liquidity and investor demand generally for securities backed by subprime mortgage loans, including the offered certificates.

Negative amortization of the mortgage loans will affect the yield on and weighted average lives of the offered certificates.

      The interest rates on all of the mortgage loans adjust monthly, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first minimum monthly payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid during that month. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan. In addition, the initial fixed interest rate may be very low, resulting in significant negative amortization during such initial period.

      In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more slowly. Further, if a mortgage loan accrues deferred interest during a due period, it will reduce the amount of interest available to be distributed as cash on the classes of certificates on the related distribution date. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note (generally 110% or 115%), the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date or sixty-first payment date of a mortgage loan, as applicable, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

      The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the offered certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying partial and full principal prepayments received on the mortgage loans to interest distributions on those offered certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans may reduce the amount payable to the offered certificates as described in this free writing prospectus. The net deferred interest will be allocated to reduce the accrued certificate interest payable to the certificates and will be added as principal to the outstanding certificate principal of such class as described in this free writing prospectus. Allocations of net deferred interest could, as a result, affect the weighted average life of a class of certificates. Only the amount by which the payments of partial and full principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans will be distributed as a principal distribution on the offered certificates. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the offered certificates.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

      Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage loans than if the mortgage loans were more diversified.

      In particular, the chart below lists the approximate percentages of states with concentrations of mortgaged properties in excess of 5% as of the statistical calculation date:

                              California   Florida
                              ----------   -------
                                57.16%      9.11%

      Because of the relative geographic concentration within certain states of the mortgaged properties securing the mortgage loans, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

      o If you purchase your certificates at a discount and principal on the mortgage loans is repaid more slowly than you anticipate, then your yield may be lower than you expect.

      o If you purchase your certificates at a premium and principal on the mortgage loans is repaid more quickly than you anticipate, then your yield may be lower than you expect.

      o If you purchase the Class A-X certificates you should consider the risk that a rapid rate of principal payments on the mortgage loans could result in your failure to fully recover your initial investment and your yield may be lower than you anticipated. See "Prepayment and Yield Considerations--Sensitivity of the Class A-X Certificates" in this free writing prospectus for a more detailed description of risks associated with the purchase of such certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

      o The prepayment behavior of the mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

      o Approximately 85.07% of the mortgage loans require the borrower to pay a prepayment premium in certain instances if the borrower prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment premium may or may not discourage a borrower from prepaying the related mortgage loan during the applicable period.

      o Partial and full principal prepayments will be used first to offset any deferred interest resulting from the negative amortization feature of the mortgage loans before they are used for principal distributions on the certificates. As a result, relatively lesser amounts of partial and full principal prepayments will be applied to the amortization of the certificates than would otherwise have been the case, and relatively more of the amortization of the certificates will result from the collections of scheduled principal payments. Further, as a consequence of the "shifting interest" provisions of the issuing entity's principal paydown rules, which tend to allocate a disproportionately large share of partial and full principal prepayments to the senior certificates, the application of partial and full principal prepayments to offset deferred interest may result in a slower rate of amortization of the senior certificates than would have been the case in the absence of this feature.

      o Changes in the minimum monthly payments on the mortgage loans may affect the rate of prepayments of the mortgage loans.

      o The original loan seller may be required to purchase mortgage loans from the issuing entity in the event certain breaches of their representations and warranties occur or certain material document defects occur, which in each case, have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

      o The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

      o The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this free writing prospectus, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

      o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

      o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans were originated 66 months or less prior to their sale to the issuing entity. As a result, the mortgage loans may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

Delinquencies and losses on the mortgage loans will adversely affect your yield.

      o Delinquencies on the mortgage loans that are not advanced by the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the certificates. The servicer will determine that a proposed advance is nonrecoverable when, in its reasonable servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related borrower, related liquidation proceeds, or other recoveries in respect of the mortgage loan. The servicer will be entitled to recover from amounts on deposit in the collection account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the subordinated certificates (in reverse numerical order), and then by the senior certificates.

      o In addition, losses generally will be borne by the subordinate certificates, as described in this free writing prospectus under "Description of the Certificates--Allocation of Losses on the Certificates." As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

The difference in the periods of adjustment between the mortgage rates and the minimum monthly payments may result in deferred interest and negative amortization.

      o Minimum monthly payments on the mortgage loans are adjusted on an annual basis, while the mortgage rates are adjusted on a monthly basis. This difference in adjustment periods may result in deferred interest and negative amortization which, in turn, may lead to deferred interest that may not be fully covered by partial and full principal prepayments on the mortgage loans.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

      o The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class B certificates will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans relating to your certificates. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

      o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

      o The offered certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this free writing prospectus are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the sponsor, the depositor, the servicer, the master servicer, the securities administrator, the trustee, the custodian nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the offered certificates.

      o The amount of any realized loss experienced on a mortgage loan, other than certain excess losses on the mortgage loans further described below, will be applied to reduce the class certificate balance of the class of subordinate certificates with the highest numerical class designation, until the class certificate balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes of certificates will incur realized losses and may never receive all of their principal payments. After the total class certificate balance of subordinate certificates has been reduced to zero, realized losses on the mortgage loans will reduce the class certificate balances of the senior certificates. Investors in the Class A-3 certificates should understand that after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Certificates" in this free writing prospectus) allocated to the Class A-1 and Class A-2 certificates will be borne by the Class A-3 certificates (in addition to other losses allocated to Class A-3 certificates), so long as the principal balance of the Class A-3 certificates is greater than zero. Investors in the Class A-2 certificates should understand that after the date on which the aggregate principal balance of the subordinate certificates and the Class A-3 certificates has been reduced to zero, losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Certificates" in this free writing prospectus) otherwise allocable to the Class A-1 certificates will be borne by the Class A-2 certificates (in addition to other losses allocated to Class A-2 certificates), so long as the principal balance of the Class A-2 certificates is greater than zero.

      o Furthermore, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this free writing prospectus. Any losses on the mortgage loans in excess of those amounts will be allocated among each class of certificates in the manner set forth in this free writing prospectus, even if the class certificate balance of each such subordinate class has not been reduced to zero.

Partial and full principal prepayments will be applied to fund certain interest amounts due on the certificates, but the amounts available may not be adequate to fund the full interest amounts due.

      The certificates are "pass-through certificates," whose interest rate is based on, or subject to, the weighted average of the net mortgage rates. Due to the negative amortization feature of the mortgage loans, interest that has accrued on the mortgage loans may not be due or paid, and instead may be capitalized, and interest paid on the mortgage loans may not be sufficient to pay the interest due on the certificates. In order to mitigate the effect of the negative amortization feature of the mortgage loans, partial and full principal prepayments will be applied to fund deferred interest resulting from the negative amortization feature. To the extent that the deferred interest with respect to a distribution date resulting from the negative amortization feature exceeds the partial and full principal prepayments received in the related prepayment period, shortfalls in available cash may result, reducing the interest actually distributed to the certificateholders on that distribution date below the amount which would have been calculated as their interest distribution amount based on the weighted average of the net mortgage rates.

      The amounts available from partial and full principal prepayments may not be adequate to fund these shortfalls to all classes of the certificates in all periods.

Effect of mortgage rates and other factors on the pass-through rates of the offered certificates.

      The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index or the one-year MTA index, as applicable, plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees payable by the issuing entity.

      A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

      o The interest rates on all of the mortgage loans are based on a one-year MTA index. All of the mortgage loans have maximum limitations on adjustments to their mortgage rates, and, as discussed in a previous risk factor, all of the mortgage loans will adjust their mortgage rates on a monthly basis commencing one month after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-year MTA index or one-month LIBOR, as applicable, plus the specified margins.

      o The interest rates on all of the mortgage loans are based on a one-year MTA index. However, the Class A-1 certificates are based on a one-month LIBOR index. The one-year MTA index may change at different times and in different amounts than the one-month LIBOR index. As a result, it is possible that interest rates on certain of the mortgage loans may decline while the pass-through rates on the Class A-1 certificates are stable or rising. It is also possible that the interest rates on certain of the mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on the Class A-1 certificates may decline more slowly or increase more rapidly. If the mismatch in the rates on the mortgage loans and one-month LIBOR is significant, it may, all other things being equal, result in a shortfall in the amount of interest distributable on the Class A-1 certificates.

      o The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

      o Investors in the offered certificates need to be aware that, if for any distribution date, the pass-through rate for any class of offered certificate is limited by the related Loan Cap, the related IO Component may not receive distributions of interest on that distribution date, and therefore, no interest distributions on that IO Component will be deposited in the carryover shortfall reserve fund to pay any carryover shortfall amounts of the related classes of offered certificates on that distribution date. Amounts in respect of interest distributions on an IO Component will only be deposited in the carryover shortfall reserve fund on future distribution dates if the pass-through rates on the related classes of offered certificates are less than the related Loan Cap. We cannot assure you that any distributions of interest on an IO Component will be available, or sufficient, to pay any carryover shortfall amounts on the related classes of offered certificates on any distribution date.

      o The ratings assigned to the offered certificates do not address the likelihood of the payment of any carryover shortfall amounts.

Subordination of the subordinate certificates increases risk of loss.

      The rights of the holders of each class of subordinate certificates to receive distributions will be subordinated to such rights of the holders of the senior certificates and the holders of the lower-numbered classes of subordinate certificates, if any. In addition, realized losses (other than certain excess losses described in this free writing prospectus) will be allocated to the subordinate certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the senior certificates. Accordingly, if you are purchasing subordinate certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the mortgage loans. See "Description of the Certificates-- Subordination of Subordinate Certificates" in this free writing prospectus.

Your Yield Will Be Affected By the Inclusion of 40-Year Mortgage Loans

      At origination, approximately 28.12% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the statistical calculation date, had stated terms to maturity of 40 years. Mortgage loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

      The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

      The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

      o less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates.

      o due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

      o if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

      The 40-year mortgage loans also are negative amortization mortgage loans. The combination of a longer term to maturity with the possibility of accruing interest on an increasing principal balance may produce unanticipated payment performance.

High balance loans may increase risk of loss on certificates.

      Mortgage loans with large balances relative to the principal balances of the classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the principal balance of one or more of such classes.

      In addition, any realized loss that reduces the principal balances of the subordinate certificates decreases the subordination provided to the senior certificates and increases the risk that the senior certificates will have to bear realized losses in the future.

Prepayments or other recoveries of principal on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

      When a principal prepayment is made by the borrower on a mortgage loan, the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month resulting in prepayment interest shortfalls. Any other recoveries of principal not accompanied by payment of interest amounts due on such recovered amounts for a full month will also result in prepayment interest shortfalls. In addition, principal prepayments and recoveries will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment and recoveries were received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates resulting from such prepayments or other recoveries of principal in an amount equal to the difference between the interest received by the servicer in connection with such prepayments and other recoveries of principal and thirty days' interest on the amount of the prepayment or other recovery of principal.

      If the servicer fails to make such payment or the shortfall exceeds the servicing fee payable to the servicer for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Credit enhancement may not be adequate.

      The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this free writing prospectus are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the sponsor, the depositor, the servicer, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

      The amount of any realized loss experienced on a mortgage loan, other than certain excess losses on the mortgage loans further described below, will be applied to reduce the class certificate balance of the related class of subordinate certificates with the highest numerical class designation, until the class certificate balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. After the total class certificate balance of the subordinate certificates has been reduced to zero, realized losses on the mortgage loans will reduce the class certificate balances of the senior certificates. In addition, after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess losses as described in this free writing prospectus, losses allocated to the Class A-1 and Class A-2 certificates will be borne by the Class A-3 certificates (in addition to other losses allocated to the Class A-3 certificates) so long as the principal balance of the

Class A-3 certificates is greater than zero. In addition, after the date on which the aggregate principal balance of the subordinate certificates and the Class A-3 certificates has been reduced to zero, other than certain excess losses as described in this free writing prospectus, losses allocated to the Class A-1 certificates will be borne by the Class A-2 certificates (in addition to other losses allocated to the Class A-2 certificates) so long as the principal balance of the Class A-2 certificates is greater than zero.

      Furthermore, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this free writing prospectus. Any losses on the mortgage loans in excess of those amounts will be allocated among each class of certificates in the manner set forth in this free writing prospectus, even if the class certificate balance of each such subordinate class has not been reduced to zero.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses for the mortgage loans may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Bankruptcy of the depositor, the sponsor or the original loan seller may delay or reduce collections on loans.

      The depositor, the sponsor or the original loan seller may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor, the sponsor or the original loan seller were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor, the sponsor or the original loan seller if the transfer of the mortgage assets from the original loan seller to the sponsor, the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this free writing prospectus and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to either of the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Bankruptcy of borrowers may adversely affect distributions on certificates.

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of other parties may adversely affect distributions on certificates.

      The depositor intends to treat the transfer of the mortgage loans to the issuing entity as an absolute transfer and not as a secured lending arrangement. In this event, the mortgage loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

      If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer or the depositor from appointing a successor servicer to the servicer.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

Simultaneous second lien risks.

      With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator may have also originated a second lien mortgage loan (on the same property), which is not included in the assets of the issuing entity. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, the risk of foreclosure may be greater relative to mortgage loans that do not have second lien mortgage loans behind them since borrowers have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous second lien mortgage loans provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any borrower may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

High loan-to-value ratios increase risk of loss.

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 5.08% of the mortgage loans had loan-to-value ratios greater than 80% at origination.

      Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

      There has been a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the mortgage loan industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

      Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      o     The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

      IndyMac Bank, F.S.B. has represented that each mortgage loan is in compliance with applicable federal and state laws and regulations. In addition, IndyMac Bank, F.S.B. has represented that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law. In the event of a breach of any of such representations by IndyMac Bank, F.S.B., IndyMac Bank, F.S.B. will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

The original loan seller may not be able to repurchase defective mortgage loans.

      IndyMac Bank, F.S.B. will make various representations and warranties related to the mortgage loans sold by it. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this free writing prospectus.

      If IndyMac Bank, F.S.B. fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then it would be required to repurchase or substitute for the defective mortgage loan. It is possible that IndyMac Bank, F.S.B. may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of IndyMac Bank, F.S.B. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Failure of servicer to perform may adversely affect distributions on certificates.

      The amount and timing of distributions on the certificates generally will be dependent on the ability of the servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicer" in this free writing prospectus. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

External events may increase the risk of loss on the mortgage loans.

      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the depositor, the underwriter, the trustee, the master servicer, the securities administrator, the servicer, the custodian, the original loan seller or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest on the Certificates" in this free writing prospectus and "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, we cannot assure you that such a defense would be successful.

The certificates are obligations of the issuing entity only.

      The certificates will not represent an ownership interest in or obligation of the depositor, the sponsor, the underwriter, the servicer, the original loan seller, the master servicer, the securities administrator, the trustee, the custodian or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the servicer, the original loan seller, the master servicer, the securities administrator, the trustee, the custodian or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, the servicer, the original loan seller, the master servicer, the securities administrator, the trustee, the custodian or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for to the offered certificates.

Your investment may not be liquid.

      The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

      The Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the certificates, thereby limiting the market for those certificates. The certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in such certificates. See "Legal Investment" in this free writing prospectus and in the prospectus.

      You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

      Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. A qualification, reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Offered certificates may not be suitable investments.

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Residual certificates may have adverse tax consequences.

      The Class A-R certificates will be the sole "residual interest" in each Trust REMIC for federal income tax purposes. Holders of the Class A-R certificates must report as ordinary income or loss the net income or the net loss of each Trust REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. Under current law, a holder of a Class A-R certificate must account separately for its interest in each Trust REMIC and generally cannot offset income from one Trust REMIC with losses from another Trust REMIC. No cash distributions are expected to be made with respect to the Class A-R certificates other than the distribution of their principal balance and interest on that balance. Due to their tax consequences, the Class A-R certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class A-R certificates may not be acquired by ERISA plans or similar governmental plans.

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this free writing prospectus concerning the mortgage loans is based on the pool of mortgage loans as of the Statistical Calculation Date, which is December 31, 2007, or if specifically indicated otherwise, as of the cut-off date, which is January 1, 2008. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of the cut-off date, January 1, 2008. With respect to the mortgage loan pool, some scheduled principal amortization and/or negative amortization will occur, and some unscheduled principal amortization may occur from the Statistical Calculation Date to the cut-off date and from the cut-off date to the closing date. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this free writing prospectus, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the statistical calculation pool of mortgage loans described in this free writing prospectus.

General

      The assets of the issuing entity will primarily consist of conventional, closed-end, pay option, alternative-A, adjustable- rate, negative amortization, first-lien residential mortgage loans. The issuing entity consists of 964 mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 40 years, having an aggregate scheduled principal balance of approximately $376,754,797 as of the Statistical Calculation Date. All the mortgage loans will be acquired by the sponsor from IndyMac Bank, F.S.B.

      The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus. See "The Original Loan Seller" below.

      Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      All of the mortgage loans are secured by first lien mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting of one-to-four family dwelling units, townhouses, individual condominium units or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a mortgage loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

      Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 5.08% of the mortgage loans had loan-to-value ratios greater than 80% at origination. The "loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

      As of the cut-off date, none of the mortgage loans were 30 or more days Delinquent with respect to their scheduled monthly payments. "Delinquent," with respect to any mortgage loan, means any scheduled payments that are delinquent as calculated in accordance with the MBA method (i.e., actual day count past due).

Prepayment Premiums

      Approximately 85.07% of the mortgage loans provide for payment by the borrower of a prepayment premium or charge (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the other certificates.

      The servicer may (i) waive any late payment charge, Prepayment Premium or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided it is in accordance with accepted servicing practices as set forth in the servicing agreement. The Class L certificates will be entitled to all late payment charges received in respect of the mortgage loans.

Adjustable-Rate, Negative Amortization Mortgage Loans

      All of the mortgage loans are adjustable-rate, pay option, negative amortization mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted monthly, based on One-Year MTA (as described below under "--The Index"). The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate. As to each mortgage loan, the servicer will be responsible for calculating and implementing interest rate adjustments.

      The mortgage loans will provide for a fixed below-market or "teaser" interest rate during an initial period of one month. After this introductory period, the borrower may select from up to three payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the related mortgage loan based on the remaining scheduled term of the loan, (ii) an interest-only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month) or (iii) a minimum payment based on the introductory interest rate, subject to annual and periodic adjustments (such amount, the "Minimum Monthly Payment").

      The Minimum Monthly Payment for each mortgage loan will adjust annually subject to the conditions that (i) the Minimum Monthly Payment (with the exception of each fifth payment adjustment date and each fifth anniversary thereafter) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment (the "Payment Caps"), (ii) as of the fifth payment adjustment date and each fifth anniversary thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%, depending on the maximum negative amortization for that mortgage loan) of the original principal balance due to Deferred Interest, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the negative amortization loan over its remaining term to maturity. The final payment on each mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

      Since the mortgage interest rates on the mortgage loans adjust at a different time than the monthly payments on those loans and the Payment Cap may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the related mortgage loan over its then remaining term at the applicable mortgage interest rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a Due Period is sufficient to pay interest accrued during the related accrual period at the applicable mortgage interest rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable mortgage interest rate is greater than the entire monthly payment due on the related due date (such excess accrued interest, "Deferred Interest"); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable mortgage interest rate and to reduce principal in accordance with a fully amortizing schedule). Any Deferred Interest will be added to the principal balance of the applicable mortgage loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

The Index

      All of the mortgage loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in the Federal Reserve Statistical Release H.15 (519) (the "Loan Index"), determined by averaging the monthly yields for the most recently available twelve months, also referred to as "One-Year MTA." The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

      In the event that a Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Aggregate Mortgage Loans

      The mortgage loans are expected to have the following approximate aggregate characteristics as of the Statistical Calculation Date(1) (or, if otherwise specifically indicated, the cut-off date):

Principal balance of mortgage loans.......................       $376,754,797
   Mortgage Interest Rates:
     Weighted average.....................................             7.993%
     Range................................................   6.538% to 9.125%
   Margin:
     Weighted average of the mortgage loans...............             3.217%
     Range of mortgage loans..............................          1.750% to
                                                                       4.500%
    Minimum Rates:
     Weighted average minimum rate........................             3.217%
     Range of minimum rate................................          1.750% to
                                                                       4.500%
    Maximum Rates:
     Weighted average maximum rate........................            10.060%
     Range of maximum rate................................          8.000% to
                                                                      18.000%
Weighted average months to roll of mortgage loans as of
the cut-off date (in months)..............................                  1
Weighted average remaining term to maturity of mortgage
loans as of the cut-off date (in months)..................                374
Simultaneous Seconds(2) ..................................             18.05%
Payment Caps..............................................              7.50%

----------

(1) All percentages calculated in this table are based on scheduled principal balances, unless otherwise noted, as of the Statistical Calculation Date and are subject to a variance of +/- 5%.

(2) Represents percentage of mortgage loans as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the related mortgage loan and the second lien mortgage loan is not a mortgage loan.

      The scheduled principal balances of the mortgage loans range from approximately $49,561 to approximately $3,704,413. The mortgage loans had an average scheduled principal balance of approximately $390,824.

      The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 73.96% and approximately 5.08% of the mortgage loans had loan-to-value ratios at origination exceeding 80.00%.

      None of the mortgage loans are secured by second liens.

      No more than approximately 1.60% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

      The original loan seller will represent, with respect to the mortgage loans, that

      o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law;

      o none of the mortgage loans had a prepayment penalty period at origination in excess of three years; and

      o none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 is governed by the Georgia Fair Lending Act.

      See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this free writing prospectus.

      The tables on Schedule A attached to this free writing prospectus set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Schedule A attached to this free writing prospectus set forth certain information as to the Credit Scores of the related borrowers obtained in connection with the origination of each mortgage loan.

                                   THE SPONSOR

Barclays Bank PLC

      Barclays Bank PLC is the sponsor of this transaction and was incorporated in 1925 as a public limited company registered in England and Wales and is regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group U.S. Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays currently services non-prime residential mortgage loans through its affiliate, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing.

      Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclays' review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      Barclays has been the sponsor or co-sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. The following table describes the approximate initial principal amount, as of the applicable cut-off date, of securities issued in alternative-A mortgage loan securitizations sponsored or co-sponsored by Barclays since 2006.

                                     Approximate Principal Amount of
                    Year            Securities Sponsored by Barclays
           ----------------------   ---------------------------------
                   2006                       $1.95 billion
                   2007                       $2.14 billion
           As of January 31, 2008                  $0

      As sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

      Information concerning fixed- and adjustable-rate mortgage loans purchased by Barclays and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at Barclays' website, http://www.bcapllc.com/. On this website, listed under the heading "Please select a deal:", you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization, since the applicable securitization closing date. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

      We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the sponsor or IndyMac Bank, F.S.B. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools have performed.

      Notwithstanding the foregoing, the following information shall not be deemed a part hereof or a part of the prospectus or the registration statement of which the prospectus is a part:

with respect to information regarding prior securitized pools information regarding prior securitized pools that were established before January 1, 2006; and

with respect to information regarding the mortgage loans originated or acquired by IndyMac Bank, F.S.B. and described in this free writing prospectus, information about such mortgage loans for periods before January 1, 2006.

      In the event any changes or updates are made to the information available on any website listed above, the depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus upon request who writes or calls the depositor at 200 Park Avenue, New York, New York 10166, Attention: Michael Dryden, telephone number (212) 412-4000.

                                  THE DEPOSITOR

      BCAP LLC, the depositor, is a Delaware limited liability company. The depositor is a direct, wholly owned subsidiary of Barclays. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      BCAP LLC Trust 2008-IND1, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement may be amended in certain circumstances. See "Servicing of the Mortgage Loans--Amendment" in this free writing prospectus. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2008.

                            THE ORIGINAL LOAN SELLER

General

      The principal executive offices of IndyMac Bank, F.S.B. ("IndyMac Bank") are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000. During calendar years 2003, 2004, 2005 and 2006, IndyMac Bank's conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion, $60.8 billion and $89.95 billion, respectively.

Origination Process

      IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Mortgage Loan Underwriting Standards

      IndyMac Bank's Underwriting Process. Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and Electronic Mortgage Information and Transaction System ("e-MITS") underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

      IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

      In determining a borrower's "FICO Credit Score," IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

      For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage insurance policy will be required on that mortgage loan.

      All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

      IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

      The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

      Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The

Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

      Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

      IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model ("AVM") may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a "third party loan originator" is a mortgage loan eligible for purchase pursuant to this program.

      2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Mortgage loans originated through the conduit channel are generally initially underwritten by a "third party seller" to the third party seller's underwriting guidelines. IndyMac Bank reviews each third party seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

      Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

                                  THE SERVICER

      IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, "RPS2" as a servicer of alt/A, prime and subprime mortgage loans, and RSS2 as a special servicer; (y) by Moody's, "SQ3+" as a primary servicer of subprime mortgage loans, "SQ2-" as a primary servicer of prime mortgage loans, and "SQ3+" as a special servicer and (z) by S&P, "strong" as a primary servicer and "average" as a master servicer and special servicer.

      IndyMac Bank will be responsible for servicing the mortgage loans serviced by it in accordance with the terms set forth in the applicable servicing agreement employing the same degree of skill and care which it employs in servicing other mortgage loans comparable to the mortgage loans serviced by IndyMac Bank for itself or others. IndyMac Bank has agreed to represent and protect the interest of the trustee in the mortgage loans serviced by IndyMac Bank in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan serviced by IndyMac Bank.

      IndyMac Bank will not have any custodial responsibilities for the mortgage loans.

      As of December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion, $84.50 billion and $139.81 billion, respectively, in conventional mortgage loans owned by others. As of the date of this free writing prospectus, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of IndyMac Bank nor has there been any material non-compliance by IndyMac Bank with applicable servicing criteria as to any other securitization as to which IndyMac Bank is a party.

      IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

                               THE MASTER SERVICER

      Wells Fargo Bank, N.A. ("Wells Fargo Bank"), will act as the master servicer for the mortgage loans under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $549 billion in assets and 158,800 employees, as of September 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the pooling and servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,697 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $845,399,000,000.

                          THE SECURITIES ADMINISTRATOR

      Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,119,079,000,000 of outstanding residential mortgage-backed securities.

      Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

                                  THE CUSTODIAN

      Deutsche Bank National Trust Company ("DBNTC") is a national banking association and has an office in Santa Ana, California. DBNTC will act as custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody which will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the certificateholders.

      DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of this free writing prospectus. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      For information, with respect to the custodian's liability under the pooling and servicing agreement and any indemnification that the custodian will be entitled to from the trust, see "Servicing of the Mortgage Loans--Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Custodian and the Trustee" in this free writing prospectus.

                                   THE TRUSTEE

      HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling and servicing agreement. The trustee will perform administrative functions on behalf of the issuing entity and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

      In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the pooling and servicing agreement, a successor trustee will be appointed within a time period specified in the pooling and servicing agreement. If no such successor trustee is appointed within the time period specified in the pooling and servicing agreement, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

      As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee's annual fee will be paid by the securities administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the trust.

      The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the issuing entity against any loss, liability or expense set forth in the pooling and servicing agreement. In addition, the trustee will be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer's breach of its obligations as provided in the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "Servicing of the Mortgage Loans" in this free writing prospectus.

      HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

                         DESCRIPTION OF THE CERTIFICATES

General

      On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will be issued in 13 classes--the Class A-1, Class A-2, Class A-3, Class A-X, Class A-R certificates (collectively, the "Senior Certificates"), the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 certificates (collectively, the "Subordinate Certificates"), the Class P and Class L certificates (together with the Senior Certificates and the Subordinate Certificates, the "Certificates"). Only the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class A-X and Class A-R certificates (collectively, the "Offered Certificates") will be offered under this free writing prospectus. The Certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

      o     The issuing entity will consist of:

      o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

      o such assets as from time to time are identified as REO Property and related collections and proceeds; and

      o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement.

      The Offered Certificates (other than the Class A-R certificates, which will be issued only in definitive form) will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance or notional amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount greater or less than $25,000. For information regarding the issuance of Offered Certificates in book-entry form, see "--Book-Entry Registration" below.

      Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class A-X, Class P and Class L certificates will each be allocated 1% of the voting rights.

      The Certificates represent interests in all of the mortgage loans in the issuing entity.

      The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

Accrued       |   --------------------      ^   Losses
certificate   |   Senior Certificates*      |
interest,     |         interest            |
then          |   --------------------      |
principal     |   Senior Certificates*      |
              |         principal           |
              |   --------------------      |
              |         Class B-1           |
              |         interest            |
              |   --------------------      |
              |         Class B-1           |
              |         principal           |
              |   --------------------      |
              |         Class B-2           |
              |         interest            |
              |   --------------------      |
              |         Class B-2           |
              |         principal           |
              |   --------------------      |
              |         Class B-3           |
              |         interest            |
              |   --------------------      |
              |         Class B-3           |
              |         principal           |
              |   --------------------      |
              |         Class B-4           |
              |         interest            |
              |   --------------------      |
              |         Class B-4           |
              |         principal           |
              |   --------------------      |
              |         Class B-5           |
              |         interest            |
              |   --------------------      |
              |         Class B-5           |
              |         principal           |
              |   --------------------      |
              |         Class B-6           |
              |         interest            |
              |   --------------------      |
              |         Class B-6           |
              |         principal           |
              v   --------------------      |

* Principal and interest allocated to the Senior Certificates will be done so in accordance with the priorities for the certificates set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" in this free writing prospectus.

Book-Entry Registration

      The Offered Certificates (other than Class A-R and Class A-X certificates) are sometimes referred to in this free writing prospectus as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

      The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the securities administrator or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports with respect to the issuing entity provided or made available over its website by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

      None of the issuing entity, the sponsor, the depositor, the custodian, the servicer, the master servicer or the securities administrator will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers of them.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

      The Offered Certificates (other than the Class A-R and Class A-X certificates), which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee and the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and a qualified successor is unable to be located or (b) the depositor, at its option (but with the securities administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the securities administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator, or a paying agent on behalf of the securities administrator, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

      Pursuant to a master mortgage loan purchase agreement, IndyMac Bank will sell mortgage loans, without recourse, to Barclays. Barclays will sell, transfer, assign, set over and otherwise convey the mortgage loans they have acquired from IndyMac Bank, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, Barclays will not convey to the depositor, and will retain all of their respective right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

      In connection with the transfer and assignment of each mortgage loan to the issuing entity, the depositor will cause to be delivered to the custodian, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

      (g) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements;

      (h) the original of any guaranty executed in connection with the mortgage note (if provided);

      (i) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the original loan seller, escrow company, title company, or closing attorney;

      (j) originals of all assumption, modification, consolidation or extension agreements, with evidence of recording on them (if provided);

      (k) originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or if no such originals have been returned to the servicer by the public recording office where such intervening assignment of mortgage has been delivered for recordation, a photocopy of such intervening assignment with an officer's certificate from the original loan seller or the public recording office;

      (l) an original (or a copy of) mortgagee title insurance policy or a copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, original loan seller or escrow company; and

      (m) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the pooling and servicing agreement, the custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the custodian, with any exceptions noted. The custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within 90 days after the closing date--or, with respect to any Substitute Mortgage Loan delivered to the custodian, within 30 days after the receipt of the mortgage file by the custodian--and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

      o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

      o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

      o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

      o each mortgage note has been endorsed without recourse in blank as provided in the pooling and servicing agreement.

      If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the review criteria set forth in the pooling and servicing agreement, the custodian is required to promptly so notify the original loan seller, the servicer, the master servicer, the securities administrator, the trustee and the depositor in writing. The original loan seller will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian. If, however, within 30 days after the custodian's notice of the defect, the original loan seller has not caused the defect to be remedied, the original loan seller will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the original loan seller to cure the defect or to substitute or repurchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to a certain mortgage loan purchase agreement, the original loan seller will make representations and warranties with respect to each mortgage loan it sells to the sponsor as of the closing date or another date as specified below:

      (1) No payment required under the mortgage loan is more than 30 days Delinquent;

      (2) The mortgage loan is not subject to any valid offset, counterclaim or defense, including the obligation of the borrower to pay the unpaid principal of or interest on the mortgage note;

      (3) All buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

      (4) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, equal credit opportunity and disclosure laws applicable to the mortgage loan;

      (5) The mortgage has not been satisfied, cancelled or subordinated, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed by the original loan seller that would effect any such release, cancellation, modification or satisfaction;

      (6) Each mortgage is a valid and enforceable first-lien on the mortgaged property. The lien of the mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to in the appraisal made for the originator of the mortgage loan or otherwise considered by a qualified appraiser, or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

            (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage;

      (7) The mortgage note and the mortgage are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. No fraud has taken place, error, omission, misrepresentation or similar occurrence with respect to a mortgage loan to the best of the original loan seller's knowledge, on the part of the borrower, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

      (8) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

      (9) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities, unless the lack of such inspections, licenses or certificates would not have a material adverse effect on the value of the mortgaged property;

      (10) No mortgaged property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the original loan seller makes no representation) so as to affect adversely the value of the mortgage property as security for the mortgage loan and there is no proceeding pending for the total or partial condemnation of the mortgaged property;

      (11) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost" or similar loan under any other applicable federal, state or local law; no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

      (12) None of the mortgage loans has a prepayment penalty period at origination in excess of five years.

      Pursuant to the mortgage loan purchase agreement, upon the discovery by the original loan seller, the servicer, the depositor, the master servicer, the securities administrator or the trustee that any of the representations and warranties contained in the mortgage loan purchase agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the issuing entity or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the mortgage loan purchase agreement, within sixty days of the earlier to occur of the original loan seller's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the original loan seller will be required to:

      o     promptly cure such breach in all material respects,

      o if prior to 120 days after the closing date, remove each mortgage loan which has given rise to the requirement for action by the original loan seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a "Substitution Adjustment Amount"), or

      o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or the trustee in connection with the mortgage loan or the purchase.

      The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, the original loan seller is obligated to indemnify the depositor and any of its affiliates and the servicer, the master servicer, the securities administrator and the trustee for any third-party claims arising out of a breach by the original loan seller of representations or warranties regarding the mortgage loans. The obligations of the original loan seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates, the servicer, the master servicer, the securities administrator, the trustee and any of their affiliates.

Payments on the Mortgage Loans

      The servicing agreement provides that the servicer is required to establish and maintain a collection account. The servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

      o all payments on account of principal, including prepayments of principal and any Prepayment Premiums on the mortgage loans;

      o all payments on account of interest, net of the servicing fee, on the mortgage loans;

      o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with the servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

      o any amounts required to be deposited in connection with any losses realized on investments of funds in the collection account; and

      o all other amounts required to be deposited in the collection account pursuant to the servicing agreement.

      The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

      The securities administrator will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the related Servicer Remittance Date. The pooling and servicing agreement permits but does not require the master servicer and the securities administrator to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

      The funds required to be remitted by the servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

      o all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

      o all principal prepayments, late payment charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the servicer during the related Prepayment Period;

      o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

      o any other amounts required to be placed in the collection account by the servicer pursuant to the servicing agreement and the pooling and servicing agreement;

      but excluding the following:

      (g) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

      (h) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

      (i) for such Servicer Remittance Date, the aggregate servicing fee for the servicer;

      (j) all amounts recovered by the servicer in respect of assumption fees and similar fees;

      (k) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable by the servicer, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

      (l) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the servicing agreement; and

      (m) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

      The amounts described in clauses (a) through (g) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

      Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in February 2008, to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the securities administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Administration Fees

      As described under the definition of "Available Funds" included in the "Glossary" in this free writing prospectus, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee. On each distribution date, the servicer will be entitled to its fee which will be paid prior to the certificateholders receiving any distributions. The servicing fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period. The following table identifies the per annum fee rate applicable in calculating the servicing fee and describes the compensation of the trustee and the custodian.

         Fee/Compensation         Per Annum Fee Rate/Description of Compensation
--------------------------------- ----------------------------------------------
Servicing fee and other            0.375% per annum with respect to
compensation                       each mortgage loan, investment
                                   earnings on the collection account
                                   and a certain number of days of
                                   investment earnings on the
                                   distribution account

Lender paid mortgage insurance     Ranges from 0.27% to 1.45% per
premium                            annum

Master servicer and securities     A certain number of days of
administrator compensation         investment earnings on the
                                   distribution account

Trustee and custodian compensation Payable by the master servicer out of the master servicer's
                                   compensation

      In addition to these fees, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the master servicer, the securities administrator, the servicer, the custodian and the trustee, as described under "Servicing of the Mortgage Loans--Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Custodian and the Trustee" in this free writing prospectus and "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicer, the custodian, the securities administrator, the master servicer or the trustee, as described in this free writing prospectus and the accompanying prospectus.

Allocation of Available Funds to the Certificates

      Distributions to holders of each class of Senior Certificates will be made on each distribution date from Available Funds. Distributions to holders of the Subordinate Certificates will be made on each distribution date from Available Funds remaining after distribution of amounts due to all of the Senior Certificates.

      On each distribution date, the Available Funds will be distributed in accordance with this paragraph and in the order of priority set forth below among the certificates to the extent available:

      first, concurrently, from the Available Funds, to the Class A-1, Class A-2, Class A-3 and Class A-R certificates and the IO Components, pro rata, the applicable Accrued Certificate Interest for that distribution date; provided, however, that any distribution of Accrued Certificate Interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class A-X certificates except as described below under "Description of the Certificates--Carryover Shortfall Reserve Fund";

      second, concurrently, from the Available Funds, the Senior Optimal Principal Amount for that distribution date, sequentially, as follows, (a) to the Class A-R certificates until the Class Certificate Balance of such class has been reduced to zero, and (b) to the Class A-1, Class A-2 and Class A-3 certificates and the PO Components, pro rata, until the Class Certificate Balance of each such class or component has been reduced to zero;

      third, from the remaining Available Funds, to the Class B-1 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-1 certificates for that distribution date and (2) the Class B-1 certificates' Allocable Share for that distribution date;

      fourth, from the remaining Available Funds, to the Class B-2 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-2 certificates for that distribution date and (2) the Class B-2 certificates' Allocable Share for that distribution date;

      fifth, from the remaining Available Funds, to the Class B-3 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-3 certificates for that distribution date and (2) the Class B-3 certificates' Allocable Share for that distribution date;

      sixth, from the remaining Available Funds, to the Class B-4 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-4 certificates for that distribution date and (2) the Class B-4 certificates' Allocable Share for that distribution date;

      seventh, from the remaining Available Funds, to the Class B-5 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-5 certificates for that distribution date and (2) the Class B-5 certificates' Allocable Share for that distribution date;

      eighth, from the remaining Available Funds, to the Class B-6 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-6 certificates for that distribution date and (2) the Class B-6 certificates' Allocable Share for that distribution date; and

      ninth, to the Class A-R certificates, any remaining portion (which is expected to be zero) of the Available Funds in each Trust REMIC for that distribution date.

      Pro rata distributions among classes of certificates and components in respect of interest are required to be made in proportion to the then-current amount of interest to which those certificates or components are entitled. Pro rata distributions among classes of certificates and components in respect of principal are required to be made in proportion to the then-current principal balance of the certificates or components.

Distributions of Interest on the Certificates

      Interest will accrue on the Certificates on their respective Class Certificate Balances or Notional Amount, as applicable, at the respective Pass-Through Rates during each Interest Accrual Period.

      For any distribution date, the "Pass-Through Rate" will be the following:

      o for the Class A-1 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that distribution date and (2) the related Loan Cap (as defined below).

      o for the Class A-2 and Class A-3 certificates and the Subordinate Certificates, a per annum rate equal to the lesser of (1) One-Year MTA plus the related fixed margin for the applicable class and that distribution date and (2) the related Loan Cap (as defined below).

      o for the Class A-R certificates, a per annum rate equal to the related Loan Cap.

      o for the Class A-X-IO-1 Component, a per annum rate equal to the excess, if any, of (1) the Loan Cap for the distribution date (expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the Pass-Through Rates of the Senior Certificates (other than the Class A-X Certificates) and the Class A-X-PO-1 Component for that interest accrual period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable, and each expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

      o for the Class A-X-IO-2 Component, a per annum rate equal to the excess, if any, of (1) the Loan Cap applicable to the subordinate certificates for the distribution date over (2) the weighted average of the Pass-Through Rates of the Subordinate Certificates and the Class A-X-PO-2 Component for that interest accrual period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable).

      o     for each PO Component, a per annum rate equal to 0.000% per annum.

      The fixed margin for each class of Senior Certificates and Subordinate Certificates is as follows: Class A-1, 1.200%; Class A-2, 1.500%; Class A-3, 1.500%; Class B-1, 1.500%; Class B-2, 1.500%; Class B-3, 1.500%; Class B-4,
1.500%; Class B-5, 1.500%; and Class B-6, 1.500%. On the distribution date immediately following the first distribution date on which the servicer has the right to purchase all of the mortgage loans, as described under "Servicing of the Mortgage Loans--Termination; Optional Clean-up Call" in this free writing prospectus and each distribution date thereafter the fixed margin for each class of Senior and Subordinate Certificates will increase to the following: Class A-1, 2.400%; Class A-2, 3.000%; Class A-3, 3.000%; Class B-1, 2.250%; Class B-2,
2.250%; Class B-3, 2.250%; Class B-4, 2.250%; Class B-5, 2.250%; and Class B-6,
2.250%

      The "Loan Cap" for any distribution date will be equal to the weighted average of the Adjusted Net Mortgage Rates for each mortgage loan then in effect on the beginning of the related Due Period (and in the case of the Class A-1 certificates, converted to a rate based on the actual number days in the related Interest Accrual Period and a 360-day year).

      The "Accrued Certificate Interest" for each class of Certificates and the IO Components for each distribution date will be an amount equal to (1) the interest accrued at such class's or IO Component's Pass-Through Rate during the related Interest Accrual Period on the related Class Certificate Balance or Component Notional Amount, as applicable, minus each class's or IO Component's pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the Cross-Over Date to the extent allocated to such class, the amount of any Net Deferred Interest allocated to such class and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses, to the extent allocated to such class plus (2) the portion of any Accrued Certificate Interest referred to in clause (1) above for that class remaining undistributed from previous distribution dates.

      With respect to any distribution date, the "Net Interest Shortfall" will equal the sum of:

            (A) the aggregate amount of interest that would otherwise have been received for each mortgage loan that was the subject of a Relief Act Reduction (such amount, the "Relief Act Shortfall"); and

            (B) any related Net Prepayment Interest Shortfall.

      With respect to any distribution date, the "Net Prepayment Interest Shortfall" will equal the aggregate Prepayment Interest Shortfalls with respect to that distribution date less any Compensating Interest received with respect to such Prepayment Interest Shortfalls.

      Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of the Senior Certificates and all classes of the Subordinate Certificates entitled to receive distributions of interest on such distribution date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such distribution date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls. See "--Allocation of Losses on the Certificates" below and "Servicing of the Mortgage Loans--Servicing Fees and Other Compensation and Payment of Expenses" in this free writing prospectus.

      The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds on the related distribution date. As a result of the subordination of the Subordinate Certificates, such losses will be borne first by the outstanding Subordinate Certificates in inverse order of priority (e.g., first to Class B-6 certificates, then to Class B-5 certificates, and so forth, and finally to the Class B-1 certificates).

      If Available Funds and available credit enhancement are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the classes of Senior Certificates, any shortfall in available amounts will be allocated among those classes in proportion to the amounts of Accrued Certificate Interest otherwise distributable on those classes. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent distribution dates in accordance with the definition of Accrued Certificate Interest in this free writing prospectus. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

      On each distribution date, the Class A-X certificates will be entitled to receive the sum of the Accrued Certificate Interest on its IO Components; provided, however, all amounts in respect of interest otherwise payable to the IO Components on any distribution date will be deposited in the Carryover Shortfall Reserve Fund to the extent needed to pay any Carryover Shortfall Amounts to the Senior Certificates and Subordinate Certificates in the manner and priority set forth under "--Carryover Shortfall Reserve Fund" in this free writing prospectus.

Carryover Shortfall Reserve Fund

      On the closing date, the securities administrator will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below.

      On each distribution date, all amounts distributable as interest to the IO Components of the Class A-X certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class A-X-IO-1 Component, first, concurrently, to each class of Senior Certificates (with the exception of the Class A-X and Class A-R certificates), pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such distribution date, second, concurrently, to each class of such Senior Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such distribution date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such distribution date not paid and third, any amounts remaining to the Class A-X certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class A-X-IO-2 Component, first, concurrently, to each class of Subordinate Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such distribution date, second, concurrently, to each class of Subordinate Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such distribution date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such distribution date not paid and third, any amounts remaining to the Class A-X certificates.

      To the extent amounts in respect of interest otherwise payable to an IO Component are used to pay Carryover Shortfall Amounts and are not paid to the Class A-X certificates, a holder of the Class A-X certificates will not be entitled to reimbursement for such amounts.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested. The Carryover Shortfall Reserve Fund will not be an asset of any Trust REMIC.

Distributions of Principal of the Certificates

      Distributions in reduction of the Class Certificate Balance of each class of Senior Certificates and the PO Components entitled to principal distributions will be made on each distribution date as described under "--Allocation of Available Funds to the Certificates" above in accordance with priority second. The Available Funds remaining after the distribution of interest will be allocated to the Senior Certificates and, in the case of the Class A-X certificates, the PO Components in an aggregate amount not to exceed the Senior Optimal Principal Amount for the respective distribution date. If the applicable Available Funds are insufficient to make the full distribution as described under "--Allocation of Available Funds to the Certificates" above in accordance with priority second, such Available Funds will be distributed to the Senior Certificates and the PO Components, pro rata, based on the Class Certificate Balances and Component Principal Balances, respectively.

      Distributions in reduction of the Class Certificate Balances of the Subordinate Certificates will be made on each distribution date as described under "--Allocation of Available Funds to the Certificates" above in accordance with priorities third through eighth.

      If the Subordinate Certificates Prepayment Distribution Trigger is not satisfied for a class of outstanding Subordinate Certificates (other than the most senior class of Subordinate Certificates) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of the Subordinate Certificates because the amount of principal prepayments, net Liquidation Proceeds and net Insurance Proceeds otherwise distributable to such class will be distributable among the other outstanding Subordinate Certificates as to which the Subordinate Certificates Prepayment Distribution Trigger has been satisfied, on a pro rata basis. On any distribution date, any reduction in funds available for distribution to the classes of Subordinate Certificates resulting from a distribution to cover any shortfalls in distributions of principal to the Senior Certificates due to a shortfall in Available Funds, will be allocated to the classes of Subordinate Certificates, in inverse order of priority.

      On each Distribution Date, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

      On each Distribution Date, the securities administrator is required to distribute to the holders of the Class L certificates all amounts representing late payment charges in respect of the mortgage loans received during the related due period, as set forth in the pooling and servicing agreement.

Component Class

      Solely for purposes of calculating distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest, the Class A-X certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

                                                     Initial      Initial
                                                    Component    Component
                                                    Principal     Notional
Class                     Component Designation      Balance       Amount
----------------------   ------------------------   ---------   ------------
Class A-X certificates   Class A-X-IO-1 Component      N/A      $330,602,100
                         Class A-X-IO-2 Component      N/A       $46,152,697
                         Class A-X-PO-1 Component       $0           N/A
                         Class A-X-PO-2 Component       $0           N/A

      The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 5%. The components comprising the Class A-X certificates will not be separately transferable from such class of certificates.

Allocation of Net Deferred Interest

      On each distribution date, the Net Deferred Interest will be allocated among the Senior Certificates and the Subordinate Certificates. Among the Senior Certificates or Subordinate Certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO Component of:

      o the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that distribution date, over

      o the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equaled the related Adjusted Loan Cap for that distribution date.

      The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, provided, that the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

Subsequent Recoveries on Mortgage Loans

      Prior to the Cross-Over Date, a Subsequent Recovery received during a Prepayment Period with respect to a loss on a mortgage loan will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of certificates on the related distribution date. It is possible that such payment will not be made to the class that originally bore the loss. Further, even though a class may have previously had its Class Certificate Balance or Component Principal Balance reduced as a result of a loss for which there is later a Subsequent Recovery, that class will not be entitled to any interest on the amount of such reduction. Because such a Subsequent Recovery results in a payment of principal to certain classes without a corresponding decrease in the aggregate Stated Principal Balance of the mortgage loans, the Class Certificate Balance or Component Principal Balance of one or more classes of Certificates or PO Components that have been allocated Realized Losses, will be increased, as follows:

      (iv) first, up to the amount of the Subsequent Recovery, the Class Certificate Balance or Component Principal Balance of each class of Senior Certificates or PO Component, as applicable, will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to such class or PO Component, if any; and

      (v) second, up to the amount of the Subsequent Recovery remaining after allocation pursuant to clause (i), the Class Certificate Balance of each class of Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses previously allocated to such class, if any.

      Commencing on the Cross-Over Date, the amount of any Subsequent Recovery on a mortgage loan received during a Prepayment Period will be distributed on the related distribution date to the Senior Certificates and PO Components, pro rata, according to Class Certificate Balance and Component Principal Balance, as applicable, without a corresponding reduction in their Class Certificate Balances or Component Principal Balance.

Allocation of Losses on the Certificates

      Prior to the Cross-Over Date (and on the Cross-Over Date under certain circumstances), the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates, in inverse order of priority, until the Class Certificate Balance of each class has been reduced to zero (i.e., Non-Excess Realized Losses will be allocated first to the Class B-6 certificates while they are outstanding, second to the Class B-5 certificates, and so on). Fraud Losses, Special Hazard Losses and Deficient Valuations occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, will also be allocated to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates in the same manner.

      Commencing on the Cross-Over Date, the principal portion of any Realized Loss will be allocated among the outstanding classes of the Senior Certificates and the PO Components, pro rata, based on their outstanding Class Certificate Balances and Component Principal Balances, as applicable; provided, however, that the Class A-3 certificates will bear the principal portion of all Realized Losses (other than Excess Losses) allocable to the Class A-1 and Class A-2 certificates (in addition to the other losses borne by the Class A-3 certificates) for so long as the Class Certificate Balance of the Class A-3 certificates are greater than zero; provided further, however, that after the Class Certificate Balance of the Class A-3 certificates has been reduced to zero, the Class A-2 certificates will bear the principal portion of all Realized Losses (other than Excess Losses) allocable to the Class A-1 certificates (in addition to the other losses borne by the Class A-2 certificates) for so long as the Class Certificate Balance of the Class A-2 certificates are greater than zero.

      The principal portion of any Excess Loss for any distribution date will be allocated pro rata among all outstanding classes of Senior Certificates and the PO Components and all the outstanding Subordinate Certificates, in each case, based on their then-outstanding Class Certificate Balances and Component Principal Balances.

      On each distribution date, the Subordinate Certificate Writedown Amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of Subordinate Certificates then outstanding.

      A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and reduces the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt.

      All allocations of Realized Losses to a class of certificates will be accomplished on a distribution date by reducing the Class Certificate Balance of the class or Component Principal Balance of the applicable PO Component by the appropriate share of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following distribution date.

      The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates entitled to distributions of interest as described under "--Distributions of Interest on the Certificates" above.

      No reduction of the Class Certificate Balance of any class of Senior Certificates or Component Principal Balance of the applicable PO Component will be made on any distribution date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Class Certificate Balance of all of the certificates and Component Principal Balances of the PO Components as of that distribution date to an amount less than the Stated Principal Balance as of the following distribution date minus any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

      Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Balance of any certificate or Component Principal Balance of any PO Component. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount and Subordinate Optimal Principal Amount representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a distribution date. As a result of the subordination of the Subordinate Certificates, the reduction in

Available Funds resulting from any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

Subordination of Subordinate Certificates

      Priority of Senior Certificates

      As of the date of the initial issuance of the certificates, the aggregate Class Certificate Balance of the Subordinate Certificates will equal approximately 12.25% of the Statistical Calculation Date Pool Balance of the mortgage loans. The rights of the holders of the Subordinate Certificates to receive distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Subordinate Certificates is intended:

            (A) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Subordinate Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates; and

            (B) to afford the holders of the Senior Certificates (to the extent of the subordination of the Subordinate Certificates) protection against Realized Losses, to the extent described above.

      If Realized Losses exceed the credit support provided to the Senior Certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by those Senior Certificates.

      The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by:

            (A) the preferential right of such holders to receive, prior to any distribution being made on a distribution date in respect of the Subordinate Certificates, in accordance with the paydown rules specified under "--Allocation of Available Funds to the Certificates" above, the amounts due to the holders of the Senior Certificates on each distribution date out of the Available Funds on that distribution date and, if necessary, by the right of holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of the Subordinate Certificates; and

            (B) the allocation to the Subordinate Certificates of the applicable percentage of the principal portion of any Non-Excess Realized Loss to the extent set forth in this free writing prospectus.

      The allocation of the principal portion of Realized Losses described in this free writing prospectus to Subordinate Certificates on any distribution date will decrease the protection provided to the Senior Certificates then outstanding on future distribution dates by reducing the aggregate Class Certificate Balance of those Subordinate Certificates then outstanding.

      In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will generally be allocated to the Senior Certificates then entitled to principal distributions during at least the first ten years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this free writing prospectus. This allocation has the effect of accelerating the amortization of the Senior Certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates.

      After the payment of amounts distributable in respect of the Senior Certificates on each distribution date, the Subordinate Certificates will be entitled to the remaining portion, if any, of the Available Funds in the aggregate in an amount equal to the Accrued Certificate Interest on the Subordinate Certificates for that distribution date (which includes any remaining undistributed Accrued Certificate Interest from previous distribution dates) and the sum of the Allocable Shares of the classes of Subordinate Certificates. These amounts actually distributed to the holders of the Subordinate Certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent distribution dates.

      Priority Among Subordinate Certificates

      As of the date of the initial issuance of the certificates, the aggregate Class Certificate Balance of the Class B-4, Class B-5 and Class B-6 certificates, all of which are subordinate in right of distribution to the Class B-1, Class B-2 and Class B-3 certificates offered under this free writing prospectus, will equal approximately 3.85% of the Statistical Calculation Date Pool Balance of the mortgage loans and approximately 31.43% of the initial aggregate Class Certificate Balance of all of the Subordinate Certificates. On each distribution date, the holders of any particular class of Subordinate Certificates will have a preferential right to receive the amounts due to them on such distribution date out of Available Funds prior to any distribution being made on such date on each class of Subordinate Certificates ranking subordinate to such class. In addition, except as described in this free writing prospectus, the principal portion of any Non-Excess Realized Loss with respect to a mortgage loan will be allocated, to the extent set forth in this free writing prospectus, in reduction of the Class Certificate Balances of the Subordinate Certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses to a class of Subordinate Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

      In order to maintain the relative levels of subordination among the Subordinate Certificates, prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which in certain cases will not be distributable to those certificates for at least the first ten years after the date of initial issuance of the certificates) will not be distributable to the holders of any such class of Subordinate Certificates on any distribution date for which the related Subordinate Certificates Prepayment Distribution Trigger is not satisfied. See "--Distributions of Principal of the Certificates" above. If the Subordinate Certificates Prepayment Distribution Trigger is not satisfied with respect to any class of Subordinate Certificates (other than the most senior class of Subordinate Certificates), the amortization of more senior ranking classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case.

      As a result of the subordination of the Subordinate Certificates, these certificates in increasing order of priority of payment will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Class A-R Certificates

      The holders of the Class A-R certificates must include the taxable income or loss of each Trust REMIC in determining their federal taxable income. The Class A-R certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other class outstanding. Prospective investors are cautioned that the Class A-R certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, such holders must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each related Trust REMIC includible by the holders of the Class A-R certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class A-R certificates will be considered "noneconomic residual interests," with the result that transfers of the Class A-R certificates would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class A-R certificates are subject to certain restrictions on transfer and any prospective transferee of the Class A-R certificates will be required to furnish to the securities administrator an affidavit as described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Noneconomic Residual Interests" in the prospectus. See also "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in the prospectus.

      An individual, trust or estate that holds a Class A-R certificates (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the Trust REMICs in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Class A-R certificate may not be recovered until termination of the trust.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R certificates may be significantly lower than would be the case if the Class A-R certificates were taxed as debt instruments, or may be negative.

Calculation of One-Month LIBOR and One-Year MTA

      On each LIBOR Determination Date and MTA Determination Date, the securities administrator will be required to determine One-Month LIBOR and One-Year MTA, as applicable, for the next Interest Accrual Period for the Senior and Subordinate Certificates.

Restrictions on Transfer of the Class A-R Certificates

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations (as defined in the pooling and servicing agreement) as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Class A-R certificates to the extent it has received an affidavit from each owner of such certificates indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The pooling and servicing agreement will provide that no legal or beneficial interest in a Class A-R certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trust administrator an affidavit, substantially in the form set forth in the pooling and servicing agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Class A-R certificate as an agent (i.e., as a broker, nominee, or other middleman) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Class A-R certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Class A-R certificate as such taxes become due, (iv) will not cause the income attributable to such Class A-R certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Class A-R certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trust administrator in the form set forth in the pooling and servicing agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

      In addition, Treasury regulations require either that (i) the transferor of a Class A-R certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the pooling and servicing agreement will not require that they be met as a condition to transfer of the Class A-R certificates. Holders of the Class A-R certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer of such certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities" and "--Noneconomic Residual Interests" in the prospectus.

      Finally, the Class A-R certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Class A-R certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trust administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

      The pooling and servicing agreement provides that any attempted or purported transfer of Class A-R certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Class A-R certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      The Class A-R certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this free writing prospectus and "ERISA
Considerations" in the prospectus.

      The Class A-R certificates will contain a legend describing the restrictions described above.

Reports to Certificateholders

      On each distribution date the securities administrator will make available via its internet website to each holder of an Offered Certificate, based on information provided to the securities administrator by the servicer, a statement containing the following:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

      o     the amount of the distribution allocable to interest;

      o the aggregate amount of any principal prepayments and repurchase proceeds included in the distributions to Certificateholders;

      o the Class Certificate Balance or Notional Amount, as applicable, of each class of certificates after giving effect to the distribution of principal on such distribution date;

      o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

      o the amount of the expenses and fees paid to or retained by the servicer, the master servicer or the securities administrator with respect to such distribution date, in each case, identifying the general purpose of such fees;

      o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

      o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicer (and the master servicer as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

      o the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB (17 CFR 229), (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month in accordance with the MBA methodology;

      o with respect to all mortgage loans that became REO Properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such distribution date of the REO Properties;

      o the amount of Carryover Shortfall Amounts for the related Due Period and the amount of Carryover Shortfall Amounts in the Carryover Shortfall Reserve Fund for that distribution date;

      o the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

      o the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the cut-off date;

      o the allocation to each class of certificate of any Realized Losses during the related Due Period;

      o with respect to each class of certificates, any amounts not covered by Compensating Interest on such distribution date;

      o     the amount of any Subsequent Recoveries for such distribution date;

      o     the amount of any Net Deferred Interest allocated to any class;

      o     the Record Date for such distribution date;

      o updated pool composition information such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

      o if provided by the servicer, any material changes to methodology regarding calculations of delinquencies and charge-offs;

      o if provided by the servicer, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

      o if provided by the servicer, any material breaches of pool asset representations or warranties or transaction covenants;

      o the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage as of such distribution date;

      o if provided by the servicer, and if applicable, information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable; and

      o if provided by the servicer, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

      The securities administrator will make available the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the securities administrator's investor relations desk at (866) 846-4625. The securities administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed by the securities administrator with respect to the issuing entity through the EDGAR system.

                         SERVICING OF THE MORTGAGE LOANS

      IndyMac Bank will act as the servicer with respect to all of the mortgage loans. See "The Servicer" in this free writing prospectus. In servicing the mortgage loans, the servicer will be required to use customary and usual mortgage servicing practices of prudent mortgage lenders.

Subservicers

      The servicer may only enter in subservicing agreements under the limited circumstances set forth in the servicing agreement. The servicer will remain obligated and primarily liable to the issuing entity and the master servicer on behalf of the certificateholders for the servicing and administering of the mortgage loans in accordance with the provisions of the servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering such mortgage loans. The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer's compensation is sufficient to pay the subservicer fees.

Servicing Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as servicer under the servicing agreement, the servicer is entitled with respect to each mortgage loan it services to a servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to one-twelfth of the applicable servicing fee rate on the Stated Principal Balance of each applicable mortgage loan. See "Description of the Certificates--Administration Fees" in this free writing prospectus. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, modification fees, assumption fees, fees associated with non-sufficient funds checks, and other similar items. The servicer will also be entitled to withdraw from any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposit in those accounts. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the servicing agreement.

      Neither the master servicer nor the securities administrator will be entitled to a fee. Under the terms of the pooling and servicing agreement, the securities administrator may withdraw from the distribution account, (i) any investment income earned on funds invested in the distribution account, which is payable to the securities administrator or the master servicer; (ii) amounts necessary to reimburse the master servicer or the servicer for any previously unreimbursed advances and any advance that the servicer or the master servicer, deem to be nonrecoverable from the applicable mortgage loan proceeds; (iii) an amount to indemnify the master servicer or the trustee for amounts due under the terms of the pooling and servicing agreement; (iv) amounts in respect of reimbursements to which the master servicer, the trustee or the servicer is entitled in accordance with the terms of the pooling and servicing agreement; and (v) any other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement. The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

      The master servicer will be required to pay the costs associated with monitoring the servicer. The master servicer will also be required to pay the costs of terminating the servicer or the costs of transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the terminated servicer pursuant to the terms of the pooling and servicing agreement. To the extent such servicing transfer costs are not paid by the terminated servicer, the master servicer will be reimbursed by the issuing entity for costs associated with the transfer of servicing of any of the mortgage loans from the servicer to the master servicer or to any other successor servicer.

      In the event the master servicer assumes the duties of the servicer under the servicing agreement, it will be entitled to receive as compensation the servicing fee, if any, and other compensation that would have been payable to the servicer under the servicing agreement.

P&I Advances and Servicing Advances

      P&I Advances. The servicer is required to make P&I Advances on or before the Servicer Remittance Date with respect to each mortgage loan it services subject to its determination that such advance would be recoverable. The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of bankruptcy proceedings or the application of the Relief Act. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination that a P&I Advance was recoverable when made, if such P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that P&I Advance from the issuing entity. The master servicer (including the trustee acting as successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make P&I Advances prior to the applicable distribution date if the servicer fails to do so, subject to applicable law, its own recoverability determination and as required under the pooling and servicing agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this free writing prospectus.

      Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans it services, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

      o the preservation, restoration and protection of the mortgaged property,

      o     enforcement or judicial proceedings, including foreclosures, and

      o certain other customary amounts set forth in the servicing agreement.

      These servicing advances by the servicer (and the master servicer as successor servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's determination at the time the servicing was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that servicing advance from the issuing entity. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make servicing advances if the servicer fails to do so, subject to applicable law, its own recoverability determination and as required under the pooling and servicing agreement.

      Recovery of Advances. The servicer (and the master servicer as successor servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement or the servicing agreement, including from the collection of principal and interest on the applicable mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the borrower on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the borrower or otherwise relating to the applicable mortgage loan. If the servicer makes a P&I Advance due to a shortfall caused by the application of the Relief Act, the servicer may recover such P&I Advance from the collection account. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer (and the master servicer as successor servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from the collection account.

      The servicer (and the master servicer as successor servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.

      In addition, Capitalized Advances, with respect to any mortgage loan, may only be reimbursed from either (1) the principal portion of the scheduled monthly payments or the principal portion of any unscheduled payments collected on all of the mortgage loans during the related period, or (2) solely from collections received from the borrower for such mortgage loan.

Prepayment Interest Shortfalls

      In the event any principal prepayment or other recovery of principal on a mortgage loan is received in advance of its scheduled due date and is not accompanied by a payment of scheduled interest due on any date in any subsequent month during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the related Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for the net amount of those shortfalls in interest collections resulting from those principal prepayments or other recoveries of principal (such shortfalls, "Prepayment Interest Shortfalls"). The amount of compensating interest payable by the servicer will be equal to the difference between all amounts allocable to the interest received by the servicer in connection with such principal prepayments and other recoveries of principal and thirty days' interest on the amount of such principal prepayments and other recoveries of principal, at the applicable mortgage interest rate (the amount so payable by the servicer, "Compensating Interest").

Servicer Reports

      As set forth in the servicing agreement, on a date preceding the applicable distribution date, the servicer is required to deliver to the master servicer a servicer remittance report setting forth certain information necessary for the securities administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" in this free writing prospectus and containing certain information to be included in the distribution report for that distribution date delivered by the securities administrator.

      The servicer, the master servicer and the securities administrator are required to deliver (or otherwise make available) to the depositor, the master servicer, the securities administrator and the rating agencies, as applicable, in March of each year, starting in 2009, an officer's certificate stating that,

      o a review of the applicable party's activities during the preceding calendar year and of the applicable party's performance under the pooling and servicing agreement or the servicing agreement, as applicable, has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the party has fulfilled all of its obligations under the pooling and servicing agreement or the servicing agreement, as applicable, in all material respects for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of such failure.

      In addition, in March of each year, starting in 2009, the servicer, the master servicer, the securities administrator and the custodian will be required to deliver to the depositor, the master servicer and the securities administrator, as applicable, an assessment of compliance with servicing criteria that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the securities administrator at the address provided in this free writing prospectus.

Collection and Other Servicing Procedures

      The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the applicable servicing agreement, follow such collection procedures as it follows with respect to mortgage loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge, Prepayment Premium or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the servicing agreement.

      The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the Offered Certificates.

      The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

      If a mortgaged property has been or is about to be conveyed by the borrower, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If the servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the accompanying prospectus.

Hazard Insurance

      The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee clause. Such coverage will contain a standard mortgagee's clause that conforms to the requirements of Fannie Mae or Freddie Mac. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer's normal servicing procedures, will ultimately be deposited in the related collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower. The servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer, rated A:VI or better in Best's Key Rating Guide and conforming to the requirement of Fannie Mae or Freddie Mac, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the related collection account the sums which would have been deposited in such collection account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

      The servicer will be required to foreclose upon mortgaged properties securing the mortgage loans it services as such mortgage loans come into default; provided that prior to commencing foreclosure proceedings, the servicer shall notify the master servicer of the servicer's intention to do so. In such connection, the servicer shall from its own funds make any necessary and proper servicing advances.

      Notwithstanding the foregoing, in the case of any mortgaged property damaged from an uninsured cause, the servicer will not be required to expend its own funds toward the restoration of that property unless the servicer believes such restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Removal and Resignation of the Servicer

      The master servicer may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f), (g) and (h) below. Each of the following constitutes a "servicer event of default":

      (a) any failure by the servicer to remit to the master servicer any payment required to be made by the servicer under the terms of the pooling and servicing agreement or the servicing agreement; or

      (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the servicing agreement, which continues unremedied for a period of 30 days (except that such number of days will be 15 days in the case of a failure to pay any premium for any Insurance Policy required to be maintained under its servicing agreement or 5 days in the case of a failure to deliver any reports required to be delivered to the master servicer); or

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force undischarged or unstayed for a period of 60 days; or

      (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

      (e) the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f) the servicer ceases to meet the servicer's eligibility qualifications of Fannie Mae and Freddie Mac; or

      (g) the servicer attempts to assign its right to servicing compensation or it attempts, without the consent of the master servicer, to sell or otherwise dispose of all or substantially all of its assets or assign its servicing agreement or assign its servicing responsibilities other than in accordance with its servicing agreement; or

      (h) the servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction, where the mortgaged properties are located.

      Except to permit subservicers to act as subservicers as provided under the servicing agreement, the servicer may not assign its obligations under the servicing agreement nor resign from the obligations and duties imposed on it by the servicing agreement except by mutual consent of the servicer, the depositor and the master servicer or upon the determination that the servicer's duties under the servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the servicing agreement.

      Upon removal or resignation of the servicer, in accordance with the pooling and servicing agreement and the servicing agreement, the master servicer will be the successor servicer (or will appoint a successor of the servicer). The master servicer, as successor servicer (and any other successor servicer), will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the master servicer is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

      Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

      The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing Fees and Other Compensation and Payment of Expenses" above.

      Notwithstanding any termination of the activities of the servicer under the servicing agreement, the servicer will be entitled to receive from the issuing entity, prior to transfer of its servicing obligations, payment of all accrued and unpaid servicing fees and reimbursement for all outstanding P&I Advances and servicing advances.

Eligibility Requirements for Trustee and Securities Administrator; Resignation and Removal of Trustee and Securities Administrator

      The trustee and the securities administrator must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee and the securities administrator must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee or the securities administrator, as applicable, cease to be eligible, the trustee or the securities administrator, as applicable, will resign in the manner and with the effect as specified below.

      The trustee or the securities administrator may at any time resign as trustee or as securities administrator by giving written notice of resignation to the depositor, the master servicer, the trustee, the custodian, the securities administrator, the servicer and each rating agency, as applicable, not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee or successor securities administrator meeting the related eligibility requirements. If no successor trustee or successor securities administrator meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee or securities administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

      If at any time the trustee or securities administrator cease to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee or securities administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or securities administrator, as applicable, or of its property is appointed, or any public officer takes charge or control of the trustee or securities administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or securities administrator, as applicable, or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator, then the depositor may remove the trustee or securities administrator and appoint a successor trustee or securities administrator, as applicable.

      The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or securities administrator will become effective upon acceptance of appointment by the successor trustee or securities administrator.

Indemnification and Third Party Claims

      The master servicer will be required to indemnify the depositor, the securities administrator, the trustee, the servicer and the issuing entity and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer's representations and warranties set forth in the pooling and servicing agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the securities administrator, the trustee, the servicer and the issuing entity constitutes the sole remedy of the depositor, the securities administrator, the trustee, the servicer and the issuing entity in the event of a breach of the master servicer's representations and warranties. Such indemnification will survive termination of the master servicer under the pooling and servicing agreement or the termination of the pooling and servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement will accrue upon discovery of such breach by any of the depositor, the master servicer, the securities administrator, the trustee or the servicer or notice of such breach by any one of such parties to the other parties.

      The master servicer will be required to indemnify the depositor, the sponsor, the securities administrator and the trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement. The depositor, the sponsor, the securities administrator and the trustee shall immediately notify the master servicer if a claim is made by a third-party under the pooling and servicing agreement or any of the mortgage loans which entitles the depositor, the sponsor, the securities administrator or the trustee or the issuing entity to indemnification by the master servicer under the pooling and servicing agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

      The issuing entity will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer's representations and warranties in the pooling and servicing agreement or (ii) the master servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under the pooling and servicing agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Servicing Fees and Other Compensation and Payment of Expenses" above.

Limitation on Liability of the Master Servicer

      Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee, the securities administrator, the servicer or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that, in the opinion of the master servicer, may involve it in any expenses or liability. However, the master servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the master servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the issuing entity.

Assignment or Delegation of Duties by the Master Servicer; Resignation

      The master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer with the prior written consent of the depositor (which consent shall not be unreasonably withheld) and upon delivery to the trustee and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the pooling and servicing agreement. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor master servicer.

      Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor to the master servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

      The master servicer will not be permitted to resign unless the master servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee. No such resignation will become effective until the trustee assumes, or a successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the master servicer's responsibilities and obligations under the pooling and servicing agreement.

      If at any time, Wells Fargo Bank, as securities administrator, resigns or is removed as securities administrator pursuant to the pooling and servicing agreement, then, at such time, Wells Fargo Bank will be required to resign as master servicer under the pooling and servicing agreement. If at any time, Wells Fargo Bank, as master servicer, resigns or is removed as master servicer pursuant to the pooling and servicing agreement, then, at such time, Wells Fargo Bank will be required to resign as securities administrator under the pooling and servicing agreement.

Master Servicer Events of Default; Waiver; Termination

      Under the terms of the pooling and servicing agreement, each of the following shall constitute a "master servicer event of default" by the master servicer:

      (g) the failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from the servicer or to make any advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of one (1) business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer;

      (h) the failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer set forth in the pooling and servicing agreement, which failure continues unremedied for a period of thirty
            (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and trustee by holders of certificates evidencing at least 25% of the voting rights;

      (i) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

      (j) the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

      (k) the master servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three (3) business days; or

      (l) except as otherwise set forth in the pooling and servicing agreement, the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the trustee, the securities administrator and the depositor.

      By written notice, the trustee may, with the consent of certificateholders representing a majority of the voting rights in the certificates, waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any master servicer event of default arising from that default shall be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      So long as a master servicer event of default remains uncured, the trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the master servicer terminate the master servicer. Upon the termination of the master servicer, the master servicer shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the master servicer's expense. The master servicer is required to cooperate with the trustee and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

Assumption of Master Servicing by Trustee

      In the event the master servicer can no longer function in that capacity under the pooling and servicing agreement and no successor master servicer has accepted appointment as provided for in the pooling and servicing agreement, the trustee (or its designee) will assume all of the rights and obligations of the master servicer under the pooling and servicing agreement or will petition any court of competent jurisdiction for the appointment of a successor master servicer. The trustee, its designee or any successor master servicer appointed by the trustee, will be deemed to have assumed all of the master servicer's rights, duties and obligations under the pooling and servicing agreement to the same extent as if such agreements had been assigned to the trustee, its designee or any successor master servicer, except that the master servicer will not thereby be relieved of any liability or obligation under the pooling and servicing agreement accruing prior to its replacement as master servicer.

      If the master servicer has resigned or been terminated, upon the request of the trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such documents and records to any successor party.

      Subject to certain provisions in the pooling and servicing agreement, the master servicer (and any successor master servicer) will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the master servicing to the trustee (or its designee) and will be obligated to pay certain out-of-pocket costs and expenses incurred by the trustee and other parties in connection with the transfer of master servicing. In the event the terminated master servicer fails to pay such costs, the trustee (and such other parties) will be entitled to reimbursement for such costs from the issuing entity. Notwithstanding the above, the trustee may, if it is unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the pooling and servicing agreement.

Termination; Optional Clean-up Call

      The servicer may, at its option, purchase all of the mortgage loans and REO Properties included in the issuing entity and terminate the certificates representing beneficial ownership interests in mortgage loans on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO Property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage interest rate, (ii) the lesser of (x) the appraised value of any REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO Property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage interest rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the servicer and (iv) any unreimbursed indemnification payments payable to the trustee under the pooling and servicing agreement. That purchase of the mortgage loans and REO Properties would result in the final distribution on the Offered Certificates on that distribution date.

      The issuing entity also is required to terminate upon notice to the securities administrator of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account. The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed as early as practicable within the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account not permitted to be withdrawn or retained to the securities administrator for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the custodian of a request for release of the mortgage loan files, the custodian will be required to promptly release to the servicer or its designees the mortgage loan files.

      Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the trustee, the master servicer, the securities administrator and the depositor pursuant to the pooling and servicing agreement and to the extent funds are available for such distribution) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the holders of the Class A-R certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the holders of the Class A-R certificates will be entitled to all unclaimed funds and other assets in the issuing entity.

      Any Carryover Shortfall Amounts remaining unpaid when the certificates are terminated will be extinguished.

Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the
  Securities Administrator, the Custodian and the Trustee

      The pooling and servicing agreement provides that none of the depositor, the custodian, the master servicer, the securities administrator, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the custodian, the master servicer, the securities administrator or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the trustee's, the master servicer's, the securities administrator's or the custodian's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

      The servicing agreement provides that neither the servicer nor any of its respective officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the servicing agreement, or for errors in judgment. However, the servicer will not be protected against liability arising from their failure to perform their duties under the servicing agreement in accordance with any standard of care set forth in the servicing agreement.

      The depositor, the trustee, the master servicer, the securities administrator, the custodian and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the custodian's, the master servicer's, the securities administrator's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

      None of the depositor, the master servicer, the securities administrator, the custodian or the trustee are obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the master servicer, the securities administrator, the custodian or the trustee, as applicable, may undertake any action either of them deems necessary or desirable in respect of
(i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the master servicer, the securities administrator, the custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the master servicer, the securities administrator, the custodian and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

      The servicer is not obligated under its servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the servicing agreement, the servicer may undertake, with the consent of the related sponsor, any action the servicer deems necessary or desirable in respect of the certificateholders' interests in the mortgage loans. In the event the servicer undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the servicer will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the custodian, the master servicer, the securities administrator and the trustee (and the trustee may request any amendment or consent to any amendment of the servicing agreement) by written agreement, without consent of the holders of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor, the custodian, the trustee, the master servicer, the securities administrator or the servicer (with respect to the servicing agreement), or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or the servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement or the servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the Offered Certificates, as evidenced by
(i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

      The pooling and servicing agreement may be amended from time to time by the depositor, the custodian, the master servicer, the securities administrator and the trustee (and the trustee will request the servicer to amend the servicing agreement) and with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                       PREPAYMENT AND YIELD CONSIDERATIONS

The Certificates

         Each Interest Accrual Period for the Class A-1 Certificates will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date. Each Interest Accrual Period for the other Offered Certificates will be the calendar month immediately prior to the month in which the relevant distribution date occurs.

Defaults

         The yield to maturity of the Offered Certificates, and particularly the Subordinate Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally applicable to prime mortgage loans with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of prime mortgage loans.

Prepayment Considerations and Risks

       The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the original loan seller or purchases pursuant to the optional clean-up call, as described in this free writing prospectus). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this free writing prospectus.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in connection with the termination of the issuing entity, as described in this free writing prospectus) will result in distributions on the Offered Certificates of principal amounts (with the exception of principal prepayments, which will result in distributions on the Offered Certificates of Deferred Interest amounts, as well as principal amounts, if greater than Deferred Interest amounts) which would otherwise be distributed over the remaining terms of the mortgage loans. In addition, because, for a certain period of time after the issuance of the Offered Certificates, the Senior Certificates in the aggregate will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally greater than their proportionate interest in the mortgage loans, the rate of principal prepayments on the mortgage loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such certificates than if such certificateholders were entitled only to their proportionate interest in such amounts. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers may be inclined to refinance their mortgage loans with a fixed rate loan to "lock in" a lower interest rate. The mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      In general, if you purchase an Offered Certificate at a premium over its face amount and payments of principal on the mortgage loans occur at a rate faster than that assumed at the time of purchase, your actual yield to maturity will be lower than that anticipated at the time of your purchase. If you purchase a Class A-X certificate and payments of principal occur at a rate faster than that assumed at the time of purchase, you may not recover your initial investment. Conversely, if an Offered Certificate (other than the Class A-X certificates) is purchased at a discount from its face amount and payments of principal on the mortgage loans at a rate slower than that assumed at the time of your purchase, your actual yield to maturity will be lower than originally anticipated.

      When a borrower prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for such mortgage loan, the borrower pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. In addition, if any principal is recovered in advance of its due date without payment of interest on such amount, absent sufficient Compensating Interest (to the extent available as described in this free writing prospectus to cover Prepayment Interest Shortfalls resulting from such principal prepayments or other recoveries of principal), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a borrower prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, or when any other recovery of principal is received other than on a due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the distribution date in the next month. Therefore, up to one month of interest shortfall accrues on the amount of such excess.

      No assurance can be given as to the rate or timing of principal payments, prepayments or other recoveries of principal on the mortgage loans.

      To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment or recovery of principal, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of Offered Certificates would otherwise be entitled in reduction of that amount.

      The negative amortization feature of the mortgage loans may affect the yields on the Certificates. Amounts received in respect of prepayment principal collections on the mortgage loans will be used to cover interest shortfalls resulting from negative amortization. To the extent that the aggregate amount of negative amortization with respect to all mortgage loans for a given month exceeds partial and full principal prepayments for the related Distribution Date, such excess amount, referred to in this free writing prospectus as Net Deferred Interest, will be deducted from the interest payable to the certificates and added to the Class Certificate Balances of the certificates thereby causing a delay in the payment of accrued interest.

      Negative amortization may increase the risk of default. The outstanding principal balance of a mortgage loan that is subject to negative amortization increases by the amount of interest that is deferred as described in this free writing prospectus. During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of the mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. Further, the use of the principal prepayments to offset Deferred Interest may affect the weighted average lives and yields on the Offered Certificates.

      As described in this free writing prospectus under "Description of the Certificates--Distributions of Principal of the Certificates," the Senior Prepayment Percentage of all principal prepayments or net prepayment amounts (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like and amounts used to offset Deferred Interest) initially will be distributed to the classes of Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the applicable definition of "Senior Prepayment Percentage."

The Subordinate Certificates

      The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B-1, Class B-2 and Class B-3 certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of borrower defaults on the mortgage loans resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Allocation of Losses on the Certificates" in this free writing prospectus for a description of the manner in which such losses are borne by the holders of the Certificates. If the purchaser of a Class B-1, Class B-2 or Class B-3 certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

      The yields to maturity on the Subordinate Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower alphanumerical designations, and the yields to maturity on all of the Subordinate Certificates will be more sensitive to such losses than will the yields on the Senior Certificates. The Subordinate Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans (other than Excess Losses) because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Subordinate Certificate Writedown Amount. To the extent not covered by the servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

      (g) on the yields to investors in the Subordinate Certificates with higher alphanumerical designations than on the yields to investors in the Subordinate Certificates with lower alphanumerical designations;

      (h) on the yields to investors in the Subordinate Certificates than on the yields to investors in the Senior Certificates; and

      (i) on the yields to investors in the Senior Certificates with higher alphanumerical designations than on the yields to investors in the Senior Certificates with lower alphanumerical designations.

      As described under "Description of the Certificates--Distributions of Interest on the Certificates," "--Distributions of Principal of the Certificates," "--Allocation of Losses on the Certificates" and

"--Subordination of Subordinate Certificates" in this free writing prospectus, amounts otherwise distributable to holders of any class of Subordinate Certificates will be made available to protect the holders of the more senior ranking classes of related certificates against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Subordinate Certificates.

Structuring Assumptions

      The prepayment model used in this free writing prospectus represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. One hundred percent (100%) of the prepayment assumption with respect to the mortgage loans assumes a constant prepayment rate of 25% per annum each month for the mortgage loans.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

            o the closing date for the certificates occurs on or about February 13, 2008;

            o distributions on the certificates are made on the 25th day of each month, commencing in February 2008, in accordance with the priorities described in this free writing prospectus;

            o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

            o prepayments include 30 days' interest on the related mortgage loan;

            o the optional clean-up call is not exercised (except with respect to the weighted average life to call);

            o with respect to each mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable minimum and maximum interest rate), (b) the Loan Index remains constant at 4.330% per annum, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except with respect to mortgage loans that are balloon loans);

            o     One-Month LIBOR remains constant at 3.181% per annum;

            o     One-Year MTA remains constant at 4.330% per annum;

            o no delinquencies or defaults in the payment by borrowers of principal of and interest on the mortgage loans are experienced;

            o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in February 2008 with respect to the mortgage loans, and are computed prior to giving effect to prepayments received on the last day of the prior month;

            o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in January 2008 with respect to the mortgage loans;

            o the respective initial Class Certificate Balance or Notional Amounts of each class of certificates is as set forth on page S-4 of this free writing prospectus;

            o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this free writing prospectus;

            o the assumed mortgage loans have the approximate initial characteristics described below as of the Statistical Calculation Date (or, if otherwise specifically indicated, the cut-off date);

            o each mortgage loan will have a rate reset frequency and next rate reset of one month;

            o payments of the given Minimum Monthly Payment are made until the next payment reset date;

            o each mortgage loan will have a payment reset frequency of twelve months;

            o     each mortgage loan will have a Payment Cap of 7.50%; and

            o each mortgage loan will recast to a fully amortizing loan on the fifth payment adjustment date and every fifth payment adjustment date thereafter.



                                                                 Lender Paid                                Statistical
                                                                  Mortgage     Servicing                  Calculation Date
                                                                  Insurance       Fee         Index          Principal
Type                                                               Fee (%)        (%)          Name         Balance ($)
--------------------------------------------------------------   -----------   ---------   ------------   ----------------
ARM 1st Lien POA 1yr/1yr 0 110 None 0                                  0.035       0.375   One-Year MTA      16,007,073.77
ARM 1st Lien POA 1yr/1yr 0 115 None 0                                  0.047       0.375   One-Year MTA      24,460,371.81
ARM 1st Lien POA 1yr/1yr 12 110 1% HARD                                0.000       0.375   One-Year MTA         193,695.14
ARM 1st Lien POA 1yr/1yr 12 110 2% HARD                                0.000       0.375   One-Year MTA       3,740,811.93
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% HARD                         0.015       0.375   One-Year MTA      15,950,162.68
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% SOFT                         0.000       0.375   One-Year MTA       6,194,262.83
ARM 1st Lien POA 1yr/1yr 12 110 Lesser of 2% 3 mos SOFT                0.000       0.375   One-Year MTA         339,567.89
ARM 1st Lien POA 1yr/1yr 12 115 1% HARD                                0.000       0.375   One-Year MTA         384,593.90
ARM 1st Lien POA 1yr/1yr 12 115 2 mos 66% HARD                         0.000       0.375   One-Year MTA         527,538.31
ARM 1st Lien POA 1yr/1yr 12 115 2% HARD                                0.000       0.375   One-Year MTA       1,887,277.70
ARM 1st Lien POA 1yr/1yr 12 115 2%80% HARD                             0.000       0.375   One-Year MTA         233,472.41
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% HARD                         0.077       0.375   One-Year MTA      40,441,411.15
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% SOFT                         0.000       0.375   One-Year MTA         684,159.00
ARM 1st Lien POA 1yr/1yr 12 115 Lesser of 2% 3 mos HARD                0.000       0.375   One-Year MTA         448,227.21
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% HARD                         0.000       0.375   One-Year MTA       9,671,001.02
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% SOFT                         0.000       0.375   One-Year MTA         529,234.03
ARM 1st Lien POA 1yr/1yr 24 115 6 mos 80% HARD                         0.053       0.375   One-Year MTA       4,287,570.52
ARM 1st Lien POA 1yr/1yr 36 110 1% HARD                                0.188       0.375   One-Year MTA         598,382.51
ARM 1st Lien POA 1yr/1yr 36 110 2% HARD                                0.106       0.375   One-Year MTA       4,052,133.45
ARM 1st Lien POA 1yr/1yr 36 110 2% SOFT                                0.000       0.375   One-Year MTA       1,143,852.64
ARM 1st Lien POA 1yr/1yr 36 110 3-2-1 HARD                             0.000       0.375   One-Year MTA       1,108,210.96
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% HARD                         0.027       0.375   One-Year MTA      38,263,090.05
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% SOFT                         0.016       0.375   One-Year MTA      36,815,872.58
ARM 1st Lien POA 1yr/1yr 36 110 Lesser of 2% 3 mos HARD                0.000       0.375   One-Year MTA         853,572.86
ARM 1st Lien POA 1yr/1yr 36 115 1% HARD                                0.075       0.375   One-Year MTA       1,480,875.08
ARM 1st Lien POA 1yr/1yr 36 115 2 mos 66% HARD                         0.000       0.375   One-Year MTA         195,714.61
ARM 1st Lien POA 1yr/1yr 36 115 2% HARD                                0.000       0.375   One-Year MTA       3,643,695.39
ARM 1st Lien POA 1yr/1yr 36 115 3-2-1 HARD                             0.000       0.375   One-Year MTA         711,045.43
ARM 1st Lien POA 1yr/1yr 36 115 5% HARD                                1.170       0.375   One-Year MTA         108,460.87
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% HARD                         0.117       0.375   One-Year MTA      37,283,714.64
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% SOFT                         0.000       0.375   One-Year MTA       2,438,908.56
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos HARD                0.000       0.375   One-Year MTA       2,093,942.60
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos SOFT                0.535       0.375   One-Year MTA       1,249,078.31
ARM 1st Lien POA 1yr/1yr- B30/40 12 110 6 mos 80% SOFT                 0.000       0.375   One-Year MTA         352,446.00
ARM 1st Lien POA 1yr/1yr- B30/40 24 110 6 mos 80% HARD                 0.000       0.375   One-Year MTA         987,419.37
ARM 1st Lien POA 1yr/1yr- B30/40 36 110 6 mos 80% HARD                 0.000       0.375   One-Year MTA       1,221,542.55
ARM 1st Lien POA 1yr/1yr-40year 0 110 None 0                           0.000       0.375   One-Year MTA       5,509,345.21
ARM 1st Lien POA 1yr/1yr-40year 0 115 None 0                           0.007       0.375   One-Year MTA       9,684,194.33
ARM 1st Lien POA 1yr/1yr-40year 12 110 2% HARD                         0.000       0.375   One-Year MTA       7,573,188.38
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% HARD                  0.092       0.375   One-Year MTA       2,095,345.55
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% SOFT                  0.000       0.375   One-Year MTA         429,755.09
ARM 1st Lien POA 1yr/1yr-40year 12 115 2 mos 66% HARD                  0.790       0.375   One-Year MTA         397,353.43
ARM 1st Lien POA 1yr/1yr-40year 12 115 2% HARD                         0.154       0.375   One-Year MTA       2,113,839.58
ARM 1st Lien POA 1yr/1yr-40year 12 115 6 mos 80% HARD                  0.047       0.375   One-Year MTA      23,199,750.05
ARM 1st Lien POA 1yr/1yr-40year 24 110 2% HARD                         0.000       0.375   One-Year MTA         761,643.61
ARM 1st Lien POA 1yr/1yr-40year 24 110 6 mos 80% HARD                  0.000       0.375   One-Year MTA       2,969,024.63
ARM 1st Lien POA 1yr/1yr-40year 24 115 6 mos 80% HARD                  0.000       0.375   One-Year MTA       3,448,386.78
ARM 1st Lien POA 1yr/1yr-40year 36 110 1% HARD                         0.000       0.375   One-Year MTA         200,475.64
ARM 1st Lien POA 1yr/1yr-40year 36 110 3-2-1 HARD                      0.000       0.375   One-Year MTA       1,594,523.32
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% HARD                  0.097       0.375   One-Year MTA      13,058,860.73
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% SOFT                  0.000       0.375   One-Year MTA       4,095,161.01
ARM 1st Lien POA 1yr/1yr-40year 36 115 2% HARD                         0.000       0.375   One-Year MTA       1,547,018.18
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% HARD                  0.029       0.375   One-Year MTA      26,447,039.34
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% SOFT                  0.000       0.375   One-Year MTA         437,498.65
ARM 1st Lien POA 1yr/1yr-40year 36 115 Lesser of 2% 3 mos HARD         0.000       0.375   One-Year MTA         382,295.61
ARM 1st Lien POA 5yr/1yr 0 115 None 0                                  0.000       0.375   One-Year MTA         582,131.61
ARM 1st Lien POA 5yr/1yr 12 110 6 mos 80% HARD                         0.000       0.375   One-Year MTA         307,195.85
ARM 1st Lien POA 5yr/1yr 12 115 6 mos 80% HARD                         0.000       0.375   One-Year MTA         683,328.18
ARM 1st Lien POA 5yr/1yr 36 110 1% HARD                                0.000       0.375   One-Year MTA         340,579.06
ARM 1st Lien POA 5yr/1yr 36 110 2% HARD                                0.133       0.375   One-Year MTA       1,253,405.63
ARM 1st Lien POA 5yr/1yr 36 110 2% SOFT                                0.000       0.375   One-Year MTA         295,265.73
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% HARD                         0.095       0.375   One-Year MTA       3,852,077.48
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% SOFT                         0.000       0.375   One-Year MTA       1,595,357.09
ARM 1st Lien POA 5yr/1yr 36 115 6 mos 80% HARD                         0.000       0.375   One-Year MTA       1,318,367.75

                                                                                   Statistical                     Remaining
                                                                                   Calculation     Remaining        Term to
                                                                                      Date        Amortization    Maturity as
                                                                 Current Minimum      Gross      Term as of the      of the
                                                                     Monthly        Interest      Cut-off Date    Cut-off Date
Type                                                              Payments ($)      Rate (%)        (Months)        (Months)
--------------------------------------------------------------   ---------------   -----------   --------------   ------------
ARM 1st Lien POA 1yr/1yr 0 110 None 0                                  78,497.62         7.914              335            335
ARM 1st Lien POA 1yr/1yr 0 115 None 0                                 100,253.49         7.920              348            348
ARM 1st Lien POA 1yr/1yr 12 110 1% HARD                                   800.48         8.125              352            352
ARM 1st Lien POA 1yr/1yr 12 110 2% HARD                                15,634.32         7.822              334            334
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% HARD                         63,659.21         8.230              341            341
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% SOFT                         31,727.31         7.322              316            316
ARM 1st Lien POA 1yr/1yr 12 110 Lesser of 2% 3 mos SOFT                 1,479.54         8.125              349            349
ARM 1st Lien POA 1yr/1yr 12 115 1% HARD                                 1,405.48         8.288              354            354
ARM 1st Lien POA 1yr/1yr 12 115 2 mos 66% HARD                          1,991.06         8.375              346            346
ARM 1st Lien POA 1yr/1yr 12 115 2% HARD                                 8,515.83         7.928              350            350
ARM 1st Lien POA 1yr/1yr 12 115 2%80% HARD                                990.81         8.125              341            341
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% HARD                        156,740.78         7.988              348            348
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% SOFT                          3,186.82         8.375              344            344
ARM 1st Lien POA 1yr/1yr 12 115 Lesser of 2% 3 mos HARD                 1,854.02         8.444              351            351
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% HARD                         37,261.22         8.033              339            339
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% SOFT                          2,872.73         8.050              334            334
ARM 1st Lien POA 1yr/1yr 24 115 6 mos 80% HARD                         14,508.12         7.467              351            351
ARM 1st Lien POA 1yr/1yr 36 110 1% HARD                                 2,882.13         8.357              330            330
ARM 1st Lien POA 1yr/1yr 36 110 2% HARD                                22,916.82         8.077              329            329
ARM 1st Lien POA 1yr/1yr 36 110 2% SOFT                                 4,793.29         7.650              325            325
ARM 1st Lien POA 1yr/1yr 36 110 3-2-1 HARD                              4,771.21         7.581              325            325
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% HARD                        183,626.37         8.182              334            334
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% SOFT                        177,814.79         7.819              322            322
ARM 1st Lien POA 1yr/1yr 36 110 Lesser of 2% 3 mos HARD                 3,921.72         7.910              334            334
ARM 1st Lien POA 1yr/1yr 36 115 1% HARD                                 6,169.09         7.460              352            352
ARM 1st Lien POA 1yr/1yr 36 115 2 mos 66% HARD                            939.05         8.250              342            342
ARM 1st Lien POA 1yr/1yr 36 115 2% HARD                                15,824.31         7.969              349            349
ARM 1st Lien POA 1yr/1yr 36 115 3-2-1 HARD                              2,594.87         8.200              334            334
ARM 1st Lien POA 1yr/1yr 36 115 5% HARD                                   712.99         8.250              346            346
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% HARD                        151,762.15         7.966              349            349
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% SOFT                          8,557.54         7.663              341            341
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos HARD                 7,505.42         7.815              340            340
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos SOFT                 7,077.26         8.201              339            339
ARM 1st Lien POA 1yr/1yr- B30/40 12 110 6 mos 80% SOFT                    864.77         8.250              471            351
ARM 1st Lien POA 1yr/1yr- B30/40 24 110 6 mos 80% HARD                  2,497.22         8.082              466            346
ARM 1st Lien POA 1yr/1yr- B30/40 36 110 6 mos 80% HARD                  2,991.28         8.594              471            351
ARM 1st Lien POA 1yr/1yr-40year 0 110 None 0                           28,662.72         7.874              452            452
ARM 1st Lien POA 1yr/1yr-40year 0 115 None 0                           31,432.31         8.070              468            468
ARM 1st Lien POA 1yr/1yr-40year 12 110 2% HARD                         36,523.91         7.730              450            450
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% HARD                   9,935.39         7.821              453            453
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% SOFT                   3,129.67         8.363              451            451
ARM 1st Lien POA 1yr/1yr-40year 12 115 2 mos 66% HARD                   1,816.24         8.000              464            464
ARM 1st Lien POA 1yr/1yr-40year 12 115 2% HARD                          7,942.54         8.254              469            469
ARM 1st Lien POA 1yr/1yr-40year 12 115 6 mos 80% HARD                  72,014.80         8.269              469            469
ARM 1st Lien POA 1yr/1yr-40year 24 110 2% HARD                          1,936.72         7.638              460            460
ARM 1st Lien POA 1yr/1yr-40year 24 110 6 mos 80% HARD                   8,525.81         7.622              458            458
ARM 1st Lien POA 1yr/1yr-40year 24 115 6 mos 80% HARD                  10,628.10         8.171              474            474
ARM 1st Lien POA 1yr/1yr-40year 36 110 1% HARD                            815.36         8.138              465            465
ARM 1st Lien POA 1yr/1yr-40year 36 110 3-2-1 HARD                       9,400.60         8.115              451            451
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% HARD                  48,217.20         7.962              457            457
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% SOFT                  20,252.00         8.114              448            448
ARM 1st Lien POA 1yr/1yr-40year 36 115 2% HARD                          7,192.41         7.870              473            473
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% HARD                  83,545.09         8.021              469            469
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% SOFT                   1,074.64         8.125              472            472
ARM 1st Lien POA 1yr/1yr-40year 36 115 Lesser of 2% 3 mos HARD          2,092.92         9.063              470            470
ARM 1st Lien POA 5yr/1yr 0 115 None 0                                   2,545.92         7.619              349            349
ARM 1st Lien POA 5yr/1yr 12 110 6 mos 80% HARD                          1,921.67         8.688              339            339
ARM 1st Lien POA 5yr/1yr 12 115 6 mos 80% HARD                          2,441.38         7.962              350            350
ARM 1st Lien POA 5yr/1yr 36 110 1% HARD                                 1,623.13         8.538              338            338
ARM 1st Lien POA 5yr/1yr 36 110 2% HARD                                 5,580.92         8.007              336            336
ARM 1st Lien POA 5yr/1yr 36 110 2% SOFT                                 1,203.26         8.538              339            339
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% HARD                         16,727.65         8.139              336            336
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% SOFT                          6,382.02         8.091              335            335
ARM 1st Lien POA 5yr/1yr 36 115 6 mos 80% HARD                          5,686.09         7.972              350            350

                                                                                                                    Next Pay
                                                                                                                    Reset as
                                                                 Original                                            of the
                                                                 Term to                      Negative     Gross    Cut-off
                                                                 Maturity     Original      Amortization   Margin     Date
Type                                                             (Months)    Balance ($)      Cap (%)       (%)     (Months)
--------------------------------------------------------------   --------   -------------   ------------   ------   --------
ARM 1st Lien POA 1yr/1yr 0 110 None 0                                 360   15,378,566.00            110    3.156          7
ARM 1st Lien POA 1yr/1yr 0 115 None 0                                 360   23,752,775.00            115    3.131          7
ARM 1st Lien POA 1yr/1yr 12 110 1% HARD                               360      192,000.00            110    3.375          5
ARM 1st Lien POA 1yr/1yr 12 110 2% HARD                               360    3,525,300.00            110    3.064          9
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% HARD                        360   15,170,486.00            110    3.473          7
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% SOFT                        360    6,595,000.00            110    2.557         10
ARM 1st Lien POA 1yr/1yr 12 110 Lesser of 2% 3 mos SOFT               360      460,000.00            110    3.525          2
ARM 1st Lien POA 1yr/1yr 12 115 1% HARD                               360      380,250.00            115    3.500          7
ARM 1st Lien POA 1yr/1yr 12 115 2 mos 66% HARD                        360      504,800.00            115    3.525         11
ARM 1st Lien POA 1yr/1yr 12 115 2% HARD                               360    1,846,800.00            115    3.121          7
ARM 1st Lien POA 1yr/1yr 12 115 2%80% HARD                            360      221,600.00            115    3.275          6
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% HARD                        360   39,355,225.00            115    3.195          7
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% SOFT                        360      650,000.00            115    3.525          9
ARM 1st Lien POA 1yr/1yr 12 115 Lesser of 2% 3 mos HARD               360      445,000.00            115    3.656          4
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% HARD                        360    9,475,900.00            110    3.242          7
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% SOFT                        360      497,000.00            110    3.357          4
ARM 1st Lien POA 1yr/1yr 24 115 6 mos 80% HARD                        360    4,207,850.00            115    2.669          7
ARM 1st Lien POA 1yr/1yr 36 110 1% HARD                               360      567,000.00            110    3.569          7
ARM 1st Lien POA 1yr/1yr 36 110 2% HARD                               360    3,809,950.00            110    3.307          4
ARM 1st Lien POA 1yr/1yr 36 110 2% SOFT                               360    1,108,000.00            110    2.886          2
ARM 1st Lien POA 1yr/1yr 36 110 3-2-1 HARD                            360    1,072,000.00            110    2.827          2
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% HARD                        360   36,562,673.00            110    3.401          5
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% SOFT                        360   35,947,830.00            110    3.038          4
ARM 1st Lien POA 1yr/1yr 36 110 Lesser of 2% 3 mos HARD               360      818,000.00            110    3.122          5
ARM 1st Lien POA 1yr/1yr 36 115 1% HARD                               360    1,461,966.00            115    2.747          8
ARM 1st Lien POA 1yr/1yr 36 115 2 mos 66% HARD                        360      187,500.00            115    3.450          7
ARM 1st Lien POA 1yr/1yr 36 115 2% HARD                               360    3,585,600.00            115    3.195          5
ARM 1st Lien POA 1yr/1yr 36 115 3-2-1 HARD                            360      666,500.00            115    3.400         11
ARM 1st Lien POA 1yr/1yr 36 115 5% HARD                               360      104,400.00            115    3.450         11
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% HARD                        360   36,364,658.00            115    3.195          7
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% SOFT                        360    2,389,500.00            115    2.928          4
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos HARD               360    1,984,500.00            115    3.044         10
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos SOFT               360    1,183,050.00            115    3.401          4
ARM 1st Lien POA 1yr/1yr- B30/40 12 110 6 mos 80% SOFT                360      342,000.00            110    3.500          4
ARM 1st Lien POA 1yr/1yr- B30/40 24 110 6 mos 80% HARD                360      940,000.00            110    3.318          5
ARM 1st Lien POA 1yr/1yr- B30/40 36 110 6 mos 80% HARD                360    1,183,000.00            110    3.812          4
ARM 1st Lien POA 1yr/1yr-40year 0 110 None 0                          480    5,053,450.00            110    3.120          7
ARM 1st Lien POA 1yr/1yr-40year 0 115 None 0                          480    9,376,010.00            115    3.294          8
ARM 1st Lien POA 1yr/1yr-40year 12 110 2% HARD                        480    6,964,200.00            110    2.961          7
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% HARD                 480    1,932,300.00            110    3.008          7
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% SOFT                 480      392,000.00            110    3.500          8
ARM 1st Lien POA 1yr/1yr-40year 12 115 2 mos 66% HARD                 480      390,500.00            115    3.150          9
ARM 1st Lien POA 1yr/1yr-40year 12 115 2% HARD                        480    2,054,872.00            115    3.492          9
ARM 1st Lien POA 1yr/1yr-40year 12 115 6 mos 80% HARD                 480   22,465,283.20            115    3.493          8
ARM 1st Lien POA 1yr/1yr-40year 24 110 2% HARD                        480      712,500.00            110    2.850          5
ARM 1st Lien POA 1yr/1yr-40year 24 110 6 mos 80% HARD                 480    2,792,400.00            110    2.834          3
ARM 1st Lien POA 1yr/1yr-40year 24 115 6 mos 80% HARD                 480    3,394,532.80            115    3.391          7
ARM 1st Lien POA 1yr/1yr-40year 36 110 1% HARD                        480      191,000.00            110    3.350         10
ARM 1st Lien POA 1yr/1yr-40year 36 110 3-2-1 HARD                     480    1,471,350.00            110    3.327          8
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% HARD                 480   12,372,396.00            110    3.209          4
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% SOFT                 480    3,815,700.00            110    3.333          5
ARM 1st Lien POA 1yr/1yr-40year 36 115 2% HARD                        480    1,519,500.00            115    3.094          9
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% HARD                 480   25,765,650.00            115    3.254          8
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% SOFT                 480      425,000.00            115    3.500          5
ARM 1st Lien POA 1yr/1yr-40year 36 115 Lesser of 2% 3 mos HARD        480      373,500.00            115    4.200          3
ARM 1st Lien POA 5yr/1yr 0 115 None 0                                 360      568,000.00            115    2.922         50
ARM 1st Lien POA 5yr/1yr 12 110 6 mos 80% HARD                        360      287,920.00            110    3.900         40
ARM 1st Lien POA 5yr/1yr 12 115 6 mos 80% HARD                        360      665,000.00            115    3.300         51
ARM 1st Lien POA 5yr/1yr 36 110 1% HARD                               360      320,000.00            110    3.750         39
ARM 1st Lien POA 5yr/1yr 36 110 2% HARD                               360    1,304,950.00            110    3.219         37
ARM 1st Lien POA 5yr/1yr 36 110 2% SOFT                               360      279,999.00            110    3.750         40
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% HARD                        360    3,666,550.00            110    3.372         37
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% SOFT                        360    1,528,236.00            110    3.303         36
ARM 1st Lien POA 5yr/1yr 36 115 6 mos 80% HARD                        360    1,289,800.00            115    3.209         51



                                                                                         Prepay
                                                                                        Penalty
                                                                 Minimum    Maximum        Term              Prepay
Type                                                             Rate (%)   Rate (%)   (Months)         Description
--------------------------------------------------------------   --------   --------   --------   -----------------
ARM 1st Lien POA 1yr/1yr 0 110 None 0                               3.156     10.166        N/A                 N/A
ARM 1st Lien POA 1yr/1yr 0 115 None 0                               3.131      9.988        N/A                 N/A
ARM 1st Lien POA 1yr/1yr 12 110 1% HARD                             3.375      9.999         12                   1
ARM 1st Lien POA 1yr/1yr 12 110 2% HARD                             3.064     10.384         12                   2
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% HARD                      3.473     10.097         12            6 mos 80
ARM 1st Lien POA 1yr/1yr 12 110 6 mos 80% SOFT                      2.557      9.948         12            6 mos 80
ARM 1st Lien POA 1yr/1yr 12 110 Lesser of 2% 3 mos SOFT             3.525      9.950         12   Lesser of 2 3 mos
ARM 1st Lien POA 1yr/1yr 12 115 1% HARD                             3.500      9.950         12                   1
ARM 1st Lien POA 1yr/1yr 12 115 2 mos 66% HARD                      3.525      9.950         12            2 mos 66
ARM 1st Lien POA 1yr/1yr 12 115 2% HARD                             3.121      9.950         12                   2
ARM 1st Lien POA 1yr/1yr 12 115 2%80% HARD                          3.275      9.950         12               2%80%
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% HARD                      3.195      9.980         12            6 mos 80
ARM 1st Lien POA 1yr/1yr 12 115 6 mos 80% SOFT                      3.525      9.950         12            6 mos 80
ARM 1st Lien POA 1yr/1yr 12 115 Lesser of 2% 3 mos HARD             3.656      9.950         12   Lesser of 2 3 mos
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% HARD                      3.242      9.978         24            6 mos 80
ARM 1st Lien POA 1yr/1yr 24 110 6 mos 80% SOFT                      3.357      9.978         24            6 mos 80
ARM 1st Lien POA 1yr/1yr 24 115 6 mos 80% HARD                      2.669      9.950         24            6 mos 80
ARM 1st Lien POA 1yr/1yr 36 110 1% HARD                             3.569      9.950         36                   1
ARM 1st Lien POA 1yr/1yr 36 110 2% HARD                             3.307     10.410         36                   2
ARM 1st Lien POA 1yr/1yr 36 110 2% SOFT                             2.886      9.950         36                   2
ARM 1st Lien POA 1yr/1yr 36 110 3-2-1 HARD                          2.827      9.950         36               3-2-1
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% HARD                      3.401      9.988         36            6 mos 80
ARM 1st Lien POA 1yr/1yr 36 110 6 mos 80% SOFT                      3.038     10.009         36            6 mos 80
ARM 1st Lien POA 1yr/1yr 36 110 Lesser of 2% 3 mos HARD             3.122      9.950         36   Lesser of 2 3 mos
ARM 1st Lien POA 1yr/1yr 36 115 1% HARD                             2.747      9.950         36                   1
ARM 1st Lien POA 1yr/1yr 36 115 2 mos 66% HARD                      3.450      9.950         36            2 mos 66
ARM 1st Lien POA 1yr/1yr 36 115 2% HARD                             3.195     10.190         36                   2
ARM 1st Lien POA 1yr/1yr 36 115 3-2-1 HARD                          3.400      9.950         36               3-2-1
ARM 1st Lien POA 1yr/1yr 36 115 5% HARD                             3.450      9.950         36                   5
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% HARD                      3.195     10.041         36            6 mos 80
ARM 1st Lien POA 1yr/1yr 36 115 6 mos 80% SOFT                      2.928      9.950         36            6 mos 80
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos HARD             3.044      9.950         36   Lesser of 2 3 mos
ARM 1st Lien POA 1yr/1yr 36 115 Lesser of 2% 3 mos SOFT             3.401      9.950         36   Lesser of 2 3 mos
ARM 1st Lien POA 1yr/1yr- B30/40 12 110 6 mos 80% SOFT              3.500      9.950         12            6 mos 80
ARM 1st Lien POA 1yr/1yr- B30/40 24 110 6 mos 80% HARD              3.318     10.320         24            6 mos 80
ARM 1st Lien POA 1yr/1yr- B30/40 36 110 6 mos 80% HARD              3.812      9.950         36            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 0 110 None 0                        3.120     10.480        N/A                 N/A
ARM 1st Lien POA 1yr/1yr-40year 0 115 None 0                        3.294      9.958        N/A                 N/A
ARM 1st Lien POA 1yr/1yr-40year 12 110 2% HARD                      2.961      9.950         12                   2
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% HARD               3.008     12.141         12            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 12 110 6 mos 80% SOFT               3.500      9.950         12            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 12 115 2 mos 66% HARD               3.150      9.950         12            2 mos 66
ARM 1st Lien POA 1yr/1yr-40year 12 115 2% HARD                      3.492      9.950         12                   2
ARM 1st Lien POA 1yr/1yr-40year 12 115 6 mos 80% HARD               3.493      9.950         12            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 24 110 2% HARD                      2.850      9.950         24                   2
ARM 1st Lien POA 1yr/1yr-40year 24 110 6 mos 80% HARD               2.834      9.648         24            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 24 115 6 mos 80% HARD               3.391      9.950         24            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 36 110 1% HARD                      3.350      9.950         36                   1
ARM 1st Lien POA 1yr/1yr-40year 36 110 3-2-1 HARD                   3.327      9.950         36               3-2-1
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% HARD               3.209     10.436         36            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 36 110 6 mos 80% SOFT               3.333     11.174         36            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 36 115 2% HARD                      3.094      9.950         36                   2
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% HARD               3.254     10.097         36            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 36 115 6 mos 80% SOFT               3.500      9.950         36            6 mos 80
ARM 1st Lien POA 1yr/1yr-40year 36 115 Lesser of 2% 3 mos HARD      4.200      9.950         36   Lesser of 2 3 mos
ARM 1st Lien POA 5yr/1yr 0 115 None 0                               2.922      9.950        N/A                 N/A
ARM 1st Lien POA 5yr/1yr 12 110 6 mos 80% HARD                      3.900      9.950         12            6 mos 80
ARM 1st Lien POA 5yr/1yr 12 115 6 mos 80% HARD                      3.300      9.950         12            6 mos 80
ARM 1st Lien POA 5yr/1yr 36 110 1% HARD                             3.750      9.950         36                   1
ARM 1st Lien POA 5yr/1yr 36 110 2% HARD                             3.219      9.950         36                   2
ARM 1st Lien POA 5yr/1yr 36 110 2% SOFT                             3.750      9.950         36                   2
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% HARD                      3.372      9.870         36            6 mos 80
ARM 1st Lien POA 5yr/1yr 36 110 6 mos 80% SOFT                      3.303      9.850         36            6 mos 80
ARM 1st Lien POA 5yr/1yr 36 115 6 mos 80% HARD                      3.209      9.950         36            6 mos 80

      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the custodian and characteristics of the mortgage loans assumed in preparing the tables in this free writing prospectus.

Sensitivity of the Class A-X Certificates

      The Class A-X certificates will not be entitled to distributions of principal. As indicated in the table below, a higher than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in the failure of investors in the Class A-X certificates to fully recover their initial investment.

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-X certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

      The information set forth in the following table has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase price of the Class A-X certificates (expressed as a percentage of the initial Notional Amount of such class) is 4.00%, plus accrued interest.

            Sensitivity of the Class A-X Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                    Percentages of CPR (Constant Prepayment Rate)

  Class       5%      15%      20%      25%      30%      35%
---------   -----    -----    -----    -----    -----    -----
Class A-X   47.91%   33.94%   26.57%   18.71%   10.31%    1.29%

      It is unlikely that the mortgage loans will have the precise characteristics described in this free writing prospectus or that the mortgage loans will all prepay at the same rate until maturity or that the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-X certificates is likely to differ from those shown in the table above, even if all of the mortgage loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the mortgage loans for any period or over the life of such certificates or as to the yield on such certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-X certificates.

      Investors in the Class A-X certificates should note that increases in One-Month LIBOR or One-Year MTA, as applicable, may have a negative effect on the yield on the Class A-X certificates and may reduce their yield to zero. In addition, investors in the Class A-X certificates should note that their yield will be materially and adversely affected to the extent that Carryover Shortfall Amounts exist.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield Considerations" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest on the Certificates" in this free writing prospectus.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V  SCENARIO VI
----------   -----------   ------------   -----------   ----------  -----------
        20%           60%            80%          100%         120%         140%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                      Class A-1, Class A-2 and Class A-3
DISTRIBUTION DATE                                             PREPAYMENT SCENARIO
                                                ---------------------------------------------------
                                                     I       II      III       IV        V       VI
                                                ------   ------   ------   ------   ------   ------
Initial Percentage ..........................      100      100      100      100      100      100
January 2009 ................................       97       85       79       74       68       62
January 2010 ................................       93       72       62       53       44       37
January 2011 ................................       89       60       48       37       29       22
January 2012 ................................       84       49       37       28       21       14
January 2013 ................................       78       40       29       21       14        9
January 2014 ................................       73       33       23       15       10        6
January 2015 ................................       67       28       18       11        7        4
January 2016 ................................       62       23       14        8        5        2
January 2017 ................................       57       19       11        6        3        2
January 2018 ................................       53       16        9        5        2        1
January 2019 ................................       49       14        7        3        2        1
January 2020 ................................       45       11        5        2        1        0
January 2021 ................................       41        9        4        2        1        0
January 2022 ................................       38        8        3        1        0        0
January 2023 ................................       35        6        3        1        0        0
January 2024 ................................       32        5        2        1        0        0
January 2025 ................................       29        4        1        0        0        0
January 2026 ................................       26        3        1        0        0        0
January 2027 ................................       24        3        1        0        0        0
January 2028 ................................       21        2        1        0        0        0
January 2029 ................................       19        2        0        0        0        0
January 2030 ................................       17        1        0        0        0        0
January 2031 ................................       14        1        0        0        0        0
January 2032 ................................       12        1        0        0        0        0
January 2033 ................................       10        1        0        0        0        0
January 2034 ................................        8        0        0        0        0        0
January 2035 ................................        6        0        0        0        0        0
January 2036 ................................        5        0        0        0        0        0
January 2037 ................................        4        0        0        0        0        0
January 2038 ................................        3        0        0        0        0        0
January 2039 ................................        3        0        0        0        0        0
January 2040 ................................        2        0        0        0        0        0
January 2041 ................................        2        0        0        0        0        0
January 2042 ................................        2        0        0        0        0        0
January 2043 ................................        1        0        0        0        0        0
January 2044 ................................        1        0        0        0        0        0
January 2045 ................................        1        0        0        0        0        0
January 2046 ................................        0        0        0        0        0        0
January 2047 ................................        0        0        0        0        0        0
January 2048 ................................        0        0        0        0        0        0
Weighted Average Life to Maturity (years) (2)    12.53     5.47     4.09     3.18     2.54     2.07
Weighted Average Life to Call (2) (3) .......    12.16     5.07     3.75     2.91     2.33     1.90

                                                          Class B-1, Class B-2 and Class B-3
DISTRIBUTION DATE                                                 PREPAYMENT SCENARIO
                                                ---------------------------------------------------
                                                     I       II      III       IV        V       VI
                                                ------   ------   ------   ------   ------   ------
Initial Percentage ..........................      100      100      100      100      100      100
January 2009 ................................      100      100      100      100      100      100
January 2010 ................................      100      100      100      100      100       95
January 2011 ................................       99       99       99       95       85       77
January 2012 ................................       99       99       87       71       60       50
January 2013 ................................       98       92       69       53       41       32
January 2014 ................................       96       77       54       39       28       21
January 2015 ................................       95       65       43       29       20       13
January 2016 ................................       93       54       34       21       14        8
January 2017 ................................       92       45       26       16        9        5
January 2018 ................................       90       38       21       12        6        3
January 2019 ................................       87       31       16        8        4        2
January 2020 ................................       83       26       13        6        3        1
January 2021 ................................       78       22       10        5        2        1
January 2022 ................................       73       18        8        3        1        1
January 2023 ................................       67       15        6        2        1        0
January 2024 ................................       61       12        5        2        1        0
January 2025 ................................       56       10        4        1        0        0
January 2026 ................................       51        8        3        1        0        0
January 2027 ................................       46        6        2        1        0        0
January 2028 ................................       41        5        2        0        0        0
January 2029 ................................       36        4        1        0        0        0
January 2030 ................................       32        3        1        0        0        0
January 2031 ................................       28        2        1        0        0        0
January 2032 ................................       23        2        0        0        0        0
January 2033 ................................       19        1        0        0        0        0
January 2034 ................................       16        1        0        0        0        0
January 2035 ................................       12        1        0        0        0        0
January 2036 ................................        9        0        0        0        0        0
January 2037 ................................        7        0        0        0        0        0
January 2038 ................................        6        0        0        0        0        0
January 2039 ................................        5        0        0        0        0        0
January 2040 ................................        4        0        0        0        0        0
January 2041 ................................        4        0        0        0        0        0
January 2042 ................................        3        0        0        0        0        0
January 2043 ................................        2        0        0        0        0        0
January 2044 ................................        2        0        0        0        0        0
January 2045 ................................        1        0        0        0        0        0
January 2046 ................................        0        0        0        0        0        0
January 2047 ................................        0        0        0        0        0        0
January 2048 ................................        0        0        0        0        0        0
Weighted Average Life to Maturity (years) (2)    18.62     9.89     7.54     6.14     5.24     4.59
Weighted Average Life to Call (2) (3) .......    17.92     8.96     6.76     5.45     4.62     4.00

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

          Percent of Initial Class Certificate Balance Outstanding(1)

                                                                      Class A-X*
DISTRIBUTION DATE                                                 PREPAYMENT SCENARIO
                                                ---------------------------------------------------
                                                     I       II      III       IV        V       VI
                                                ------   ------   ------   ------   ------   ------
Initial Percentage ..........................      100      100      100      100      100      100
January 2009 ................................       97       87       82       77       72       67
January 2010 ................................       94       75       67       59       51       44
January 2011 ................................       90       65       54       45       36       29
January 2012 ................................       86       55       43       33       25       19
January 2013 ................................       81       46       34       25       18       12
January 2014 ................................       76       39       27       18       12        8
January 2015 ................................       71       32       21       14        8        5
January 2016 ................................       66       27       17       10        6        3
January 2017 ................................       62       23       13        7        4        2
January 2018 ................................       57       19       10        5        3        1
January 2019 ................................       53       16        8        4        2        1
January 2020 ................................       49       13        6        3        1        1
January 2021 ................................       46       11        5        2        1        0
January 2022 ................................       42        9        4        2        1        0
January 2023 ................................       39        7        3        1        0        0
January 2024 ................................       36        6        2        1        0        0
January 2025 ................................       32        5        2        1        0        0
January 2026 ................................       29        4        1        0        0        0
January 2027 ................................       27        3        1        0        0        0
January 2028 ................................       24        3        1        0        0        0
January 2029 ................................       21        2        1        0        0        0
January 2030 ................................       19        2        0        0        0        0
January 2031 ................................       16        1        0        0        0        0
January 2032 ................................       14        1        0        0        0        0
January 2033 ................................       11        1        0        0        0        0
January 2034 ................................        9        1        0        0        0        0
January 2035 ................................        7        0        0        0        0        0
January 2036 ................................        5        0        0        0        0        0
January 2037 ................................        4        0        0        0        0        0
January 2038 ................................        3        0        0        0        0        0
January 2039 ................................        3        0        0        0        0        0
January 2040 ................................        2        0        0        0        0        0
January 2041 ................................        2        0        0        0        0        0
January 2042 ................................        2        0        0        0        0        0
January 2043 ................................        1        0        0        0        0        0
January 2044 ................................        1        0        0        0        0        0
January 2045 ................................        1        0        0        0        0        0
January 2046 ................................        0        0        0        0        0        0
January 2047 ................................        0        0        0        0        0        0
January 2048 ................................        0        0        0        0        0        0
Weighted Average Life to Maturity (years) (2)    13.27     6.01     4.51     3.54     2.87     2.38
Weighted Average Life to Call (2) (3) .......    12.87     5.55     4.12     3.22     2.61     2.16

                                                                    Class A-R
DISTRIBUTION DATE                                               PREPAYMENT SCENARIO
                                                ---------------------------------------------------
                                                     I       II      III       IV        V       VI
                                                ------   ------   ------   ------   ------   ------
Initial Percentage ..........................      100      100      100      100      100      100
January 2009 ................................        0        0        0        0        0        0
January 2010 ................................        0        0        0        0        0        0
January 2011 ................................        0        0        0        0        0        0
January 2012 ................................        0        0        0        0        0        0
January 2013 ................................        0        0        0        0        0        0
January 2014 ................................        0        0        0        0        0        0
January 2015 ................................        0        0        0        0        0        0
January 2016 ................................        0        0        0        0        0        0
January 2017 ................................        0        0        0        0        0        0
January 2018 ................................        0        0        0        0        0        0
January 2019 ................................        0        0        0        0        0        0
January 2020 ................................        0        0        0        0        0        0
January 2021 ................................        0        0        0        0        0        0
January 2022 ................................        0        0        0        0        0        0
January 2023 ................................        0        0        0        0        0        0
January 2024 ................................        0        0        0        0        0        0
January 2025 ................................        0        0        0        0        0        0
January 2026 ................................        0        0        0        0        0        0
January 2027 ................................        0        0        0        0        0        0
January 2028 ................................        0        0        0        0        0        0
January 2029 ................................        0        0        0        0        0        0
January 2030 ................................        0        0        0        0        0        0
January 2031 ................................        0        0        0        0        0        0
January 2032 ................................        0        0        0        0        0        0
January 2033 ................................        0        0        0        0        0        0
January 2034 ................................        0        0        0        0        0        0
January 2035 ................................        0        0        0        0        0        0
January 2036 ................................        0        0        0        0        0        0
January 2037 ................................        0        0        0        0        0        0
January 2038 ................................        0        0        0        0        0        0
January 2039 ................................        0        0        0        0        0        0
January 2040 ................................        0        0        0        0        0        0
January 2041 ................................        0        0        0        0        0        0
January 2042 ................................        0        0        0        0        0        0
January 2043 ................................        0        0        0        0        0        0
January 2044 ................................        0        0        0        0        0        0
January 2045 ................................        0        0        0        0        0        0
January 2046 ................................        0        0        0        0        0        0
January 2047 ................................        0        0        0        0        0        0
January 2048 ................................        0        0        0        0        0        0
Weighted Average Life to Maturity (years) (2)     0.03     0.03     0.03     0.03     0.03     0.03
Weighted Average Life to Call (2) (3) .......     0.03     0.03     0.03     0.03     0.03     0.03

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* In the case of the Class A-X certificates, the decrement table indicates the percentage of the initial Notional Amount outstanding.

Final Scheduled Distribution Date

      The final scheduled distribution date for each class of Offered Certificates is the distribution date occurring in October 2047.

      The final scheduled distribution date for each class of Offered Certificates is the date on which the Class Certificate Balance for that class would be reduced to zero. The final scheduled distribution date for all classes will be calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier than the final scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above in this free writing prospectus and "Yield Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificates" and "ERISA Considerations" sections of this free writing prospectus to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

      The pooling and servicing agreement provides that portions of the issuing entity will comprise multiple REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of Offered Certificates (other than the Class A-R certificates) represents ownership of a regular interest (a "Regular Interest") in a Trust REMIC. In addition, each class of Senior Certificates (other than the Class A-X and Class A-R certificates) and the Subordinate Certificates (together, the "Basis Risk Certificates") will represent the right to receive, and the Class A-X certificates will represent the obligation to pay, Carryover Shortfall Amounts. The Class A-R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs.

      Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of
Section 860D of the Code. Portions of the issuing entity exclusive of the Trust REMICs will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

Taxation of Regular Interests

      Interest on a Regular Interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interests may be considered to have been issued with original issue discount ("OID"). See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

      The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the issuing entity would be so treated. The Basis Risk Contract component of the Offered Certificates will not however qualify as assets described in Section 7701(a)(19)(c) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code.

Taxation of the Basis Risk Certificates

      With respect to holders of a class of Senior Certificates (other than a Class A-X or Class A-R certificate) or a class of Subordinate Certificates the pooling and servicing agreement will provide that each holder of a Basis Risk Certificate will be treated as having entered into a limited recourse notional principal contract (the "Basis Risk Contract"), with the holders of the Class A-X certificates representing the right to receive the Carryover Shortfall Amount from the Carryover Shortfall Reserve Fund.

      A holder of a Basis Risk Certificate must allocate its purchase price for the certificate between its Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has more than de minimis value, the Regular Interest component of a Basis Risk Certificate will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

      Upon the sale, exchange, or other disposition of a Basis Risk Certificate, the holder must allocate the amount realized between the Regular Interest component of the certificate and the Basis Risk Contract component of the certificate based on the relative fair market values of those components at the time of sale. Assuming that a Basis Risk Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

The Basis Risk Contract Component

      Each holder of a Basis Risk Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Basis Risk Certificates in the portion of the issuing entity, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

      As indicated above, holders of the Basis Risk Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the Basis Risk Certificates. A holder of a Basis Risk Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

      Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

      Any amount of proceeds from the sale, redemption or retirement of a Basis Risk Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that certificate. A holder of such Basis Risk Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

      Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a Basis Risk Certificate may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Basis Risk Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract but may not be able to deduct that amount from income, a beneficial owner of a Basis Risk

Certificate may have income that exceeds cash distributions on the Basis Risk Certificates in any period and over the term of the Basis Risk Certificates. As a result, the Basis Risk Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Taxation of the Class A-X Certificates

      As described above, for federal income tax purposes, the securities administrator will treat the obligation of a holder of a Class A-X certificate to make payments in respect of the Basis Risk Contract as payments made pursuant to a notional principal contract between the holder of the Class A-X certificate and each class of Basis Risk Certificates. Such rights and obligations of the holders of the Class A-X certificates and such rights of holders of Basis Risk Certificates will be treated as held in a portion of the trust fund, exclusive of the Trust REMICs, which is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. As described above, because a holder of a Basis Risk Certificate must allocate its purchase price for such Certificate between its Regular Interest component and Basis Risk Contract component, any portion of the purchase price of a Basis Risk Certificate allocable to its Basis Risk Contract component will be treated as Cap Premium received by the holder of a Class A-X certificate and will increase the aggregate issue price of the Regular Interest represented by that Class A-X certificate. The Regular Interests represented by the Class A-X certificates will be considered to be issued with OID for federal income tax purposes. For a discussion of certain federal income tax considerations relating to regular interests, see "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

      The time at which a holder of a Class A-X certificate may claim a loss or reduce its accrual of income on the Regular Interest as a result of defaults, delinquencies and Realized Losses is unclear. See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities" in the accompanying prospectus.

      Gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax
Consequences--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

      Non-periodic payments received and periodic payments made on the notional principal contracts with holders of Basis Risk Certificates will be reported in a manner similar to the discussion under "--The Basis Risk Contract Component" above. Holders are urged to consult their tax advisors concerning the proper federal income tax treatment of the Class A-X certificates.

Class A-R Certificates

      The holders of the Class A-R certificates must include the taxable income or loss of each Trust REMIC in determining their federal taxable income. The Class A-R certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class A-R certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, such holders must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each related Trust REMIC includible by the holders of the Class A-R certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective Trust REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class A-R certificates will be considered "noneconomic residual interests," with the result that transfers of the Class A-R certificates would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class A-R certificates are subject to certain restrictions on transfer and any prospective transferee of the Class A-R certificates will be required to furnish to the securities administrator an affidavit as described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Noneconomic Residual Interests" in the prospectus. See also "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in the prospectus.

      An individual, trust or estate that holds a Class A-R certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related Trust REMICs in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Class A-R certificate may not be recovered until termination of the issuing entity.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R certificates may be significantly lower than would be the case if the Class A-R certificates were taxed as debt instruments, or may be negative.

      See "Federal Income Tax Consequences" in the prospectus.

Other Matters

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the offered certificates, see "Federal Income Tax Consequences--REMICs--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Class A-R certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificates" in this free writing prospectus.

      Accordingly, the following discussion applies to the Offered Certificates (other than the Class A-R certificates) and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of a Class A-R certificate.

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Barclays Capital Inc. an administrative exemption (Final Authorization Number 2004-03E (2004)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity. The Exemption provides exemptive relief to certificates, including Subordinate Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (other than the Class A-R certificates) (the "ERISA Eligible Certificates") by a Plan, provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

        (iii) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (iv) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's, S&P or DBRS;

        (v) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

        (vi) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the issuing entity represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the servicing agreement and reimbursement of such servicer's reasonable expenses in connection with its services; and

        (vii) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible

Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity. This relief is not available to Plans sponsored by the depositor, any underwriter, the custodian, the trustee, the servicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the "Restricted Group").

      The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this free writing prospectus, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a class of certificates may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them).

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

      Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption will apply and exempt all potential prohibited transactions.

      The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

                                LEGAL INVESTMENT

      The Class A-1, Class A-2, Class A-3, Class A-R, Class A-X and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as that class is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Any other classes of Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of those classes of Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

      Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

      Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

      The securities administrator or such other party that may be identified in this free writing prospectus will prepare monthly distribution reports for the issuing entity, as is described in this free writing prospectus. See "Description of the Certificates--Reports to Certificateholders" in this free writing prospectus. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "BCAP LLC Trust 2008-IND1" as an exhibit to the Form 10-D for the certificates for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer will be required to furnish to the master servicer or the depositor, as applicable, the compliance statements, assessments of compliance with the servicer's criteria and related accountants' attestation reports detailed under "Servicing of the Mortgage Loans--Servicer Reports" in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P and Fitch.

                       Class         S&P         Fitch
                       -----         ---         -----
                        A-1          AAA          AAA
                        A-2          AAA          NR
                        A-3          AAA          NR
                        A-X          AAA          NR
                         R           AAA          NR
                        B-1           AA          NR
                        B-2           A           NR
                        B-3          BBB          NR
                        B-4           BB          NR
                        B-5           B           NR
                        B-6           NR          NR

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Fitch, Inc., One State Street Plaza, New York, New York 10004.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Fitch will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

      The following terms have the meanings given below when used in this free writing prospectus.

      "Accrued Certificate Interest" has the meaning set forth in "Description of the Certificates--Distributions of Interest on the Certificates" in this free writing prospectus.

      "Adjusted Loan Cap" means a per annum rate, for any distribution date and:

      o the Class A-1 certificates, equal to the excess, if any, of: (a) the related Loan Cap for that distribution date, over (b) a fraction, expressed as a percentage, (i) the numerator of which is the product of: (1) a fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (2) the amount of Net Deferred Interest for that distribution date, and (ii) the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period preceding that Due Period);

      o the Class A-2 and Class A-3 certificates and any class of Subordinate Certificates, equal to the excess, if any, of: (a) the related Loan Cap for that distribution date, over (b) a fraction, expressed as a percentage, (i) the numerator of which is the product of: (1) a fraction, the numerator of which is the product of 12, and
            (2) the amount of Net Deferred Interest for that distribution date, and (ii) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period preceding that Due Period);

      o the Class A-X-IO-1 Component, equal to the excess, if any, of (1) the Adjusted Loan Cap for the Senior Certificates for that distribution date (expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the Senior Certificates (other than the Class A-X Certificates) and the Class A-X-PO-1 Component for that interest accrual period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable, and expressed as a rate calculated on the basis of a 360-day year comprised of twelve 30-day months); provided, however, that for purposes of computing the Adjusted Loan Cap only, the pass-through rates of the Senior Certificates are computed by substituting "Loan Cap" for "Adjusted Loan Cap" in the calculation thereof: and

      o the Class A-X-IO-2 Component, equal to the excess, if any, of (1) the Adjusted Loan Cap for the Subordinate Certificates for that distribution date (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the Subordinate Certificates and the Class A-X-PO-2 Component for that interest accrual period (weighted on the basis of their respective Class Certificate Balances or Component Principal Balance, as applicable); provided, however, that for purposes of computing the Adjusted Loan Cap only, that the pass-through rates of the Subordinate Certificates are computed by substituting "Loan Cap" for "Adjusted Loan Cap" in the calculation thereof.

      "Adjusted Net Mortgage Rate" means, with respect to any distribution date for a mortgage loan, the per annum rate equal to the interest rate of such mortgage loan as of the first day of the related Due Period, less the Expense Fee Rate.

      "Allocable Share" means, with respect to any distribution date and any class of Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the lesser of (A) the product of the Subordinate Optimal Principal Amount on such distribution date and a fraction, the numerator of which is the related Class Certificate Balance of that class and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinate Certificates and (B) the Subordinate Optimal Principal Amount for such distribution date, minus the Allocable Share for each class of Subordinate Certificates senior in payment priority to such class.; provided, that no class of Subordinate Certificates (other than the class of Subordinate Certificates then outstanding with the highest priority of distribution) will be entitled on any distribution date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Subordinate Optimal Principal Amount unless the Subordinate Certificates Prepayment Distribution Trigger for that class is satisfied for that distribution date; if the Subordinate Certificates Prepayment Distribution Trigger is not satisfied for an outstanding class of Subordinate Certificates, those amounts will be distributable to the remaining classes of Subordinate Certificates for which the Subordinate Certificates Prepayment Distribution Trigger is satisfied, pro rata, according to Class Certificate Balance.

      "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer, the master servicer, the securities administrator, the trustee, LPMI provider and the custodian (including, without limitation, indemnification payments to the depositor, the servicer, the master servicer, the securities administrator, the trustee and the custodian): (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries; (iii) Compensating Interest payments from the servicer to the master servicer in respect of prepayment interest shortfalls for that distribution date resulting from principal prepayments; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) the proceeds of any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Certificates. The holders of the Class L certificates will be entitled to all late payment charges received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Certificates.

      "Bankruptcy Loss Coverage Amount" means, with respect to any distribution, an amount equal to approximately $116,444, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the rating agencies that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the rating agencies. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

      "Bankruptcy Losses" means Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

      "Barclays" means Barclays Bank PLC.

      "Capitalized Advance" means, on any distribution date, the amount of P&I Advances and/or servicing advances that were added to the outstanding principal balance of the mortgage loan in association with a modification of such mortgage loan.

      "Carryover Shortfall Amount" means, for any distribution date and each class of certificates (other than Class A-X and Class A-R certificates), the sum of (a) the excess, if any, of (1) the amounts of interest such class of certificates would have been entitled to receive on such distribution date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the related Loan Cap, over (2) the amount of interest such class of certificates is entitled to receive on such distribution date based on the related Loan Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and (b) the unpaid portion of any such excess from prior distribution dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the related Loan Cap.

      "Carryover Shortfall Reserve Fund" has the meaning set forth in "Description of the Certificates--Carryover Shortfall Reserve Fund" in this free writing prospectus.

      "Class Certificate Balance" means, with respect to any class of certificates (other than the Class A-X certificates) and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

                  (4) all amounts distributed on previous distribution dates on that class on account of principal;

                  (5) a principal portion of all Realized Losses allocated to that class on previous distribution dates; and

                  (6) in the case of a class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount allocated to that class for previous distribution dates;

and increased by the portion of Net Deferred Interest for the mortgage loans allocated to the related class of Certificates, provided, however, that the Class Certificate Balance of a class of certificates may also be increased up to the amount of Realized Losses previously allocated to such class, in the event that there is a Subsequent Recovery on a mortgage loan, as described under "Description of the Certificates--Subsequent Recoveries on Mortgage Loans" in this free writing prospectus. With respect to the Class A-X certificates and any date, Class Certificate Balance means the aggregate Component Principal Balance of its PO Components.

      "Code" has the meaning set forth in "Federal Income Tax Considerations" in this free writing prospectus.

      "Compensating Interest" has the meaning set forth in "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" in this free writing prospectus.

      "Component Notional Amount" means, for the Interest Accrual Period related to any distribution date,

      o for the Class A-X-IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class A certificates (other than the Class A-X certificates) immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class A-X-PO-1 Component immediately prior to that Distribution Date,

      o for the Class A-X-IO-2 Component, the sum of (1) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period preceding that Due Period) over the aggregate Class Certificate Balance of the Senior Certificates (not including the Class A-

            X Certificates but including the Component Principal Balance of the Class A-X-PO-1 Component) immediately prior to that Distribution Date and (2) the Component Principal Balance of the Class A-X-PO-2 Component immediately prior to that Distribution Date.

      "Component Principal Balance" means, for each PO Component, initially an amount of zero that will increase by:

      o the amount of Net Deferred Interest on the Mortgage Loans allocated to the IO component with the same alpha-numeric designation, and

      o the amount of Subsequent Recoveries allocated to that PO Component as described under "--Subsequent Recoveries on the Mortgage Loans" above,

      and will decrease by:

      o all amounts actually distributed as principal of that PO Component on all prior distribution dates, and

      o all Realized Losses applied in reduction of principal of that PO Component on all prior distribution dates.

      "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this free writing prospectus.

      "Cross-Over Date" means the distribution date on which the Class Certificate Balances of the Subordinate Certificates have been reduced to zero.

      "DBRS" means DBRS, Inc.

      "Debt Service Reduction" means a reduction in the amount of the monthly payment due on a mortgage loan as established by a bankruptcy court in a bankruptcy of the related borrower.

      "Deferred Interest" has the meaning set forth in "The Mortgage Loan Pool" in this free writing prospectus.

      "Deficient Valuation" means the difference between the outstanding principal balance of a mortgage loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan in connection with a bankruptcy of the related borrower.

      "Delinquent" has the meaning set forth in "The Mortgage Loan Pool-General" in this free writing prospectus.

      "Determination Date" means, with respect to each Servicer Remittance Date, the business day immediately preceding the Servicer Remittance Date.

      "DOL" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "Excess Losses" means Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and, if applicable, the lender paid mortgage insurance premium rate. See "Description of the Certificates--Administration Fees" and "Servicing of the Mortgage
Loans--Servicing Fees and Other Compensation and Payment of Expenses" in this free writing prospectus.

      "Fitch" means Fitch, Inc.

      "Fractional Interest" means, with respect to any distribution date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Balance of such class and each class of Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans.

      "Fraud Loss Coverage Amount" means the approximate amount set forth in the following table for the indicated period:

             Period                         Fraud Loss Coverage Amount
--------------------------------- ----------------------------------------------
Closing Date through January 2009 3.0% of the aggregate Cut-off Date Pool
                                  Balance minus the aggregate amount of Fraud
                                  Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Statistical Calculation Date

February 2009 through January     2.0% of the aggregate Cut-off Date Pool
2010                              Balance minus the aggregate amount of Fraud
                                  Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the
                                  Statistical Calculation Date

February 2010 through January     1.0% of the aggregate Cut-off Date Pool
2013                              Balance minus the aggregate amount of Fraud
                                  Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the
                                  Statistical Calculation Date

After the earlier to occur of     $0
January 2013 and the Cross-Over
Date

      "Fraud Losses" means any Realized Losses incurred by reason of a default arising from fraud, dishonesty or misrepresentation in the origination of the related mortgage loan.

      "IndyMac Bank" has the meaning set forth in "The Original Loan Seller" in this free writing prospectus.

      "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

      "Interest Accrual Period" means, for any distribution date, in the case of the Class A-1 certificates, the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date. With respect to the other classes of certificates, for any distribution date, the calendar month immediately prior to the month in which the relevant distribution date occurs.

      "IO Component" means the Class A-X-IO-1 Component or the Class A-X-IO-2 Component. The IO Components will not have a Component Principal Balance or Class Principal Balance and are not entitled to any distributions in respect of principal, but will bear interest on their respective outstanding Component Notional Amount

      "IRS" means the Internal Revenue Service.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Liquidated Loan" means any defaulted mortgage loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

      "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

      "Loan Cap" has the meaning set forth in "Description of the Certificates --Distributions of Interest on the Certificates" in this free writing prospectus.

      "Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this free writing prospectus.

      "Loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this free writing prospectus.

      "Minimum Monthly Payment" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate, Negative Amortization Mortgage Loans" in this free writing prospectus.

      "Moody's" means Moody's Investors Service, Inc.

      "MTA Determination Date" means, with respect to any Interest Accrual Period, fifteen days prior to the commencement of that Interest Accrual Period.

      "Net Deferred Interest" means, with respect to each distribution date, the excess, if any, of (x) any Deferred Interest that accrued on the mortgage loans, over (y) the aggregate amount of partial and full principal prepayments with respect to all the mortgage loans during the related Prepayment Period (net of any such prepayments that are used to reimburse for Capitalized Advances).

      "Net Interest Shortfall" has the meaning set forth in "Description of the Certificates--Distributions of Interest on the Certificates" in this free writing prospectus.

      "Net Prepayment Interest Shortfall" has the meaning set forth in "Description of the Certificates--Distributions of Interest on the Certificates" in this free writing prospectus.

      "Non-Excess Realized Loss" means any Realized Loss with respect to a mortgage loan other than an Excess Loss.

      "Notional Amount" means, with respect to the Class A-X certificates and any distribution date, the aggregate of the Component Notional Amounts of the IO Components immediately prior to such distribution date.

      "Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this free writing prospectus.

      "OID" has the meaning set forth in "Federal Income Tax
Considerations--Taxation of Regular Interests" in this free writing prospectus.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Reuters Page LIBOR01 as of 11:00 a.m., London time, on that date. If the rate does not appear on Reuters Page LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "One-Year MTA" means, as of any MTA Determination Date, a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recent One-Year MTA figure available as of fifteen days before that date.

      "Original Subordinate Principal Balance" means the aggregate of the Class Certificate Balances of the Subordinate Certificates as of the date of issuance of the certificates.

      "P&I Advances" means advances made by the servicer (including the master servicer as successor servicer or any other successor servicer, if applicable) on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

      "Payment Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate, Negative Amortization Mortgage Loans" in this free writing prospectus.

      "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest on the Certificates" in this free writing prospectus.

      "Plans" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "PO Component" means the Class A-X-PO-1 or Class A-X-PO-2 Components. The PO Components have a pass-through rate of 0.000% per annum.

      "Prepayment Interest Shortfalls" has the meaning set forth in "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" in this free writing prospectus.

      "Prepayment Period" means, with respect to any distribution date, the calendar month immediately preceding the month in which such distribution date occurs.

      "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this free writing prospectus.

      "Principal Payment Amount" means, for any distribution date, the sum of:

                  (4) the principal due on each mortgage loan on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

                  (5) the Purchase Price of each mortgage loan that was
            repurchased by the original loan seller or another person with respect to that distribution date;

                  (6) any Substitution Adjustment Amount in respect of a
            mortgage loan received with respect to that distribution date;

                  (7) the amount of net Insurance Proceeds or net Liquidation
            Proceeds allocable to principal received in the prior calendar month with respect to any mortgage loan that is not a Liquidated Loan;

                  (8) with respect to each mortgage loan that became a
            Liquidated Loan during the prior calendar month, the lesser of:

                        (a) the Stated Principal Balance of that mortgage loan;
                  and

                        (b) the amount of net Insurance Proceeds or net
                  Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month;

                  (9) the excess, if any, of (i) principal prepayments or other recoveries of principal in respect of a mortgage loan (other than a Liquidated Loan as specified in clause (5) above) received during the related Prepayment Period over (ii) the aggregate amount of Deferred Interest accrued on the mortgage loans from the previous due date to the due date related to such Distribution Date; and

                  (10) with respect to any distribution date prior to the
            Cross-Over Date only, the Subsequent Recoveries received during the related Prepayment Period;

      provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Principal Payment Amount will be reduced on the related distribution date by the principal portion of such Deficient Valuation or Debt Service Reduction.

      "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect to that mortgage loan that are allocated to principal. In addition, the amount of principal forgiven in connection with the modification of a mortgage loan will also be a Realized Loss.

      "Record Date" means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

      "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--General" in this free writing prospectus.

      "REIT" has the meaning set forth in "Federal Income Tax
Considerations--Status of the Offered Certificates" in this free writing prospectus.

      "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

      "Relief Act Reduction" means any reduction in the interest rate on a mortgage loan due to the application of the Relief Act. See "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

      "Relief Act Shortfall" has the meaning set forth in "Description of the Certificates--Distributions of Interest on the Certificates" in this free writing prospectus.

      "REO Property" is property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

      "Restricted Group" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Sections" has the meaning set forth in "Federal Income Tax
Considerations" in this free writing prospectus.

      "Senior Certificates" means the Class A-1, Class A-2, Class A-3, Class A-R and Class A-X certificates.

      "Senior Optimal Principal Amount" means, for any distribution date, the lesser of:

                  (A) the sum of:

                  (4) the Senior Percentage of principal due on each mortgage loan on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

                  (5) the Senior Percentage of the Purchase Price of each
            mortgage loan that was repurchased by the original loan seller or another person with respect to that distribution date;

                  (6) the Senior Percentage of any Substitution Adjustment
            Amount in respect of a mortgage loan received with respect to that distribution date;

                  (7) the Senior Percentage of the amount of net Insurance
            Proceeds or net Liquidation Proceeds allocable to principal received in the prior calendar month with respect to any mortgage loan that is not a Liquidated Loan;

                  (8) with respect to each mortgage loan that became a
            Liquidated Loan during the prior calendar month, the lesser of:

                        (a) the Senior Percentage of the Stated Principal
                  Balance of that mortgage loan; and

                        (b) either (A) the Senior Prepayment Percentage of the
                  amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage of the amount of the net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month;

                  (9) the Senior Prepayment Percentage of the excess, if any, of
            (i) principal prepayments or other recoveries of principal in respect of a mortgage loan (other than a Liquidated Loan as specified in clause (5) above) received during the related Prepayment Period over (ii) the aggregate amount of Deferred Interest accrued on the mortgage loans from the previous due date to the due date related to such Distribution Date; and

                  (10) with respect to any distribution date prior to the
            Cross-Over Date only, the Senior Prepayment Percentage of the Subsequent Recoveries received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount will be reduced on the related distribution date by the Senior Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction; and

            (B) the Principal Payment Amount for such distribution date, minus Capitalized Advances reimbursed to the servicer with respect to such distribution date.

      "Senior Percentage" means for each distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such distribution date, and the denominator of which is the aggregate Stated Principal Balance of all mortgage loans for such distribution date.

      "Senior Prepayment Percentage" means, with respect to any distribution date, the percentage (not exceeding 100%) set forth in the following table:

      Distribution Date Occurring             Senior Prepayment Percentage
----------------------------------      -----------------------------------
February 2008 through January 2018      100%

February 2018 through January 2019      Senior Percentage plus 70% of the
                                        Subordinate Percentage

February 2019 through January 2020      Senior Percentage plus 60% of the
                                        Subordinate Percentage

February 2020 through January 2021      Senior Percentage plus 40% of the
                                        Subordinate Percentage

February 2021 through January 2022      Senior Percentage plus 20% of the
                                        Subordinate Percentage

After January 2022                      Senior Percentage
provided, however, that on any of the foregoing distribution dates if the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage will once again equal 100%. The reductions in the Senior Prepayment Percentages described above will not occur, unless, as of the last day of the month preceding the distribution date, both:

                  (1) the aggregate Stated Principal Balance of mortgage loans
            Delinquent 60 days or more (including for this purpose any of such mortgage loans in bankruptcy or foreclosure, such mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity and any mortgage loan that was modified for the 12-month period following the most recent modification of such mortgage loan and thereafter until such mortgage loan becomes current under the terms of the mortgage loan as modified) does not exceed 50% of the aggregate Class Certificate Balances of the Subordinate Certificates as of that date; and

                  (2) cumulative Realized Losses with respect to the mortgage loans do not exceed:

                        (a) 30% of the Original Subordinate Principal Balance if
                  such distribution date occurs between and including February 2018 through January 2019;

                        (b) 35% of the Original Subordinate Principal Balance if
                  such distribution date occurs between and including February 2019 through January 2020;

                        (c) 40% of the Original Subordinate Principal Balance if
                  such distribution date occurs between and including February 2020 through January 2021;

                        (d) 45% of the Original Subordinate Principal Balance if
                  such distribution date occurs between and including February 2021 through January 2022; and

                        (e) 50% of the Original Subordinate Principal Balance if
                  such distribution date occurs after January 2022.

      Notwithstanding the foregoing with respect to any distribution date if the following conditions are satisfied:

                  (1) the then-current Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage;

                  (2) the aggregate Stated Principal Balance of mortgage loans
            Delinquent 60 days or more (including for this purpose any of such mortgage loans in bankruptcy or foreclosure, such mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity and any mortgage loan that was modified for the 12-month period following the most recent modification of such mortgage loan and thereafter until such mortgage loan becomes current under the terms of the mortgage loan as modified) does not exceed 50% of the aggregate Class Certificate Balances of the Subordinate Certificates as of that date; and

                  (3) cumulative Realized Losses with respect to the mortgage loans do not exceed:

                        (a) 20% of the Original Subordinate Principal Balance if
                  such distribution date occurs on or prior to January 2011, and

                        (b) 30% of the Original Subordinate Principal Balance if
                  such distribution date occurs after February 2011,

then the Senior Prepayment Percentage for such distribution date will be as set forth in the following table:

      Distribution Date Occurring             Senior Prepayment Percentage
------------------------------------  ------------------------------------------
 February 2008 through January 2011     Senior Percentage plus 50% of the
                                        Subordinate Percentage

After January 2011                      Senior Percentage

      Upon the reduction of a Senior Prepayment Percentage during one of the periods described in the tables above, such reduction will remain in effect for the remainder of that period.

      "Servicer Remittance Date" means, with respect to a distribution date, the 18th day of the month in which such distribution date occurs, or if such day is not a business day, the immediately following business day.

      "Similar Law" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "SMMEA" has the meaning set forth in "Legal Investment" in this free writing prospectus.

      "Special Hazard Loss Coverage Amount " means approximately $7,408,826 less, on each distribution, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the related Adjustment Amount. As of any distribution on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

      "Special Hazard Losses" means any Realized Losses attributable to damage or a direct physical loss suffered by a mortgaged property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the mortgaged property under the servicing agreement or any loss due to normal wear and tear or certain other causes.

      "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), plus any Deferred Interest added to the principal balance of such mortgage loan pursuant to its terms, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by such servicer for the related Servicer Remittance Date, any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period and any Deferred Interest, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "Statistical Calculation Date" means December 31, 2007.

      "Statistical Calculation Date Pool Balance" means the aggregate principal balance of the mortgage loans as of the Statistical Calculation Date.

      "Subordinate Certificates" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates.

      "Subordinate Certificates Prepayment Distribution Trigger" is satisfied, with respect to a class of Subordinate Certificates and any distribution date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Subordinate Certificates is the only class of Subordinate Certificates then outstanding.

      "Subordinate Certificate Writedown Amount" means the amount, if any, by which the aggregate Class Certificate Balance of all of the Certificates on any distribution date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate of the Stated Principal Balances of the mortgage loans for that distribution date.

      "Subordinate Optimal Principal Amount" means, for any distribution date, the lesser of:

            (A) the sum of:

            (4) the Subordinate Percentage of all scheduled monthly payments of principal due on each mortgage loan on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

            (5) the Subordinate Percentage of the principal portion of the Purchase Price of each mortgage loan that was repurchased by the original loan seller or another person with respect to that distribution date;

            (6) the Subordinate Percentage of any Substitution Adjustment Amounts in respect of a mortgage loan received with respect to that distribution date;

            (7) the Subordinate Percentage of the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal and interest received in the prior calendar month with respect to any mortgage loan that is not a Liquidated Loan;

            (8) with respect to each mortgage loan that became a Liquidated Loan during the prior calendar month, the portion of the amount of the net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month that was not included in clause (5) of the definition of "Senior Optimal Principal Amount" for such distribution date; and

            (9) the Subordinate Prepayment Percentage of the excess, if any, of
      (i) principal prepayments or other recoveries of principal in respect of a mortgage loan (other than a Liquidated Loan as specified in clause (5) above) received during the related Prepayment Period over (ii) the aggregate amount of Deferred Interest accrued on the mortgage loans from the previous due date to the due date related to such Distribution Date;

            (10) with respect to any distribution date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage of the Subsequent Recoveries received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount will be reduced on the related distribution date by the Subordinate Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction; and

            (B) the Principal Payment Amount for such distribution date, minus Capitalized Advances reimbursed to the servicer with respect to such distribution date, and minus the Senior Optimal Principal Amount for such distribution date.

      "Subordinate Percentage" means with respect to any distribution date, the difference between 100% and the Senior Percentage on such distribution date.

      "Subordinate Prepayment Percentage" means with respect to any distribution date, the difference between 100% and the Senior Prepayment Percentage on such distribution date.

      "Subsequent Recovery" means, with respect to any distribution date and any mortgage loan, an amount, net of any reimbursable expenses, received in respect of principal on that mortgage loan during the related Prepayment Period that has previously been allocated as a Realized Loss to a class of certificates.

      "Substitute Mortgage Loan" means a mortgage loan substituted by the original loan seller for a mortgage loan that is in breach of the original loan seller's representations and warranties regarding such mortgage loan, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate equal to that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach;
(iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by the original loan seller.

      "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this free writing prospectus.

      "Tax Counsel" has the meaning set forth in "Federal Income Tax Considerations--General" in this free writing prospectus.

      "Trust REMICs" has the meaning set forth in "Federal Income Tax Considerations--General" in this free writing prospectus.

      "U.S. Person" has the meaning set forth in "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificates" in this free writing prospectus.

      "Wells Fargo Bank" has the meaning set forth in "The Master Servicer" in this free writing prospectus.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

      (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

            (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

            (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

            (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

                                   Annex I-1

      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

            (ii) certifying that the nonqualified intermediary is not acting for its own account,

            (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

            (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

            (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

            (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

            (iii) can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                   Annex I-2

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


--------------------------------------------------------------------------------
Summary Statistics
--------------------------------------------------------------------------------
Number of Mortgage Loans: 964
Aggregate Principal Balance ($): 376,754,797
Weighted Average Current Mortgage Rate (%): 7.993
Weighted Average Stated Original Term (months): 394
Weighted Average Stated Remaining Term As of Cut-Off Date (months): 374
Weighted Average Age As of Cut-Off Date (Months): 20
Weighted Average Margin (%): 3.217
Weighted Average Maximum Rate (%): 10.060
Weighted Average Months to Roll As of Cut-Off Date: 1
Weighted Average Original LTV (%): 73.96
Weighted Average Combined Original LTV Incl Simultaneous Seconds at
  Origination (%): 75.89
Weighted Average Current LTV (%): 76.75
Non-Zero Weighted Average FICO Score: 717
% Loans with Simultaneous Seconds: 18.05
% First Liens: 100.00
% Owner Occupied: 86.20
% Purchase: 26.66
% Full Documentation: 14.95
% IO Loans: 0.00
Top 5 States: CA(57.16%),FL(9.11%),VA(3.81%),AZ(3.27%),NJ(3.05%)
--------------------------------------------------------------------------------


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Product                                  Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Type                                        Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Option ARM - 1 Year Rate Reset/1
Year Payment Reset/30 Year                    700        $258,020,982                68.49%            $368,601                  339
Option ARM - 1 Year Rate Reset/1
Year Payment Reset/30-40 Balloon                5           2,561,408                 0.68              512,282                  349
Year Option ARM - 1 Year Rate Reset/
1 Payment Reset/40 Year                       230         105,944,699                28.12              460,629                  464
Year Option ARM - 1 Year Rate Reset/
5 Payment Reset/30 Year                        29          10,227,708                 2.71              352,680                  340
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374



                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Product                                 Average    Interest         Average     Current     Average
Type                                       FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Option ARM - 1 Year Rate Reset/1
Year Payment Reset/30 Year                  716       7.964%          74.73%      77.33%      34.28%
Option ARM - 1 Year Rate Reset/1
Year Payment Reset/30-40 Balloon            723       8.349           68.93       71.54       37.10
Year Option ARM - 1 Year Rate Reset/
1 Payment Reset/40 Year                     720       8.044           72.43       75.72       35.52
Year Option ARM - 1 Year Rate Reset/
5 Payment Reset/30 Year                     719       8.094           71.58       74.24       35.82
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Index                                       Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
MTA 1 Year                                    964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
Index                                      FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
MTA 1 Year                                  717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 1 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Original Prepayment Penalty              Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Term (Months)                               Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
0                                             147         $56,243,117                14.93%            $382,606                  375
12                                            252         108,177,382                28.71              429,275                  383
24                                             41          22,654,280                 6.01              552,543                  381
36                                            524         189,680,018                50.35              361,985                  368
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Original Prepayment Penalty             Average    Interest         Average     Current     Average
Term (Months)                              FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
0                                           716       7.936%          74.26%      77.26%      33.89%
12                                          718       8.035           73.71       76.36       35.62
24                                          704       7.882           71.89       74.01       31.41
36                                          719       7.998           74.26       77.15       34.79
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 23 months


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Statistical Calculation Date             Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Principal Balance ($)                       Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
$1 - $50,000                                    2             $99,182                 0.03%             $49,591                  307
$50,001 - $100,000                             35           2,950,740                 0.78               84,307                  329
$100,001 - $150,000                            63           7,817,631                 2.07              124,089                  352
$150,001 - $200,000                            87          15,139,593                 4.02              174,018                  364
$200,001 - $250,000                           108          24,145,780                 6.41              223,572                  364
$250,001 - $300,000                           111          30,674,434                 8.14              276,346                  370
$300,001 - $350,000                           102          33,166,895                 8.80              325,166                  377
$350,001 - $400,000                            87          32,757,169                 8.69              376,519                  372
$400,001 - $450,000                            92          38,980,548                10.35              423,702                  372
$450,001 - $500,000                            59          27,921,366                 7.41              473,243                  355
$500,001 - $700,000                           140          81,297,239                21.58              580,695                  374
$700,001 - $900,000                            39          30,690,706                 8.15              786,941                  390
$900,001 - $1,000,000                          11          10,313,089                 2.74              937,554                  399
$1,000,001 - $1,100,000                        10          10,353,982                 2.75            1,035,398                  385
$1,100,001 >=                                  18          30,446,445                 8.08            1,691,469                  392
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Statistical Calculation Date            Average    Interest         Average     Current     Average
Principal Balance ($)                      FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
$1 - $50,000                                788       8.000%          52.38%      47.34%      28.80%
$50,001 - $100,000                          744       7.751           61.15       58.67       27.77
$100,001 - $150,000                         723       7.894           71.04       72.53       31.39
$150,001 - $200,000                         717       7.993           72.46       74.74       33.40
$200,001 - $250,000                         722       8.010           72.70       74.96       32.41
$250,001 - $300,000                         717       8.095           74.15       76.41       36.13
$300,001 - $350,000                         712       8.086           75.58       78.58       35.78
$350,001 - $400,000                         718       8.055           76.46       79.56       35.21
$400,001 - $450,000                         713       8.057           76.44       79.38       35.72
$450,001 - $500,000                         717       7.913           74.84       78.23       34.50
$500,001 - $700,000                         719       8.003           75.51       78.59       36.72
$700,001 - $900,000                         710       7.953           72.37       75.83       36.18
$900,001 - $1,000,000                       752       7.940           73.14       75.22       37.32
$1,000,001 - $1,100,000                     709       7.895           71.47       75.71       32.94
$1,100,001 >=                               715       7.810           67.75       69.60       28.29
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Average: $390,824



--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 2 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Principal Balance at Origination ($)        Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
$1 - $50,000                                    1             $49,620                 0.01%             $49,620                  312
$50,001 - $100,000                             35           2,965,939                 0.79               84,741                  332
$100,001 - $150,000                            75           9,619,562                 2.55              128,261                  357
$150,001 - $200,000                            92          16,734,472                 4.44              181,896                  363
$200,001 - $250,000                           112          26,040,851                 6.91              232,508                  363
$250,001 - $300,000                           113          32,474,179                 8.62              287,382                  377
$300,001 - $350,000                            99          33,460,423                 8.88              337,984                  369
$350,001 - $400,000                           109          42,868,323                11.38              393,287                  376
$400,001 - $450,000                            76          33,492,768                 8.89              440,694                  365
$450,001 - $500,000                            65          32,019,807                 8.50              492,612                  360
$500,001 - $700,000                           117          71,314,006                18.93              609,521                  378
$700,001 - $900,000                            34          27,401,458                 7.27              805,925                  390
$900,001 - $1,000,000                          18          17,866,945                 4.74              992,608                  387
$1,100,001 >=                                  18          30,446,445                 8.08            1,691,469                  392
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
Principal Balance at Origination ($)       FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
$1 - $50,000                                797       8.238%          50.00%      49.62%      19.34%
$50,001 - $100,000                          732       7.772           60.87       61.42       28.87
$100,001 - $150,000                         721       7.936           72.11       73.73       30.86
$150,001 - $200,000                         718       8.013           71.08       73.43       33.87
$200,001 - $250,000                         722       8.006           73.64       76.12       33.41
$250,001 - $300,000                         714       8.137           75.16       78.14       35.65
$300,001 - $350,000                         717       8.030           74.85       78.07       35.28
$350,001 - $400,000                         710       8.064           77.76       80.95       35.53
$400,001 - $450,000                         718       8.059           75.29       78.33       34.90
$450,001 - $500,000                         716       7.918           72.31       74.90       36.53
$500,001 - $700,000                         718       8.003           76.39       79.58       36.25
$700,001 - $900,000                         721       7.898           72.05       74.54       38.00
$900,001 - $1,000,000                       728       7.941           71.68       74.61       32.78
$1,100,001 >=                               715       7.810           67.75       69.60       28.29
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Average: $377,914


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Original                                Number of         Statistical          Statistical          Statistical                 Term
Gross                                    Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Rate (%)                                    Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
0.501% - 1.000%                               434        $192,486,575                51.09%            $443,517                  358
1.001% - 1.500%                               212          83,301,411                22.11              392,931                  411
1.501% - 2.000%                               165          52,433,904                13.92              317,781                  357
2.001% - 2.500%                               106          35,815,688                 9.51              337,884                  397
2.501% - 3.000%                                25           6,910,778                 1.83              276,431                  390
3.001% - 3.500%                                11           3,071,067                 0.82              279,188                  398
3.501% - 4.000%                                 4           1,196,548                 0.32              299,137                  389
4.501% - 5.000%                                 1             249,562                 0.07              249,562                  472
8.001% - 8.500%                                 6           1,289,264                 0.34              214,877                  355
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Original                               Weighted       Gross        Weighted     Average    Weighted
Gross                                   Average    Interest         Average     Current     Average
Rate (%)                                   FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
0.501% - 1.000%                             717       7.928%          74.20%      77.51%      34.47%
1.001% - 1.500%                             719       8.050           71.90       74.64       35.87
1.501% - 2.000%                             723       7.977           74.41       76.57       33.10
2.001% - 2.500%                             709       8.164           75.83       77.58       37.57
2.501% - 3.000%                             706       8.239           77.63       79.68       32.36
3.001% - 3.500%                             677       8.339           78.24       80.38       39.86
3.501% - 4.000%                             738       8.015           71.75       62.78       37.21
4.501% - 5.000%                             660       7.738           95.00       95.99       39.94
8.001% - 8.500%                             742       7.838           69.67       69.47        1.97
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 1.409%



--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 3 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Current                                 Number of         Statistical          Statistical          Statistical                 Term
Gross                                    Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Rate (%)                                    Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
6.501% - 7.000%                                12          $6,545,233                 1.74%            $545,436                  368
7.001% - 7.500%                               114          48,514,742                12.88              425,568                  367
7.501% - 8.000%                               384         145,571,932                38.64              379,094                  367
8.001% - 8.500%                               352         132,755,056                35.24              377,145                  382
8.501% - 9.000%                                99          42,041,778                11.16              424,664                  382
9.001% - 9.500%                                 3           1,326,057                 0.35              442,019                  382
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Current                                Weighted       Gross        Weighted     Average    Weighted
Gross                                   Average    Interest         Average     Current     Average
Rate (%)                                   FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
6.501% - 7.000%                             749       6.832%          75.43%      75.92%      35.68%
7.001% - 7.500%                             727       7.381           72.10       73.86       36.07
7.501% - 8.000%                             720       7.798           73.35       76.06       33.97
8.001% - 8.500%                             714       8.260           74.62       77.74       34.64
8.501% - 9.000%                             701       8.676           75.75       79.30       35.51
9.001% - 9.500%                             713       9.107           79.56       83.09        0.00
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 7.993%


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Gross                                    Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Margin (%)                                  Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
<= 2.500%                                      37         $16,839,905                 4.47%            $455,133                  350
2.501% - 2.750%                                96          41,089,808                10.91              428,019                  369
2.751% - 3.000%                               160          66,367,571                17.62              414,797                  367
3.001% - 3.250%                               228          80,994,575                21.50              355,239                  374
3.251% - 3.500%                               200          72,810,439                19.33              364,052                  380
3.501% - 3.750%                               159          63,731,154                16.92              400,825                  376
3.751% - 4.000%                                69          28,718,101                 7.62              416,204                  391
4.001% - 4.250%                                13           5,259,484                 1.40              404,576                  388
4.251% - 4.500%                                 2             943,761                 0.25              471,881                  347
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Gross                                   Average    Interest         Average     Current     Average
Margin (%)                                 FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
<= 2.500%                                   738       7.054%          72.75%      72.78%      35.33%
2.501% - 2.750%                             722       7.447           72.84       75.10       35.83
2.751% - 3.000%                             719       7.673           73.32       75.99       32.80
3.001% - 3.250%                             722       7.923           73.17       75.97       34.92
3.251% - 3.500%                             713       8.165           75.11       78.23       36.42
3.501% - 3.750%                             715       8.419           74.01       77.20       32.69
3.751% - 4.000%                             701       8.671           76.23       79.64       36.19
4.001% - 4.250%                             698       8.908           76.89       81.05       34.83
4.251% - 4.500%                             730       9.125           80.00       84.21        0.00
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 3.217%


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Original Term                            Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
(Months)                                    Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
360                                           734        $270,810,098                71.88%            $368,951                  339
480                                           230         105,944,699                28.12              460,629                  464
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Original Term                           Average    Interest         Average     Current     Average
(Months)                                   FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
360                                         716       7.973%          74.56%      77.16%      34.37%
480                                         720       8.044           72.43       75.72       35.52
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 394 months



--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 4 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Remaining Term                           Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
As of Cut-Off Date (Months)                 Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
296 - 300                                       4          $1,315,088                 0.35%            $328,772                  299
301 - 305                                       9           2,080,979                 0.55              231,220                  303
306 - 310                                      31           7,865,912                 2.09              253,739                  309
311 - 315                                      28           5,407,526                 1.44              193,126                  312
316 - 320                                       1             279,380                 0.07              279,380                  319
321 - 325                                      63          25,192,126                 6.69              399,875                  325
326 - 330                                      62          32,070,614                 8.51              517,268                  327
331 - 335                                     100          34,891,923                 9.26              348,919                  334
336 - 340                                      63          22,960,082                 6.09              364,446                  337
341 - 345                                      80          31,225,876                 8.29              390,323                  343
346 - 350                                     100          36,697,441                 9.74              366,974                  348
351 - 355                                     176          65,864,062                17.48              374,228                  353
356 - 360                                      17           4,959,089                 1.32              291,711                  356
446 - 450                                      24          12,068,748                 3.20              502,864                  448
451 - 455                                      49          22,346,595                 5.93              456,053                  453
456 - 460                                      20          12,915,243                 3.43              645,762                  459
461 - 465                                      11           4,103,816                 1.09              373,074                  464
466 - 470                                      24          11,969,380                 3.18              498,724                  468
471 - 475                                      76          32,533,655                 8.64              428,074                  474
476 - 480                                      26          10,007,263                 2.66              384,895                  476
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Remaining Term                          Average    Interest         Average     Current     Average
As of Cut-Off Date (Months)                FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
296 - 300                                   769       7.432%          68.96%      55.97%      37.67%
301 - 305                                   740       7.706           72.77       73.79       32.05
306 - 310                                   744       7.565           68.48       68.30       32.38
311 - 315                                   743       7.704           69.29       68.26       32.44
316 - 320                                   766       7.913           80.00       79.26       33.03
321 - 325                                   718       7.911           74.97       78.73       29.88
326 - 330                                   707       7.954           76.01       79.70       31.57
331 - 335                                   716       7.912           73.95       78.24       36.04
336 - 340                                   715       8.263           75.78       80.50       35.32
341 - 345                                   713       8.160           77.25       80.87       36.73
346 - 350                                   708       8.169           76.06       78.17       35.06
351 - 355                                   719       7.843           73.20       74.16       34.93
356 - 360                                   713       7.786           69.12       69.39       38.80
446 - 450                                   721       7.947           74.78       80.89       31.62
451 - 455                                   730       7.830           72.24       77.80       34.76
456 - 460                                   716       7.852           69.54       73.79       30.52
461 - 465                                   707       8.076           77.03       80.70       41.42
466 - 470                                   700       8.267           75.85       78.72       37.94
471 - 475                                   720       8.208           71.95       73.20       38.85
476 - 480                                   732       8.076           69.37       69.86       36.13
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 374 months


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Seasoning                                Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
As of Cut-Off Date (Months)                 Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
1 - 6                                         212         $75,866,811                20.14%            $357,862                  406
7 - 12                                        149          63,445,163                16.84              425,806                  380
13 - 18                                       133          52,500,205                13.93              394,738                  368
19 - 24                                        99          41,423,729                10.99              418,422                  379
25 - 30                                       161          65,549,209                17.40              407,138                  381
31 - 36                                       135          60,650,837                16.10              449,265                  342
37 - 42                                         3             649,339                 0.17              216,446                  321
43 - 48                                        17           3,455,095                 0.92              203,241                  312
49 - 54                                        42           9,818,343                 2.61              233,770                  309
55 >=                                          13           3,396,067                 0.90              261,236                  301
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Seasoning                               Average    Interest         Average     Current     Average
As of Cut-Off Date (Months)                FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
1 - 6                                       718       7.936%          71.47%      72.11%      36.17%
7 - 12                                      721       8.095           74.49       76.25       35.70
13 - 18                                     703       8.178           77.26       80.46       36.87
19 - 24                                     717       8.107           73.88       78.31       34.36
25 - 30                                     718       7.867           73.58       78.16       33.42
31 - 36                                     716       7.957           75.42       79.69       32.58
37 - 42                                     734       8.008           74.43       76.41       33.21
43 - 48                                     743       7.654           70.79       72.60       31.52
49 - 54                                     744       7.610           68.11       66.77       32.68
55 >=                                       751       7.600           71.29       66.89       34.22
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 20 months


--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 5 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Months to Next                          Number of         Statistical          Statistical          Statistical                 Term
Rate Adjustment                          Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
As of Cut-Off Date                          Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
1                                             964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Months to Next                         Weighted       Gross        Weighted     Average    Weighted
Rate Adjustment                         Average    Interest         Average     Current     Average
As of Cut-Off Date                         FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
1                                           717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 1 months


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Minimum                                 Number of         Statistical          Statistical          Statistical                 Term
Mortgage                                 Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Rate (%)                                    Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
1.501% - 2.000%                                 4          $2,115,433                 0.56%            $528,858                  345
2.001% - 2.500%                                33          14,724,472                 3.91              446,196                  350
2.501% - 3.000%                               256         107,457,378                28.52              419,755                  368
3.001% - 3.500%                               428         153,805,014                40.82              359,358                  377
3.501% - 4.000%                               228          92,449,255                24.54              405,479                  380
4.001% - 4.500%                                15           6,203,245                 1.65              413,550                  381
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Minimum                                Weighted       Gross        Weighted     Average    Weighted
Mortgage                                Average    Interest         Average     Current     Average
Rate (%)                                   FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
1.501% - 2.000%                             718       6.652%          78.89%      79.56%      36.45%
2.001% - 2.500%                             741       7.112           71.87       71.81       35.17
2.501% - 3.000%                             720       7.587           73.14       75.65       34.02
3.001% - 3.500%                             717       8.038           74.09       77.04       35.61
3.501% - 4.000%                             711       8.497           74.70       77.96       33.71
4.001% - 4.500%                             703       8.941           77.36       81.53       34.83
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 3.217%


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Maximum                                 Number of         Statistical          Statistical          Statistical                 Term
Mortgage                                 Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Rate (%)                                    Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
7.501% - 8.000%                                 1            $110,079                 0.03%            $110,079                  305
8.501% - 9.000%                                19           5,585,213                 1.48              293,959                  342
9.001% - 9.500%                                 2           2,242,241                 0.60            1,121,120                  449
9.501% - 10.000%                              868         342,076,822                90.80              394,098                  374
10.001% - 10.500%                               8           3,212,794                 0.85              401,599                  373
10.501% - 11.000%                              23           6,831,338                 1.81              297,015                  335
11.001% - 11.500%                               3           1,090,662                 0.29              363,554                  390
11.501% - 12.000%                              19           5,860,373                 1.56              308,441                  346
12.001% - 12.500%                              19           9,166,979                 2.43              482,473                  435
15.501% - 16.000%                               1             391,271                 0.10              391,271                  336
17.501% - 18.000%                               1             187,024                 0.05              187,024                  475
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Maximum                                Weighted       Gross        Weighted     Average    Weighted
Mortgage                                Average    Interest         Average     Current     Average
Rate (%)                                   FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
7.501% - 8.000%                             734       7.938%          51.98%      54.49%      31.35%
8.501% - 9.000%                             738       7.616           75.55       77.98       33.27
9.001% - 9.500%                             726       7.483           57.39       61.03       36.40
9.501% - 10.000%                            716       7.998           74.21       76.98       34.64
10.001% - 10.500%                           727       7.956           75.45       79.19       39.61
10.501% - 11.000%                           733       7.836           64.74       64.11       36.02
11.001% - 11.500%                           718       8.001           69.71       72.84       30.54
11.501% - 12.000%                           736       8.269           78.06       81.92       34.46
12.001% - 12.500%                           739       8.078           72.62       77.73       34.96
15.501% - 16.000%                           664       8.288           80.00       85.99       43.51
17.501% - 18.000%                           743       8.038           36.27       36.67        0.00
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 10.060%


--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 6 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Rate                                    Number of         Statistical          Statistical          Statistical                 Term
Adjustment                               Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Frequency (Months)                          Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
1                                             964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Rate                                   Weighted       Gross        Weighted     Average    Weighted
Adjustment                              Average    Interest         Average     Current     Average
Frequency (Months)                         FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
1                                           717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Payment                                 Number of         Statistical          Statistical          Statistical                 Term
Adjustment                               Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Frequency (Months)                          Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
12                                            964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Payment                                Weighted       Gross        Weighted     Average    Weighted
Adjustment                              Average    Interest         Average     Current     Average
Frequency (Months)                         FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
12                                          717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
First                                   Number of         Statistical          Statistical          Statistical                 Term
Payment                                  Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Adjustment (Months)                         Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
12                                            935        $366,527,089                97.29%            $392,008                  375
60                                             29          10,227,708                 2.71              352,680                  340
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
First                                  Weighted       Gross        Weighted     Average    Weighted
Payment                                 Average    Interest         Average     Current     Average
Adjustment (Months)                        FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
12                                          717       7.990%          74.03%      76.82%      34.65%
60                                          719       8.094           71.58       74.24       35.82
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Negative                                Number of         Statistical          Statistical          Statistical                 Term
Amortization                             Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Cap (%)                                     Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
110%                                          477        $183,953,536                48.83%            $385,647                  357
115%                                          487         192,801,261                51.17              395,896                  391
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Negative                               Weighted       Gross        Weighted     Average    Weighted
Amortization                            Average    Interest         Average     Current     Average
Cap (%)                                    FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
110%                                        719       7.977%          74.23%      77.73%      32.90%
115%                                        716       8.008           73.71       75.82       36.52
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 7 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Periodic                                Number of         Statistical          Statistical          Statistical                 Term
Payment                                  Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Cap (%)                                     Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
7.500%                                        964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Periodic                               Weighted       Gross        Weighted     Average    Weighted
Payment                                 Average    Interest         Average     Current     Average
Cap (%)                                    FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
7.500%                                      717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Recast Period (Months)                      Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
60                                            964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
Recast Period (Months)                     FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
60                                          717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 8 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                               of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Geographical                             Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Distribution                                Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Arizona                                        41         $12,315,304                 3.27%            $300,373                  372
California                                    462         215,339,374                57.16              466,103                  380
Colorado                                       13           4,271,852                 1.13              328,604                  378
Connecticut                                     7           2,215,643                 0.59              316,520                  334
Delaware                                        2             801,605                 0.21              400,803                  441
District of Columbia                            3           1,023,310                 0.27              341,103                  345
Florida                                       106          34,315,461                 9.11              323,731                  373
Georgia                                        14           3,501,901                 0.93              250,136                  341
Hawaii                                         16           8,529,992                 2.26              533,124                  385
Idaho                                           1             157,193                 0.04              157,193                  339
Illinois                                       12           4,382,539                 1.16              365,212                  349
Indiana                                         1             371,214                 0.10              371,214                  340
Kentucky                                        2             246,377                 0.07              123,188                  417
Louisiana                                       1             279,565                 0.07              279,565                  474
Maine                                           1             198,856                 0.05              198,856                  338
Maryland                                       16           5,300,904                 1.41              331,306                  365
Massachusetts                                  16           5,977,377                 1.59              373,586                  348
Michigan                                       10           1,610,925                 0.43              161,093                  329
Minnesota                                       7             866,313                 0.23              123,759                  326
Missouri                                        1              94,458                 0.03               94,458                  308
Montana                                         2             355,616                 0.09              177,808                  429
Nevada                                         28           8,464,354                 2.25              302,298                  388
New Jersey                                     33          11,508,265                 3.05              348,735                  347
New Mexico                                      9           3,390,474                 0.90              376,719                  406
New York                                       20           8,722,305                 2.32              436,115                  344
North Carolina                                  6           1,795,142                 0.48              299,190                  359
Ohio                                            6           1,219,543                 0.32              203,257                  334
Oklahoma                                        1             591,997                 0.16              591,997                  355
Oregon                                         19           6,320,797                 1.68              332,674                  359
Pennsylvania                                    9           4,133,344                 1.10              459,260                  362
Rhode Island                                    7           1,684,798                 0.45              240,685                  368
South Carolina                                  5           1,710,428                 0.45              342,086                  429
Tennessee                                       3             734,559                 0.19              244,853                  334
Texas                                          22           3,098,823                 0.82              140,856                  372
Utah                                            4           1,077,945                 0.29              269,486                  382
Vermont                                         1             208,320                 0.06              208,320                  325
Virginia                                       36          14,363,039                 3.81              398,973                  359
Washington                                     18           4,866,877                 1.29              270,382                  388
West Virginia                                   2             476,670                 0.13              238,335                  345
Wisconsin                                       1             231,341                 0.06              231,341                  350
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Geographical                            Average    Interest         Average     Current     Average
Distribution                               FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Arizona                                     729       8.014%          75.66%      78.47%      36.85%
California                                  719       7.977           73.09       76.18       34.89
Colorado                                    712       7.778           77.19       79.96       35.31
Connecticut                                 730       7.939           77.12       77.33       30.45
Delaware                                    775       7.672           80.00       82.07       43.05
District of Columbia                        680       8.204           69.12       71.94       40.54
Florida                                     712       8.123           75.81       78.00       34.27
Georgia                                     724       8.086           74.08       77.73       34.16
Hawaii                                      737       7.852           70.86       72.41       31.42
Idaho                                       705       8.500           80.00       84.97       30.63
Illinois                                    708       7.911           76.85       78.79       34.56
Indiana                                     735       8.288           80.00       84.37       33.35
Kentucky                                    676       8.390           90.00       92.63       42.53
Louisiana                                   675       8.438           55.00       55.91       26.38
Maine                                       732       8.538           80.00       84.62        0.00
Maryland                                    726       7.928           75.50       77.74       35.34
Massachusetts                               710       8.092           74.90       77.20       38.12
Michigan                                    709       8.138           71.74       74.40       33.35
Minnesota                                   751       7.938           67.32       70.28       29.45
Missouri                                    653       7.888           59.21       62.14       25.75
Montana                                     688       8.165           63.41       65.90       32.58
Nevada                                      722       7.953           77.29       80.46       34.55
New Jersey                                  697       8.073           72.63       75.42       34.68
New Mexico                                  706       7.955           72.74       74.49       35.98
New York                                    700       8.151           74.93       78.21       34.07
North Carolina                              699       7.534           79.74       80.78       32.37
Ohio                                        716       8.003           75.86       78.79       30.40
Oklahoma                                    695       7.512           80.00       80.71        0.00
Oregon                                      726       8.017           76.00       78.85       34.83
Pennsylvania                                696       7.777           68.84       70.13       34.21
Rhode Island                                686       7.868           73.27       76.84       35.52
South Carolina                              681       8.368           70.59       73.54       34.89
Tennessee                                   701       7.809           84.40       86.69       29.54
Texas                                       722       7.680           81.62       81.26       33.01
Utah                                        727       7.740           81.25       84.09       30.58
Vermont                                     783       7.888           80.00       80.12       24.04
Virginia                                    718       8.043           75.48       78.62       36.99
Washington                                  732       7.997           76.04       76.54       24.19
West Virginia                               731       8.207           78.35       81.90       39.15
Wisconsin                                   699       8.388           80.00       82.33       24.53
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                    Page 9 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
FICO                                     Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Scores                                      Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
611 - 620                                       5          $1,757,786                 0.47%            $351,557                  389
621 - 630                                      12           3,806,789                 1.01              317,232                  376
631 - 640                                      31          14,001,644                 3.72              451,666                  374
641 - 650                                      26          13,015,795                 3.45              500,607                  362
651 - 660                                      50          19,149,362                 5.08              382,987                  381
661 - 670                                      56          20,182,754                 5.36              360,406                  367
671 - 680                                      56          21,362,455                 5.67              381,472                  381
681 - 690                                      58          21,578,127                 5.73              372,037                  372
691 - 700                                      74          30,713,295                 8.15              415,045                  370
701 - 710                                      63          24,359,502                 6.47              386,659                  372
711 - 720                                      68          27,867,067                 7.40              409,810                  360
721 - 730                                      63          25,251,631                 6.70              400,820                  382
731 - 740                                      80          30,992,827                 8.23              387,410                  375
741 - 750                                      58          20,667,718                 5.49              356,340                  384
751 - 760                                      56          24,685,430                 6.55              440,811                  393
761 - 770                                      49          19,791,368                 5.25              403,905                  365
771 - 780                                      45          15,374,418                 4.08              341,654                  360
781 - 790                                      42          17,679,925                 4.69              420,951                  372
791 - 800                                      35          13,870,266                 3.68              396,293                  378
Greater than 800                               37          10,646,637                 2.83              287,747                  382
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
FICO                                    Average    Interest         Average     Current     Average
Scores                                     FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
611 - 620                                   620       8.267%          72.99%      75.32%      37.74%
621 - 630                                   625       8.096           77.98       81.17       34.71
631 - 640                                   635       7.981           76.74       80.35       32.46
641 - 650                                   644       7.893           75.21       77.16       29.09
651 - 660                                   656       8.116           74.68       78.54       36.78
661 - 670                                   666       8.092           75.15       78.30       36.71
671 - 680                                   675       8.163           75.88       79.06       35.68
681 - 690                                   685       8.085           74.06       77.49       35.25
691 - 700                                   696       8.059           75.80       78.57       35.78
701 - 710                                   706       7.959           73.89       77.46       35.78
711 - 720                                   715       8.017           77.17       80.63       36.05
721 - 730                                   726       8.013           74.95       78.34       36.00
731 - 740                                   736       7.869           73.46       75.90       33.72
741 - 750                                   745       7.984           72.07       74.49       30.13
751 - 760                                   756       7.918           73.57       76.62       36.16
761 - 770                                   765       8.085           73.58       76.93       34.14
771 - 780                                   776       7.922           71.12       72.04       34.51
781 - 790                                   785       7.987           70.66       73.20       34.10
791 - 800                                   796       7.754           69.27       68.75       34.31
Greater than 800                            807       7.681           66.51       67.09       35.02
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Minimum: 620
Maximum: 822
Weighted Average: 717

The FICO scores in the above table are based on the refreshed FICO scores within the past 6 months. The weighted average original FICO score was 713.



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Property                                 Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Types                                       Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Single Family Residence                       619        $252,109,861                66.92%            $407,286                  374
Planned Unit Development                      183          69,881,493                18.55              381,866                  381
Condo                                         109          33,205,606                 8.81              304,639                  370
2-4 Family                                     49          20,766,826                 5.51              423,813                  364
Townhouse                                       4             791,011                 0.21              197,753                  365
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374



                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Property                                Average    Interest         Average     Current     Average
Types                                      FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Single Family Residence                     716       7.973%          73.23%      75.85%      34.68%
Planned Unit Development                    718       7.977           75.64       78.74       35.67
Condo                                       718       8.057           76.98       80.13       33.91
2-4 Family                                  730       8.175           72.36       75.56       33.29
Townhouse                                   741       8.228           75.60       78.86       30.79
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                   Page 10 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Occupancy                                   Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Primary                                       792        $324,754,436                86.20%            $410,043                  376
Investment                                    117          33,851,800                 8.99              289,332                  366
Second Home                                    55          18,148,561                 4.82              329,974                  348
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
Occupancy                                  FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Primary                                     715       7.976%          74.08%      76.78%      35.18%
Investment                                  737       8.118           72.46       75.64       32.35
Second Home                                 718       8.068           74.57       78.29       32.07
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Loan                                     Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Purpose                                     Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Refinance - Cashout                           492        $188,647,927                50.07%            $383,431                  374
Purchase                                      246         100,455,793                26.66              408,357                  367
Refinance - Rate Term                         226          87,651,078                23.26              387,837                  382
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Loan                                    Average    Interest         Average     Current     Average
Purpose                                    FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Refinance - Cashout                         719       8.073%          71.65%      74.69%      35.23%
Purchase                                    716       7.873           77.68       80.50       33.18
Refinance - Rate Term                       716       7.957           74.67       76.89       35.41
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Documentation                            Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Level                                       Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Stated Documentation                          556        $234,130,058                62.14%            $421,097                  374
No Income/No Assets                           166          63,376,900                16.82              381,789                  385
Full Documentation                            184          56,333,555                14.95              306,161                  362
No Ratio                                       37          16,788,502                 4.46              453,743                  374
Stated Income/Stated Assets                    14           3,748,179                 0.99              267,727                  365
No Documentation                                3           1,362,462                 0.36              454,154                  343
Fast Documentation                              3             885,080                 0.23              295,027                  409
Limited Documentation                           1             130,061                 0.03              130,061                  304
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Documentation                           Average    Interest         Average     Current     Average
Level                                      FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Stated Documentation                        717       7.938%          74.37%      77.34%      35.45%
No Income/No Assets                         716       8.145           69.48       72.02        0.00
Full Documentation                          716       7.931           76.26       78.72       31.49
No Ratio                                    730       8.307           76.97       79.40        0.00
Stated Income/Stated Assets                 728       8.170           77.02       79.92       34.58
No Documentation                            726       8.560           68.93       72.03        0.00
Fast Documentation                          686       8.051           79.97       81.12       36.80
Limited Documentation                       804       7.212           71.50       63.76       27.37
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                   Page 11 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Lien Position                               Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
1st Lien                                      964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
Lien Position                              FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
1st Lien                                    717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Delinquency Days                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
As of Cut-Off Date                          Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
0                                             964        $376,754,797               100.00%            $390,824                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Delinquency Days                        Average    Interest         Average     Current     Average
As of Cut-Off Date                         FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
0                                           717       7.993%          73.96%      76.75%      34.68%
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Year of Origination                         Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
2002                                            4          $1,315,088                 0.35%            $328,772                  299
2003                                           67          14,928,784                 3.96              222,818                  309
2004                                           12           4,221,502                 1.12              351,792                  323
2005                                          293         125,650,987                33.35              428,843                  363
2006                                          244          97,443,997                25.86              399,361                  373
2007                                          344         133,194,441                35.35              387,193                  395
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
Year of Origination                        FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
2002                                        769       7.432%          68.96%      55.97%      37.67%
2003                                        744       7.634           69.06       68.60       32.17
2004                                        702       7.907           77.94       82.29       35.79
2005                                        718       7.932           74.58       79.06       33.04
2006                                        708       8.128           75.49       79.06       35.62
2007                                        720       8.000           72.73       73.83       36.12
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Earliest Origination Date: 2002-08-27
Latest Origination Date: 2007-09-28



--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                   Page 12 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Debt to                                 Number of         Statistical          Statistical          Statistical                 Term
Income                                   Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Ratio (%)                                   Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
<= 0.00%                                      207         $81,797,333                21.71%            $395,156                  382
0.01% - 5.00%                                   7           1,789,002                 0.47              255,572                  350
5.01% - 10.00%                                  1           2,223,336                 0.59            2,223,336                  459
10.01% - 15.00%                                10           5,167,719                 1.37              516,772                  335
15.01% - 20.00%                                21           7,760,115                 2.06              369,529                  382
20.01% - 25.00%                                46          15,693,680                 4.17              341,167                  358
25.01% - 30.00%                                88          31,310,364                 8.31              355,800                  356
30.01% - 35.00%                               165          56,989,403                15.13              345,390                  360
35.01% - 40.00%                               274         113,286,778                30.07              413,455                  377
40.01% - 45.00%                               117          50,193,170                13.32              429,001                  387
45.01% - 50.00%                                21           8,169,997                 2.17              389,047                  375
50.01% - 55.00%                                 5           1,608,884                 0.43              321,777                  391
55.01% - 60.00%                                 1             290,215                 0.08              290,215                  336
60.01% - 65.00%                                 1             474,800                 0.13              474,800                  332
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Debt to                                Weighted       Gross        Weighted     Average    Weighted
Income                                  Average    Interest         Average     Current     Average
Ratio (%)                                  FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
<= 0.00%                                    719       8.184%          70.97%      73.51%       0.00%
0.01% - 5.00%                               748       8.034           66.13       66.99        1.96
5.01% - 10.00%                              744       8.388           55.70       60.09        6.25
10.01% - 15.00%                             669       7.756           71.58       71.08       11.65
15.01% - 20.00%                             689       8.016           74.21       78.60       17.90
20.01% - 25.00%                             724       7.927           71.12       73.81       22.72
25.01% - 30.00%                             726       7.908           75.53       78.22       28.14
30.01% - 35.00%                             719       7.985           75.72       78.69       32.80
35.01% - 40.00%                             716       7.945           74.75       77.61       37.70
40.01% - 45.00%                             716       7.878           75.53       78.38       42.16
45.01% - 50.00%                             707       7.990           77.54       81.08       47.61
50.01% - 55.00%                             717       7.997           76.04       80.23       52.34
55.01% - 60.00%                             740       8.462           80.00       80.62       59.96
60.01% - 65.00%                             681       7.063           80.00       83.30       61.00
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Non-Zero Minimum: 1.60%
Maximum: 61.00%
Non-Zero Weighted Average: 34.68%


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
PMI                                      Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Level (%)                                   Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
 0.000%                                       893        $357,620,690                94.92%            $400,471                  374
12.000%                                         9           2,827,110                 0.75              314,123                  363
25.000%                                        32           9,215,667                 2.45              287,990                  365
30.000%                                        29           6,898,842                 1.83              237,891                  376
35.000%                                         1             192,488                 0.05              192,488                  333
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
PMI                                     Average    Interest         Average     Current     Average
Level (%)                                  FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
 0.000%                                     718       7.986%          73.08%      75.82%      34.60%
12.000%                                     688       7.805           84.08       86.07       32.02
25.000%                                     705       8.190           89.64       93.60       36.28
30.000%                                     693       8.173           94.22       98.17       37.09
35.000%                                     750       8.038           95.00      101.31       32.45
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                   Page 13 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
                                         Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
PMI Company                                 Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
None                                          893        $357,620,690                94.92%            $400,471                  374
PMI                                            25           8,025,990                 2.13              321,040                  366
Mtge Guaranty Insurance Corp.                  16           3,826,353                 1.02              239,147                  390
United Guaranty                                 9           2,303,185                 0.61              255,909                  340
Radian Guaranty                                 8           1,973,584                 0.52              246,698                  377
GEMICO                                          6           1,598,084                 0.42              266,347                  368
Republic Mtge Ins Co                            5             819,755                 0.22              163,951                  360
Triad                                           2             587,157                 0.16              293,579                  343
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
                                        Average    Interest         Average     Current     Average
PMI Company                                FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
None                                        718       7.986%          73.08%      75.82%      34.60%
PMI                                         709       8.122           90.09       94.03       36.66
Mtge Guaranty Insurance Corp.               703       7.962           89.91       93.70       36.05
United Guaranty                             679       8.207           89.36       93.16       35.29
Radian Guaranty                             679       8.110           92.53       95.17       36.62
GEMICO                                      684       8.308           91.98       95.32       32.24
Republic Mtge Ins Co                        715       8.245           92.15       95.65       38.34
Triad                                       690       8.323           92.09       95.96       38.08
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%



                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
Original                                Number of         Statistical          Statistical          Statistical                 Term
Loan-to-Value                            Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Ratio (%)                                   Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
50.00% or less                                 57         $12,949,589                 3.44%            $227,186                  367
50.01% - 55.00%                                25           5,256,871                 1.40              210,275                  377
55.01% - 60.00%                                39          18,372,041                 4.88              471,078                  398
60.01% - 65.00%                                48          23,054,216                 6.12              480,296                  400
65.01% - 70.00%                               113          48,999,816                13.01              433,627                  377
70.01% - 75.00%                               145          65,952,389                17.51              454,844                  369
75.01% - 80.00%                               466         183,035,769                48.58              392,781                  371
80.01% - 85.00%                                 9           2,827,110                 0.75              314,123                  363
85.01% - 90.00%                                33           9,428,155                 2.50              285,702                  366
90.01% - 95.00%                                29           6,878,843                 1.83              237,201                  373
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
Original                               Weighted       Gross        Weighted     Average    Weighted
Loan-to-Value                           Average    Interest         Average     Current     Average
Ratio (%)                                  FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
50.00% or less                              741       7.900%          42.48%      43.11%      32.08%
50.01% - 55.00%                             735       7.894           52.94       53.37       32.89
55.01% - 60.00%                             730       7.837           57.45       58.84       28.78
60.01% - 65.00%                             734       8.042           63.45       65.84       38.01
65.01% - 70.00%                             719       7.960           68.55       70.64       30.79
70.01% - 75.00%                             713       8.021           73.87       77.01       35.63
75.01% - 80.00%                             715       7.996           79.53       82.69       35.54
80.01% - 85.00%                             688       7.805           84.08       86.07       32.02
85.01% - 90.00%                             702       8.201           89.60       93.40       36.56
90.01% - 95.00%                             698       8.154           94.43       98.68       36.63
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 73.96%


--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                   Page 14 of 15

Barclays Capital

BCAP 2008-IND1
As of the Statistical Calculation Date 2007-12-31, or if specifically indicated otherwise, as of the Cut-Off Date 2008-01-01
================================================================================



                                                                             % of Mortgage                                  Weighted
Combined                                                                      Loan Pool by                                   Average
Original                                                    Aggregate            Aggregate              Average            Remaining
Loan-to-Value                           Number of         Statistical          Statistical          Statistical                 Term
Ratio Including                          Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
Simultaneous Seconds (%)                    Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
50.00% or less                                 54         $12,018,711                 3.19%            $222,569                  366
50.01% - 55.00%                                25           5,256,871                 1.40              210,275                  377
55.01% - 60.00%                                36          16,526,351                 4.39              459,065                  406
60.01% - 65.00%                                49          23,276,998                 6.18              475,041                  392
65.01% - 70.00%                               106          45,709,307                12.13              431,220                  373
70.01% - 75.00%                               131          60,849,486                16.15              464,500                  372
75.01% - 80.00%                               336         133,546,361                35.45              397,459                  369
80.01% - 85.00%                                23           8,935,543                 2.37              388,502                  382
85.01% - 90.00%                               157          58,704,270                15.58              373,913                  373
90.01% - 95.00%                                47          11,930,898                 3.17              253,849                  374
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


Combined                                           Weighted
Original                               Non-Zero     Average                    Weighted    Non-Zero
Loan-to-Value                          Weighted       Gross        Weighted     Average    Weighted
Ratio Including                         Average    Interest         Average     Current     Average
Simultaneous Seconds (%)                   FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
50.00% or less                              741       7.923%          42.30%      42.79%      31.18%
50.01% - 55.00%                             735       7.894           52.94       53.37       32.89
55.01% - 60.00%                             731       7.859           56.84       58.98       27.91
60.01% - 65.00%                             733       8.031           62.87       64.92       37.49
65.01% - 70.00%                             719       7.956           68.59       70.72       30.13
70.01% - 75.00%                             714       8.011           73.22       76.16       35.66
75.01% - 80.00%                             717       8.006           79.37       82.56       34.71
80.01% - 85.00%                             702       7.924           79.49       81.54       35.48
85.01% - 90.00%                             709       8.014           80.45       83.80       37.17
90.01% - 95.00%                             701       8.071           88.27       91.74       37.94
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%

Weighted Average: 75.89%


                                                                             % of Mortgage                                  Weighted
                                                                              Loan Pool by                                   Average
                                                            Aggregate            Aggregate              Average            Remaining
                                        Number of         Statistical          Statistical          Statistical                 Term
Simultaneous Seconds                     Mortgage    Calculation Date     Calculation Date     Calculation Date   As of Cut-Off Date
At Origination                              Loans   Principal Balance    Principal Balance    Principal Balance             (months)
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Simultaneous Second                           169         $68,019,434                18.05%            $402,482                  379
No Simultaneous Second                        795         308,735,363                81.95              388,346                  373
------------------------------------   ----------   -----------------    -----------------    -----------------   ------------------
Total:                                        964        $376,754,797               100.00%            $390,824                  374


                                                   Weighted
                                       Non-Zero     Average                    Weighted    Non-Zero
                                       Weighted       Gross        Weighted     Average    Weighted
Simultaneous Seconds                    Average    Interest         Average     Current     Average
At Origination                             FICO        Rate    Original LTV         LTV         DTI
------------------------------------   --------    --------    ------------    --------    --------
Simultaneous Second                         710       7.960%          76.86%      79.72%      37.44%
No Simultaneous Second                      719       8.000           73.32       76.10       33.94
------------------------------------   --------    --------    ------------    --------    --------
Total:                                      717       7.993%          73.96%      76.75%      34.68%




--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
--------------------------------------------------------------------------------
                                                                   Page 15 of 15

PROSPECTUS
July 20, 2007


                                    BCAP LLC
                                    Depositor

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

    BCAP LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

    For each series we will establish a trust fund consisting primarily of:

    o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

    o pass-through certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

    The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

------------------------------------------------------------------------------
   You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

   The securities will not represent obligations of BCAP LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

   You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

------------------------------------------------------------------------------

   Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                Barclays Capital

    We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                         ___________________________

   This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF TERMS...............................................................7
RISK FACTORS..................................................................16
Limited Liquidity of Securities May Adversely Affect the Market
   Value of Your Securities...................................................16
Assets of Trust Fund Are Limited..............................................16
Credit Enhancement Is Limited in Amount and Coverage..........................16
Yield is Sensitive to Rate of Principal Prepayment............................17
Borrower May Be Unable to Make Balloon Payment................................18
Nature of Mortgages Could Adversely Affect Value of Properties................19
High Loan-to-Value Ratios Increase Risk of Loss...............................21
Violations of Environmental Laws May Reduce Recoveries on
   Properties.................................................................21
Violations of Federal Laws May Adversely Affect Ability to
   Collect on Loans...........................................................21
Ratings of the Securities are Limited and May be Withdrawn or
   Lowered....................................................................22
Adverse Conditions in the Residential Real Estate Markets May
   Result in a Decline in Property Values.....................................23
Book-Entry System for Certain Classes May Decrease Liquidity and
   Delay Payment..............................................................24
Your Yield May Be Subject to Any Negative Amortization on the
   Related Mortgage Loans.....................................................24
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce
   Collections on Loans.......................................................25
Unsecured Home Improvement Contracts May Experience Relatively
   Higher Losses..............................................................25
Mortgage Loans Underwritten as Non-Conforming Credits May
   Experience Relatively Higher Losses........................................26
Assets of the Trust Fund May Include Delinquent and
   Sub-Performing Residential Loans...........................................27
Value of Collateral Securing Cooperative Loans May Diminish in
   Value......................................................................27
Changes in the Market Value of Properties May Adversely Affect
   Payments on the Securities.................................................28
Increased Use of New Mortgage Loan Products by Borrowers May
   Result in Decline in Real Estate Values Generally..........................28
Servicing Fee May be Insufficient to Engage Replacement Master
   Servicers or Servicers.....................................................28
DEFINED TERMS.................................................................29
THE TRUST FUNDS...............................................................29
Residential Loans.............................................................29
Agency Securities.............................................................35
Stripped Agency Securities....................................................40
Additional Information Concerning the Trust Funds.............................40
USE OF PROCEEDS...............................................................42
YIELD CONSIDERATIONS..........................................................43
MATURITY AND PREPAYMENT CONSIDERATIONS........................................44
THE DEPOSITOR.................................................................47
THE SPONSOR...................................................................47
RESIDENTIAL LOANS.............................................................48
Underwriting Standards........................................................48
Representations by Unaffiliated Sellers; Repurchases..........................48
Sub-Servicing.................................................................50
DESCRIPTION OF THE SECURITIES.................................................50
General.......................................................................50
Assignment of Assets of the Trust Fund........................................51
Deposits to the Trust Account.................................................54
Pre-Funding Account...........................................................55
Payments on Residential Loans.................................................55
Payments on Agency Securities.................................................56
Distributions.................................................................56
Principal and Interest on the Securities......................................58
Available Distribution Amount.................................................59
Subordination.................................................................60
Advances......................................................................62
Statements to Holders of Securities...........................................62
Exchangeable Securities.......................................................64
Book-Entry Registration of Securities.........................................66
Collection and Other Servicing Procedures.....................................70
Realization on Defaulted Residential Loans....................................71

Retained Interest, Administration Compensation and Payment of
   Expenses...................................................................73
Evidence as to Compliance.....................................................74
Certain Matters Regarding the Master Servicer, the Depositor and
   the Trustee................................................................74
Deficiency Events.............................................................78
Events of Default.............................................................78
Amendment.....................................................................82
Termination...................................................................83
Voting Rights.................................................................83
DESCRIPTION OF PRIMARY INSURANCE COVERAGE.....................................84
Primary Credit Insurance Policies.............................................84
FHA Insurance and VA Guarantees...............................................85
Primary Hazard Insurance Policies.............................................86
DESCRIPTION OF CREDIT SUPPORT.................................................88
Pool Insurance Policies.......................................................89
Special Hazard Insurance Policies.............................................91
Bankruptcy Bonds..............................................................94
Reserve Funds.................................................................94
Cross-Support Provisions......................................................94
Letter of Credit..............................................................94
Insurance Policies and Surety Bonds...........................................95
Excess Spread.................................................................95
Overcollateralization.........................................................95
Derivative Products...........................................................95
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS....................................95
General.......................................................................96
Mortgage Loans................................................................96
Cooperative Loans.............................................................97
Tax Aspects of Cooperative Ownership..........................................98
Manufactured Housing Contracts Other Than Land Contracts......................98
Foreclosure on Mortgages.....................................................100
Foreclosure on Cooperative Shares............................................103
Repossession with respect to Manufactured Housing Contracts that are not Land Contracts....................................................104
Rights of Redemption with respect to Residential Properties..................105
Notice of Sale; Redemption Rights with respect to Manufactured
   Homes.....................................................................106
Anti-Deficiency Legislation, Bankruptcy Laws and Other
   Limitations on Lenders....................................................106
Junior Mortgages.............................................................108
Consumer Protection Laws.....................................................109
"High Cost" Loans and Predatory Lending Laws.................................110
Enforceability of Certain Provisions.........................................111
Prepayment Charges and Prepayments...........................................112
Subordinate Financing........................................................113
Applicability of Usury Laws..................................................113
Alternative Mortgage Instruments.............................................113
Environmental Legislation....................................................114
Servicemembers Civil Relief Act and the California Military and
   Veterans Code.............................................................115
Forfeiture for Drug, RICO and Money Laundering Violations....................116
FEDERAL INCOME TAX CONSEQUENCES..............................................116
General......................................................................116
REMICs.......................................................................117
      General................................................................117
      Taxation of Owners of Regular Securities...............................120
      Taxation of Owners of Residual Securities..............................129
      Taxes That May Be Imposed on the REMIC Pool............................138
      Liquidation of the REMIC Pool..........................................139
      Administrative Matters.................................................139
      Limitations on Deduction of Certain Expenses...........................140
      Taxation of Certain Foreign Investors..................................140
      Backup Withholding.....................................................142
      Reporting Requirements.................................................142
Tax Treatment of Exchangeable Securities.....................................143
Grantor Trust Funds..........................................................146
      Classification of Grantor Trust Funds..................................146
      Standard Securities....................................................146
      Stripped Securities....................................................149
      Reporting Requirements and Backup Withholding..........................153
Partnership Trust Funds......................................................153
      Classification of Partnership Trust Funds..............................153
      Characterization of Investments in Partnership Securities
         and Debt Securities.................................................154

      Taxation of Holder of Debt Securities..................................154
      Taxation of Owners of Partnership Securities...........................154
STATE AND OTHER TAX CONSEQUENCES.............................................160
ERISA CONSIDERATIONS.........................................................160
LEGAL INVESTMENT.............................................................164
PLANS OF DISTRIBUTION........................................................166
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................167
LEGAL MATTERS................................................................168
FINANCIAL INFORMATION........................................................168
ADDITIONAL INFORMATION.......................................................168
RATING.......................................................................168
GLOSSARY OF TERMS............................................................170

             Important Notice about Information Presented in this
            Prospectus and Each Accompanying Prospectus Supplement

    Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

    (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

    (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

    If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

    You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                       ________________________________

    If you require additional information, the mailing address of our principal executive offices is BCAP LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

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                                SUMMARY OF TERMS

    This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Sponsor................... The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority. The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP and it maintains a branch office at 200 Park Avenue, New York, New York 10166.

   Depositor................. BCAP LLC, the depositor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

   Master Servicer........... The entity or entities named as master servicer in the related prospectus supplement.

   Trustees.................. The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

     Issuing Entity.......... The trust or other entity established by the depositor that will act as the issuer of a series of certificates or notes.

Securities

   Description of
     Securities.............. The issuing entity will offer asset-backed pass-through certificates or asset-backed notes from time to time. These securities will be offered in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate, nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o  subordinated distributions of scheduled
                                 payments of principal, prepayments of
                                 principal, interest or any combination of these payments;

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time; or

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest.................. Interest on each class of securities for a series:

                              o will accrue at the applicable security interest rate on its outstanding security principal balance;

                              o  will be distributed to holders of the
                                 securities as provided in the related
                                 prospectus supplement on the related
                                 distribution date; and

                              o  may be reduced to the extent of certain
                                 delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal................. The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

   The Trust Funds........... Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o certain other assets as described in this prospectus and in the related prospectus supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities-Pre-Funding Account" in this prospectus.

         A. Residential
            Loans ..........  The residential loans will consist of any combination of:

                              o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                              o  a manufactured home, which may have a
                                 subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured housing conditional sales
                                 contracts and installment loan agreements which may be secured by either liens on:

                                 o  new or used manufactured homes; or

                                 o the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and


                                 o in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgage properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                              Each trust fund may contain any combination of the following types of residential loans:

                              o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

                              o  fully amortizing mortgage loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o payments of interest that increase annually at a predetermined rate until the mortgage loan is repaid or for a specified number of years, after which level monthly payments resume;

                              o  fully amortizing mortgage loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the mortgage loan is repaid or for a specified number of years,

                                 o  followed by level monthly payments;

                              o fixed interest rate mortgage loans providing for

                                 o level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing mortgage loans with

                                 o  an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                              These mortgage loans may provide for an election, at the borrower's option during a specified period after origination of the mortgage loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o  fully amortizing mortgage loans with an
                                 adjustable interest rate providing for monthly payments less than the amount of interest accruing on the mortgage loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the mortgage loan;

                              o  adjustable interest rate mortgage loans
                                 providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                              o other types of residential loans as may be described in the related prospectus supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o  primary mortgage insurance policies;

                              o  insurance issued by the Federal Housing
                                 Administration; or

                              o  partial guarantees of the Veterans
                                 Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

         B. Agency
             Securities...... The agency securities may consist of any
                              combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association; and

                              o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association.

         C. Mortgage
               Securities.... A trust fund may include previously issued:

                              o  asset-backed certificates; or

                              o  collateralized mortgage obligations.

         D. Trust Account.... Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See "Description of the Securities -- Deposits to the Trust Account" in this prospectus.

         E. Credit Support... One or more classes of securities within any series may be covered by any combination of:

                              o  a surety bond;

                              o  a guarantee;

                              o  letter of credit;

                              o  an insurance policy;

                              o  a bankruptcy bond;

                              o  a reserve fund;

                              o  a cash account;

                              o income earned from reinvestment of funds from the collection account or the distribution account, to the extent available to investors;

                              o  overcollateralization;

                              o  subordination of one or more classes of
                                 securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement; or

                              o cross-support between securities backed by different asset groups within the same trust fund.

Pre-Funding Account.......... The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing and Advances....... The master servicer, directly or through sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances." in this prospectus.

Optional Termination......... The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities -- Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status................... The treatment of the securities for federal income tax purposes will depend on:

                              o whether a REMIC election is made with respect to a series of certificates; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations......... If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment............. The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use of Proceeds.............. The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings...................... Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

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                                  RISK FACTORS

    Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your
    Securities

    We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

    The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

    o   payments with respect to the assets of the trust fund; and

    o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

    You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

    o   all payments due on the securities of your series;

    o   adequate provision for future payments on certain classes of securities;
        and

    o   any other payments specified in the related prospectus supplement.


    You will no longer receive payments from these trust fund assets.

    The securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the underwriter, the trustee or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

    Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield is Sensitive to Rate of Principal Prepayment

    The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

    o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

    o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

    o   the exercise of any right of optional termination; and

    o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

    Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

    The rate of prepayments is influenced by a number of factors, including:

    o   prevailing mortgage market interest rates;

    o   local and national interest rates;

    o   homeowner mobility; and

    o   the ability of the borrower to obtain refinancing.

    Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal and Interest on the Securities" in this prospectus.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses.

    The trust fund for your series may include mortgage loans that have an initial interest-only period. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on your securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

    After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to your securities

    Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities.

    When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date which follows the prepayment period - generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs
- in which the prepayment was received by the master servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to securityholders with respect to the prepaid mortgage loans, the master servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date payable to the master servicer.

    If the master servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from the master servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Borrower May Be Unable to Make Balloon Payment

    Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

    o   timely refinance the loan; or

    o   timely sell the related residential property.

    A number of factors will affect a borrower's ability to accomplish either of these goals, including:

    o the level of available mortgage rates at the time of sale or refinancing;

    o   the borrower's equity in the related residential property;

    o   the financial condition of the borrower; and

    o   the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

    Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

    o an overall decline in the residential real estate market in the areas in which the residential properties are located;

    o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

    o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

    Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

    o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

    o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

    o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan.

In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

    In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

    If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

    o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

    o   incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

    Applicable state laws generally:

    o   regulate interest rates and other charges;

    o   require certain disclosures; and

    o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

    o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

    o   may entitle the borrower to a refund of amounts previously paid; and

    o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

    A trust fund may include mortgage loans with original loan-to-value ratios of 80% or higher. Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

    Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violations of Environmental Laws May Reduce Recoveries on Properties

    Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

    The residential loans may also be subject to federal laws, including:

    o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

    o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

    o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

    o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

    o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

    o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

    o   affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

    o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

    o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

    o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Ratings of the Securities are Limited and May be Withdrawn or Lowered

    Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

    o   the adequacy of the value of the assets of the trust fund;

    o   any credit enhancement with respect to the class; and

    o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

    The rating will not be based on:

    o the likelihood that principal prepayments on the related residential loans will be made;

    o the degree to which prepayments might differ from those originally anticipated; or

    o the likelihood of early optional termination of the series of securities.

    You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

    o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

    o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

    We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

    o if in the judgment of the rating agency, circumstances in the future so warrant;

    o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

    o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

    Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

    o that the historical data supporting the actuarial analysis will accurately reflect future experience;

    o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

    o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a
    Decline in Property Values

    The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

    o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

    o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

    o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

    Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

    o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

    o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

    o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating members. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

    See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage
    Loans

    A trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on certain classes of securities.

    If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more slowly.

    In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
    Loans

    The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

    The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

    However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

    A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

    o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

    o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

    o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

    o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively
    Higher Losses

    The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

    A mortgage loan made to a "non-conforming credit" means a residential loan that is:

    o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

    o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

    o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

    Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards.

    The assets of the trust fund may include mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

    The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, these mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential
    Loans

    The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

    o the rate of defaults and prepayments on the residential loans could increase; and

    o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

    See "The Trust Funds -- Residential Loans" in this prospectus.

Value of Collateral Securing Cooperative Loans May Diminish in Value

    Certain of the mortgage loans included in the trust fund may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Certain Legal Aspects of the Residential Loans - Cooperative Loans" in this prospectus.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance.

    Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on your securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Changes in the Market Value of Properties May Adversely Affect Payments on the
    Securities

    We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

    In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or
    Servicers

    To the extent that the prospectus supplement indicates that the fee payable to the master servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

Your Investment May not be Liquid.

    The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

    The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

    The prospectus supplement for a series may specify that the securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.



                                  DEFINED TERMS

    We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus.

                                 THE TRUST FUNDS

    The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

    The residential loans may consist of any combination of:

    o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

    o   Multifamily Loans;

    o   Home Improvement Contracts;

    o   Home Equity Loans;

    o   Cooperative Loans; or

    o   Manufactured Housing Contracts.

    The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain any combination of the following types of residential loans:

    (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

    (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

    (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

    (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

    (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

    (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

    (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

    (8) Any other types of residential loans as may be described in the related prospectus supplement.

    The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates or collateralized mortgage obligations. The mortgage securities may:

    o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

    o   have been issued previously by:

        o   the depositor or an affiliate of the depositor;

        o   a financial institution; or

        o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

    If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

    o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

        (1) offered and distributed to the public pursuant to an effective registration statement, or

        (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

    Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of a trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

    o   the mortgage securities;

    o   any related credit enhancement;

    o   the residential loans underlying the mortgage securities; and

    o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

    The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

    The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. No trust fund will include non-performing residential loans.

    Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

    o   detached and attached dwellings;

    o   townhouses;

    o   rowhouses;

    o   individual condominium units;

    o   individual units in planned-unit developments; and

    o   individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

    Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

    o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

    o first, to the payment of court costs and fees in connection with the foreclosure;

    o   second, to real estate taxes; and

    o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

    o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

    o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

    o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and accordingly, holders of one or more classes of the securities bear:

        o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

        o   the risk of loss if the deficiency judgment is not realized on; and

        o the risk that deficiency judgments may not be available in certain jurisdictions.

    o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

    Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

    The related prospectus supplement may specify that the Multifamily Loans:

    o   contain a Lockout Period;

    o   prohibit prepayments entirely; or

    o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

    Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

    Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

    Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

    The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

    The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

    Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

    o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

    o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

    FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

    Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

    There are two primary FHA insurance programs that are available for Multifamily Loans:

    o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

    o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

    VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

    Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

    o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

        (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

        (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

    o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

    Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

    We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

    The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA and guaranteed mortgage pass-through securities issued by Fannie Mae.

    GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

    GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

    o   the GNMA guaranty program;

    o   the characteristics of the pool underlying the GNMA Certificates;

    o   the servicing of the related pool;

    o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

    o   other relevant matters with respect to the GNMA Certificates.

    Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

    The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

    GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

    o collecting payments from borrowers and remitting the collections to the registered holder;

    o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

    o   maintaining primary hazard insurance; and

    o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

    The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

    Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

    Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

    o   must meet the applicable standards of the Fannie Mae purchase program;

    o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

    o   is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

    o   the Fannie Mae program;

    o   the characteristics of the pool underlying the Fannie Mae Certificates;

    o   the servicing of the related pool;

    o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

    o   other relevant matters with respect to the Fannie Mae Certificates.

    Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

    The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

    The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

    Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans and undivided interests in whole loans comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

    o   the Freddie Mac guaranty program;

    o   the characteristics of the pool underlying the Freddie Mac Certificate;

    o   the servicing of the related pool;

    o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

    o   other relevant matters with respect to the Freddie Mac Certificates.

    Except as described below with respect to Stripped Agency Securities:

    o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

    o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

    o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

    o   foreclosure sale;

    o   payment of the claim by any mortgage insurer; and

    o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

    In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

    Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

    The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series.

The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

    The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

    o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

    o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

    To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

    o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

    o the payments of principal and interest on the Stripped Agency Securities and

    o   other relevant matters with respect to the Stripped Agency Securities.


Additional Information Concerning the Trust Funds

    Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

    o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

    o   the types of related residential properties--e.g.,

        o   one- to four-family dwellings,

        o   multifamily residential properties,

        o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

        o   condominiums and planned-unit development units,

        o   vacation and second homes, and

        o   new or used manufactured homes;

    o   the original terms to maturity;

    o   the outstanding principal balances;

    o   the years in which the loans were originated;

    o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

    o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

    o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

    o the geographical distribution of the residential properties on a state-by-state basis;

    o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

    o   information as to the payment characteristics of the residential loans.

    If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within four business days after the initial issuance of those securities.

    The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

    The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, as specified in the related prospectus supplement. The related prospectus supplement will identify any other entity making representations and warranties and will specify what representations and warranties, if any, are being made by such entity. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

    The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

    The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

    o   any applicable trust administration fee payable to the trustee,

    o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

    o any applicable withholding tax required to be withheld by the trustee and

    o   as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

    o   to purchase the related assets of the trust fund;

    o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

    o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

    o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.


                              YIELD CONSIDERATIONS

    The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

    The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

    o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

    o   in later months in the case of agency securities; or

    o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

    When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

    Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

    o   payments to senior lienholders,

    o   legal fees and costs of legal action,

    o   real estate taxes, and

    o   maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

    o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

    o   entitle the borrower to a refund of amounts previously paid, and

    o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

    The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

    The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

    Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

    It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

    o   homeowner mobility;

    o   economic conditions;

    o   enforceability of due-on-sale clauses;

    o   market interest rates and the availability of funds;

    o   the existence of lockout provisions and prepayment penalties;

    o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

    o   the relative tax benefits associated with the ownership of property; and

    o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

    Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

    o   the amounts of the underlying senior mortgage loans;

    o   the interest rates on the underlying senior mortgage loans;

    o the use of first mortgage loans as long-term financing for home purchase; and

    o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

        o   home improvement;

        o   education expenses; and

        o   purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

    In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

    In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

    With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

    With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

    In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

    The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations (including, but not limited to, any exchangeable securities in such series).


                                  THE DEPOSITOR

    BCAP LLC, the depositor, is a Delaware limited liability company organized on August 25, 2005. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

    Barclays Bank PLC together with its subsidiary undertakings (the "Barclays Bank Group" or the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

    The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

    Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.


                                   THE SPONSOR

    The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor will be Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not service mortgage loans. Instead, Barclays contracts with other entities to service the mortgage loans on its behalf.

    Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclay's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

    The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     Barclays has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. Prior to the organization of BCAP LLC, Barclays had not sponsored any securitizations of non-subprime mortgage loans. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by Barclays since 2004.

                         Year      Approximate Volume
                         ----      ------------------
                         2004         $8.41 billion

                         2005        $10.24 billion

    As a sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.


                                RESIDENTIAL LOANS

Underwriting Standards

    The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

    Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

    o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

    o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

    o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

    o that the residential property was free from damage and was in good repair;

    o that there were no delinquent tax or assessment liens against the residential property;

    o   that each residential loan was current as to all required payments; and

    o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

    The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

    o   the unpaid principal balance of the residential loans;

    o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

    o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

    An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

    Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

    Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

    The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

    Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

    As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

    o residential loans, including any mortgage securities, or agency securities, exclusive of:

        o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

        o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

    o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

    o   with respect to trust funds that include residential loans:

        o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

        o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

    o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support;

    o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

    o   if specified in the related prospectus supplement, the reserve fund; and

    o   any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Each series of securities may consist of any combination of:

    o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

    o   one or more classes of securities which will be entitled to:

        o principal distributions, with disproportionate, nominal or no interest distributions; or

        o interest distributions, with disproportionate, nominal or no principal distributions;

    o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

    o other types of classes of securities, as described in the related prospectus supplement.

    Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

    At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

    o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

    o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

    o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

    o   the pass-through rate on the agency securities;

    o and with respect to a series of securities evidencing interests in residential loans, for each loan:

        o   information respecting its interest rate;

        o   its current scheduled payment of principal and interest;

        o   its Loan-to-Value Ratio; and

        o   certain other information.

    If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

    Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

    o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

    o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

    o   an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

    Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

    o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

    o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

    o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

    The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

    With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

    Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

    o   the related cooperative note;

    o   the original security agreement;

    o   the proprietary lease or occupancy agreement;

    o the related stock certificate and related stock powers endorsed in blank; and

    o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

    Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

    o the original Manufactured Housing Contract endorsed to the order of the trustee; and

    o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

    The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

    Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

    Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

    We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

    The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

    The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

    The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

    The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase mortgage loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the closing date and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

  The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

    (1) all payments on account of principal, including principal prepayments, on the residential loans;

    (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

    (3) all proceeds of

        o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

        o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

    (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

    (5) any advances made as described under "--Advances" in this prospectus;

    (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

    (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

    (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

    (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

    (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

    (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

    (12) any distributions received on any mortgage securities included in the related trust fund.




    Payments on Agency Securities

    The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve system so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

    Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

    Distributions will be made either:

    o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

    o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

    Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

    The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

    Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

    o   substantial payments of principal on the assets of the trust fund,

    o low rates then available for reinvestment of payments on assets of the trust fund,

    o   substantial Realized Losses or

    o   some combination of the foregoing, and

    o based on the assumptions specified in the related agreement, it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

    The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

    All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

    Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

    Some classes of securities will not be entitled to interest payments.

    With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

    The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

    Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

    Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

    Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

    The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

    With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

    o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

    o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

    Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

  As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

    (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

    (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

    (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

    (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

    On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

    A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

    Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

    All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

    As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

    Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

    The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

    Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

    If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

    Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

    Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

    The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

    Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

    Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

    The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

    The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

  On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

    (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

    (2) the amount of the distribution, if any, allocable to interest;

    (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

    (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

    (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

    (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

    (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

    (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

    (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

    (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

    (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

    (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

    (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

    (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

    (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

    Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

    Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

    The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Exchangeable Securities

    General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "exchangeable securities." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

    If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

    The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

    Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

    o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

    o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

    o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

    o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

    o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

    o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

    In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

    o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

    o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

    A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

    Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC's book entry securities.

    If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

    Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration of Securities

    If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N/V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

    The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a

"clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

    Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participant's or Securities Intermediary's records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

    To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

    Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

    Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

    Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

    Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

    The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

    We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

    Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

    (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

    (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

    (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

    If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

    None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

    Residential Loans. The master servicer, directly or through sub-servicers, will be required to:

    o make reasonable efforts to collect all required payments under the residential loans and

    o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

    In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

    The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

    Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

    As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

    If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

    (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

    (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

    o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

    o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

    o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

    If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

    In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

    With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

    If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

    The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

    With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

    As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

    With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

    We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

    The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement or trust agreement, an officer's certificate stating that
(i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all of its obligations under the applicable pooling and servicing agreement or trust agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

    In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

    (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

    (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

    (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

    The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

    o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

    o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

    o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

    Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

    o against any liability for any breach of warranties or representations made in the servicing agreement; or

    o   against any specific liability imposed on the master servicer; or

        o   by the terms of the servicing agreement; or

        o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

        o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

    o   entitled to indemnification by the trust fund and

    o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

        o any loss, liability, or expense related to any specific residential loan or residential loans,

        o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

        o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

    In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

    Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

    The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

    The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

    Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

    o   the agreement or the securities;

    o   any Pool Insurance Policy;

    o   any special hazard insurance policy and the Bankruptcy Bond; or

    o   any agency securities,

    other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

    In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

    Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

    The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

    The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

    Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

    Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

    Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

    With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

    A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

    If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

    The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

    If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

    If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

    Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

    o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

    o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

    o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

    o any other event of default specified in the pooling and servicing agreement.

    A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

    So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

    If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

    No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

    o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

    o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

    o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

    The trustee, however, is generally under no obligation to

    o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

    o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

    Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

    o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

    o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

    o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

o   any other servicing default specified in the servicing agreement.

    So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

    If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

    Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

    o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

    o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

    o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

    o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

    o any other event of default provided with respect to notes of that series.

    If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

    o maintain possession of the collateral securing the notes of the series and

    o continue to apply payments on the collateral as if there had been no declaration of acceleration.

    The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

    In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

    o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

    o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

    o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

    o the trustee satisfies the other requirements as may be set forth in the related indenture.

    If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

    If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

    No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

    o the holder previously has given to the trustee written notice of default and the continuance of a default;

    o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

        o have made written request to the trustee to institute the proceeding in its own name as trustee; and

        o   have offered to the trustee reasonable indemnity;

    o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

    o no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

    o   exercise any of the trusts or powers vested in it by the indenture or

    o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

    With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

    (1) to cure any ambiguity;

    (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

    (3) to make any other provisions with respect to matters or questions arising under the agreement; and

    (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

    (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

    (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

    The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

    o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

    o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

    o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

    In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

    The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

    Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

    The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

    The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

    The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

    The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

    As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

    o   advance or discharge

        o   hazard insurance premiums; and

        o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

    o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

    Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

    The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

    Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

    With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

    The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

    The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

    Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

    o   war,

    o   revolution,

    o   governmental actions,

    o   floods and other water-related causes,

    o   earth movement, including earthquakes, landslides and mudflows,

    o   nuclear reactions,

    o   wet or dry rot,

    o   vermin, rodents, insects or domestic animals,

    o   theft, and

    o   in certain cases, vandalism.

    The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

    (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

    (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

    The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

    (1) the replacement cost of the improvements less physical depreciation; and

    (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

    The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

    The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

    (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

    (2) residential properties have historically appreciated in value over time.

    Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

    The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

    The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

    o   a Pool Insurance Policy;

    o   a special hazard insurance policy;

    o   a Bankruptcy Bond; or

    o   a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

    To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

    The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

    Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

    Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

    o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

    o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

    o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

    o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

    Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

    (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

    (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

    In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

    Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

    (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

    (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

    A claim must be paid within a specified period after the claim is made by the insured.

    The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

    In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

    If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

    Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

    The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

    Claims under each special hazard insurance policy will generally be limited to:

    (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

    (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

    (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

    As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

    o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

    o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

    Special hazard insurance policies will typically not cover losses such as those occasioned by

    o   normal wear and tear,

    o   war,

    o   civil insurrection,

    o   certain governmental actions,

    o   errors in design,

    o   faulty workmanship or materials,

    o except under certain circumstances, nuclear or chemical reaction or contamination,

    o flood, if the property is located in a federally designated flood area, and

    o   certain other risks.

    Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

    (1) the cost of repair to the property; and

    (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

        (a) accrued interest at the interest rate to the date of claim settlement and

        (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

        (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

        (b) any amount paid as the cost of repair of the property.

    Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

    The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

    A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

    o   Primary Hazard Insurance Policy premiums,

    o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

    o   real estate property taxes, if applicable,

    o   property protection and preservation expenses and

    o   foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

    If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

    Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

    The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

    The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

    Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

    The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

    The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

    The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

    The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

    The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivative Products

        If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

        The derivative products that may be used will be limited to currency swaps, interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).


                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

    The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

    All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

    (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

    (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

    (3) Manufactured Housing Contracts evidencing both

        o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

        o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

    Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

    The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

    There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

    Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

    o   the law of the state in which the real property is located,

    o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

    o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

    The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

    If the Cooperative is unable to meet the payment obligations

    (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

    (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

    In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

    Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

    The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

    As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

    Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

    The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

    In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

    o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

    o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

    A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

    Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

    A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

    (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

    (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

    In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.

Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

    (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

    (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

    Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

    A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

    The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

    o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

    o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

    o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

    In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

    The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

    In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

    Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

    Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

    (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

    (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

    (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

    Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

    While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

    States have taken a number of approaches to anti-deficiency and related legislation:

    o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

    o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

    o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

    o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

    o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

    A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

    A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

    Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

    In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

    Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

    In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

    Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

    The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

    Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure on Mortgages" in this prospectus.

    Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

    Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

    o   the federal Truth-in-Lending Act and Regulation Z,

    o   Real Estate Settlement Procedures Act and Regulation X,

    o   Equal Credit Opportunity Act and Regulation B,

    o   Fair Credit Billing Act,

    o   Fair Credit Reporting Act,

    o   Fair Housing Act, Housing and Community Development Act,

    o   Home Mortgage Disclosure Act,

    o   Federal Trade Commission Act,

    o   Fair Debt Collection Practices Act,

    o   Uniform Consumer Credit Code,

    o   Consumer Credit Protection Act,

    o   Riegle Act,

    o   Depository Institutions Deregulation and Monetary Control Act,

    o   Gramm-Leach-Bliley Act, and

    o   related statutes and regulations.

    In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

    o   the disclosures required to be made to borrowers,

    o   licensing of originators of residential loans,

    o   debt collection practices,

    o   origination practices, and

    o   servicing practices.

    These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

    o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

    o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

    o   subject the trust to an administrative enforcement action,

    o   provide the borrower with the right to rescind the loan, and

    o   provide the borrower with set-off rights against the trust.

    Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

    Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

    In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

    The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

    If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

    Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

    In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

    Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

    Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

    Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law.. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

    Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

    In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

    Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

    o   prohibiting prepayment for a specified period after origination,

    o   prohibiting partial prepayments entirely or

    o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

    The laws of certain states may

    o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

    o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

    Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

    When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

    Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

    (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

    (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

    (3) all other non-federally chartered housing creditors, including without limitation

        o   state-chartered savings and loan associations,

        o   savings banks and mutual savings banks and

        o   mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

    Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

    Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

    The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

        (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

        (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

    Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California

Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest or principal on certain of the mortgage loans.

    Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

    The following discussion addresses securities of four general types:

    (1) REMIC Securities,

    (2) Grantor Trust Securities,

    (3) Partnership Securities, and

    (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

    (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

    (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

    (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

    The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

    General

    Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

    (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

    (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

            (i) in exchange for any qualified mortgage within a three-month period after that date; or

            (ii) in exchange for a "defective obligation" within a two-year period thereafter.

    A "defective obligation" includes

            (i) a mortgage in default or as to which default is reasonably foreseeable;

            (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

            (iii) a mortgage that was fraudulently procured by the borrower; and

            (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

    A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

    (1) one or more classes of regular interests or

    (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

    o   issued on the Startup Day with fixed terms,

    o   designated as a regular interest,

    o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

    o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

    If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities" below.

    A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

    Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those mortgage loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

    In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

    The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

    Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

    Taxation of Owners of Regular Securities

    General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

    To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

    Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

    Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

    Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

    A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

    (1) the sum of:

        (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

        (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

    (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

    (1) the yield to maturity of the Regular Security at the issue date,

    (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

    (3) the Prepayment Assumption.

    For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

    In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

    (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

    (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

    The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the

Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

    The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

    Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

    (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

    (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

    Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

    (1) the issue price does not exceed the original principal balance by more than a specified amount, and

    (2) the interest compounds or is payable at least annually at current values of:

        (a) one or more "qualified floating rates,"

        (b) a single fixed rate and one or more qualified floating rates,

        (c) a single "objective rate," or

        (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

    A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

    (1) within the control of the issuer or a related party, or

    (2) unique to the circumstances of the issuer or a related party.

    A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

    (1) a fixed rate, or

    (2) a variable rate that is:

        (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

        (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

        (c) the weighted average of rates on some or all of the qualified mortgages,

        (d) the product:

            (i) of a rate in (a) through (c) above and a fixed multiplier, or

            (ii) plus or minus a constant number of basis points, of a rate in
        (a) through (c) above and a positive or negative fixed multiplier,

        (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

        (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

        (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

        (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

    Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

    The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

    Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser" rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

    Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

    (1) is exceeded by the then-current principal amount of the Regular Security, or

    (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

    Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

    (1) on the basis of a constant interest rate, or

    (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

    Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

    By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

    Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

    Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

    (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

    (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

    Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

    Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

    While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

    Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

    (1) the cost of the Regular Security to the seller,

    (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

    (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

    Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

    (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

    (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

    (3) to the extent that the gain does not exceed the excess, if any, of:

        (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

        (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

    In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

    Taxation of Owners of Residual Securities

    Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

    (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

    (2) all bad mortgage loans will be deductible as business bad debts, and

    (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

    The REMIC Pool's gross income includes:

    (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

    (2) reduced by amortization of any premium on the mortgage loans,

    (3) plus income from amortization of issue premium, if any, on the Regular Securities,

    (4) plus income on reinvestment of cash flows and reserve assets, and

    (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

    The REMIC Pool's deductions include:

    (1) interest and original issue discount expense on the Regular Securities,

    (2) servicing fees on the mortgage loans,

    (3) other administrative expenses of the REMIC Pool, and

    (4) realized losses on the mortgage loans.

    The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

    The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

    If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

    Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

    (1) first, by a cash distribution from the REMIC Pool, and

    (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

    Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

    A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

    A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

    Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

    Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

    Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

    Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

    Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

    Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

    (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code
Section 1274(d), multiplied by

    (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

    For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

    The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

    (1) could not be offset by net operating losses of its shareholders,

    (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

    (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

    Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

    Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

    (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

    (2) the highest marginal federal income tax rate applicable to corporations.

    The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

    In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

    (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

    (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

    If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

    For these purposes,

    (1) "Disqualified Organization" means:

        (a) the United States,

        (b) any state or political subdivision of the United States or any state,

        (c) any foreign government,

        (d) any international organization,

        (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

        (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

        (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

    (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

    (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

    The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

    (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

    (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

    Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

    Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

    (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

    (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

    The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

    (1) the transferor

        (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

        (b) found that the transferee historically paid its debts as they came due, and

        (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

    (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

    (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

    (4) one of the following two tests is satisfied: either

        (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

            (i) the present value of any consideration given to the transferee to acquire the interest;

            (ii) the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

        (b) (i)the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

            (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

    Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

    Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

    (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

    (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

    If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

    Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

    Any gain on the sale of a Residual Security will be treated as ordinary income:

    (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

    (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

    In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

    Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

    Taxes That May Be Imposed on the REMIC Pool

    Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

    (1) the disposition of a qualified mortgage other than for:

        (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

        (b) foreclosure, default, or imminent default of a qualified mortgage,

        (c) bankruptcy or insolvency of the REMIC Pool, or

        (d) a qualified (complete) liquidation,

    (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

    (3) the receipt of compensation for services, or

    (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

    Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

    (1) a default or reasonably foreseeable default,

    (2) an assumption of the mortgage loan,

    (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

    (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

    Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

    (1) during the three months following the Startup Day,

    (2) made to a qualified Reserve Fund by a Residual Securityholder,

    (3) in the nature of a guarantee,

    (4) made to facilitate a qualified liquidation or clean-up call, and

    (5) as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

    Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

    Liquidation of the REMIC Pool

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

    Administrative Matters

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

    Limitations on Deduction of Certain Expenses

    An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

    (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

    (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

    In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

    Taxation of Certain Foreign Investors

    Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

    (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

    (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

    If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

    In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

    (1) the certification described above be provided by the partners rather than by the foreign partnership and

    (2) the partnership provide certain information, including a United States taxpayer identification number.

    In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

    Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

    (1) the mortgage loans were issued after July 18, 1984, and

    (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

    Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

    Backup Withholding

    Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

    Reporting Requirements

    Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

    o   corporations,

    o   non-calendar year taxpayers,

    o   securities or commodities dealers,

    o   real estate investment trusts,

    o   investment companies,

    o   common trust funds,

    o   thrift institutions and

    o   charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

    The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

    Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under

"--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

Tax Treatment of Exchangeable Securities

    Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Taxation of REMIC Owners of Regular Securities." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

    Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

    As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

    Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

    Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--Taxation of Owners of Regular Securities--Original Issue Discount."

    If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

    In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

    The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

    Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

    Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

    It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

    Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Grantor Trust Funds

    Classification of Grantor Trust Funds

    With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

    Standard Securities

    General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

    (1) interest at the coupon rate on the mortgage loans,

    (2) original issue discount, if any,

    (3) prepayment fees,

    (4) assumption fees, and

    (5) late payment charges received by the master servicer.

    A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

    (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

    (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

    As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

    Tax Status. Tax Counsel has advised the depositor that:

    (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

    (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

    (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

    Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

    Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

    Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

    Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation -"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

    Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

    Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

    (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

    (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

    Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

    Stripped Securities

    General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

    (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

    (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

    (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

    In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

    (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

    (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

    This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

    (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

    (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

    Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

    (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

    (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

    (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

    Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

    If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

    In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

    Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

    (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

    (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

    (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

    Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

    Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

    Reporting Requirements and Backup Withholding

    The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

    On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

    Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

    Classification of Partnership Trust Funds

    With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

    For federal income tax purposes:

    (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

    (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

    Taxation of Holder of Debt Securities

    Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

    If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

    Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

    (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

    (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

    (3) the character and timing of any Realized Losses may be governed by Code
Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

    Taxation of Owners of Partnership Securities

    Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

    (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

    (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

    A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

    Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

    (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

    (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

    (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

    That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

    All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

    A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

    Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

    Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

    If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

    Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

    Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

    Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

    If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

    Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

    The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

    Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

    The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

    Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

    Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

    (1) the name, address and taxpayer identification number of the nominee and

    (2) as to each beneficial owner:

    (x) the name, address and identification number of the beneficial owner,

    (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

    (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

    In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following

January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

    The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

    Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

    Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

    Reportable Transactions

    Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult with their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

    Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

    Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any entity whose underlying assets are deemed to include plan assets by reason of an ERISA Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

    In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no

"substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

    Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

    Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of securities underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

    (1) the underwriter to whom the Exemption was issued,

    (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

    (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of securities.

    The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities of the type issued pursuant to this prospectus to be eligible for exemptive relief under the
Exemption:

    (1) the acquisition of securities by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

    (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the securities;

    (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities;

        (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

        (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

    (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Exemption also requires that the trust fund meet the following requirements:

    (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

    (2) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of securities by or on behalf of an ERISA Plan or with plan assets; and

    (3) securities evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of securities by or on behalf of an ERISA Plan or with plan assets.

    A fiduciary of an ERISA Plan contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied with respect to its security. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the securities, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

    (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the securities is

        (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

        (b) an affiliate of that person,

    (2) the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA Plan and

    (3) the holding of securities by an ERISA Plan.

    Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of securities.

    Before purchasing a security, a fiduciary of an ERISA Plan should itself confirm:

    (1) that the securities constitute "securities" for purposes of the Exemption and

    (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities on behalf of an ERISA Plan.

    In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

    Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

    If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

    Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

    Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities and commercial related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities while "Regflex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

    All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage derivative products) used for investment purposes.

    Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

    Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLANS OF DISTRIBUTION

    The securities offered by this prospectus and the related prospectus supplements will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

    Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

    The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

    The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

    In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

    Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

    As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to BCAP LLC, 200 Park Avenue, New York, New York 10166, Attention:
General Counsel, or by telephone at (212) 412-4000.

    We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports, may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

    If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

    The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                              FINANCIAL INFORMATION

    A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                             ADDITIONAL INFORMATION

    This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

    It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

    (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

    (2) the degree to which the rate of prepayments might differ from that originally anticipated or

    (3) the likelihood of early optional termination of the series of securities.

    The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

    The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

    If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.


                           REPORTS TO SECURITYHOLDERS

    The master servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, master servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                GLOSSARY OF TERMS

    "1986 Act" is the Tax Reform Act of 1986.

    "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

    "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

    "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

    (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

    (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

    (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

    (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

    "Available Subordination Amount" is an amount equal to the difference between

    (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

    (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

    "Bankruptcy Bond" is a bond insuring residential loans which covers

    (1) certain losses resulting from

        (a) an extension of the maturity of a residential loan, or

        (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

    (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

    "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the mortgage loan.

    "California Military Code" is the California Military and Veterans Code, as amended.

    "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

    (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

    (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

    (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

    "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

    "Clearstream" is Clearstream Banking, societe anonyme.

    "Code" is the Internal Revenue Code of 1986, as amended.

    "Collateral Value" is

    (1) with respect to a residential property or cooperative unit, it is the lesser of:

        (a) the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan; and

        (b) the sales price of the property.

    (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

    "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

    "Cooperative Loans" are mortgage loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

    "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

    "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

    "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

    "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

    "DTC" is The Depository Trust Company.

    "Due Period" is the period of time specified in the related prospectus supplement.

    "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

    "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

    "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System..

    "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

    "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

    "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

    "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

    "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

    "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

    "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

    "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

    "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

    "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

    "IRS" is the federal Internal Revenue Service.

    "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

    "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

    "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

    "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

    "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

    (1) new or used manufactured homes;

    (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

    (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

    "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

    "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the master servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

    "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

    "OID" means original issue discount.

    "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

    "OTS" means the federal Office of Thrift Supervision

    "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

    "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

    "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

    "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

    "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

    "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

    "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

    (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

    (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

    "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

    "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

    "PTCE" is the Prohibited Transaction Class Exemption.

    "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

    "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

    "Refinance Loan" are mortgage loans made to refinance existing mortgage loans or mortgage loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

    "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

    "Regular Securityholder" is a holder of a Regular Security.

    "Relief Act" is the Servicemembers Civil Relief Act.

    "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

    "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

    "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

    "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

    "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

    "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

    "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

    "Residual Securityholder" is a holder of a Residual Security

    "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

    "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

    "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

    "SEC" is the U.S. Securities and Exchange Commission.

    "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

    "Security Owner" is a person who has beneficial ownership interests in a security.

    "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

    "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

    "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

    "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

    "Startup Day" is the date the REMIC securities are issued.

    "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

    (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

    (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

    "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

    "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

    "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

    "U.S. Person" is

    (1) A citizen or resident of the United States,

    (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

    (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

    (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

    "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.